UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________________
SCHEDULE 14A
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Securities Exchange Act of 1934

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MillerKnoll, Inc.

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Craft Work
At the heart of MillerKnoll are the people who contribute to every iconic design we produce: welders, sewers, machinists, forklift drivers, line managers, safety regulators, carbon engineers, test lab operators, and many more. All design is made in the service of people. The people celebrated in this exhibit show up to work every day in service to design.
These portraits were shot in the summer of 2025, when documentary photographer Balazs Gardi visited six MillerKnoll facilities—one each in Pennsylvania, Toronto, and the UK, plus three in Michigan. The project sheds light on the contributions of individuals who practice a range of skilled trades and collectively represent broad expertise. These are the people who bring craft to the industry of commercial furniture.
Photography: Balazs Gardi
Exhibition design: Ultramoderne

To our shareholders:

During fiscal year 2026 our teams navigated a dynamic and evolving environment. We remained focused on advancing our strategy, strengthening our global presence, and continuing to connect our collective of brands to customers in meaningful ways.

Across our organization, we demonstrated the power of our diversified model and the resilience of our teams, delivering progress while investing in long-term growth.

Strengthening Our
Global Foundation

We continued to invest in our global showroom network—an essential driver of customer engagement and conversion. From the expansion of our Chicago flagship to updates in key markets including New York, Monterrey, São Paulo, and Shanghai, we enhanced how customers experience the breadth of our portfolio. These spaces bring together our brands, our expertise, and our point of view on the future of design—deepening relationships with clients, dealers, and the design community.

This work builds on our broader global strategy. MillerKnoll operates across more than 100 countries, supported by a robust dealer network and international footprint that allows us to serve customers at scale.

In retail, we continued to expand our reach and bring our brands closer to customers. We opened 15 new DWR and Herman Miller locations across priority U.S. markets this year, reflecting our ongoing commitment to growing this channel and introducing modern design to new audiences. Going forward, we will continue to expand our retail store footprint across North America and deepen our product assortment but also take what we have learned along the way to refine our approach and focus on operational discipline.

Across both contract and retail, we are creating a more connected ecosystem—one that allows customers to experience our brands across work and home, and one that reinforces the strength of our collective.

Advancing Design Across
the Collective

Innovation remains central to our strategy. Over the past year, we introduced new products and collections that extend our leadership in design and performance.

From healthcare solutions to new workplace and residential offerings, our pipeline reflects both the depth of our portfolio and our ability to respond to evolving customer needs.

This work includes the introduction of Knoll Dividends Skyline, which builds on the legacy of a foundational workplace system to support more flexible and dynamic environments, as well as the remastered Herman Miller Aeron chair, featuring new colors and sustainability advancements. The Aeron chair debuted at Design Days alongside 42 other new product lines and extensions from across the collective.

We also launched our exhibitions program as a platform for cultural dialogue and design exploration. New openings such as High-Touch and Walking Sticks highlighted perspectives on craftsmanship, materiality, and the role of design in shaping human experience.

"Across our organization, we demonstrated the power of our diversified model and the resilience of our teams, delivering progress while investing in long-term growth."

We also extended this presence globally through our sponsorship of the Lella and Massimo Vignelli retrospective at the Triennale Milano, further connecting MillerKnoll to leading conversations in contemporary design and architecture.

MillerKnoll’s purpose to design for the good of humankind continues to guide this work. Design is not only what we create, but also how we solve problems, shape environments, and improve experiences across the spaces where people live, work, and gather.

Designing a Better World

Our commitment to sustainability remains a defining element of who we are and how we operate. This year, we continued to advance our Better World efforts—embedding sustainability across our products, operations, and supply chain. We achieved meaningful milestones, including operating our global manufacturing facilities on renewable energy and expanding circular initiatives that keep materials in use and out of landfills.

We continue to be recognized externally. We were named a USA Today Climate Leader, earned a Gold rating from EcoVadis, and were recognized by Fast Company as one of the Best Workplaces for Innovators, affirming the connection between sustainability, innovation, and the strength of our culture.

The Power of Our People

None of our progress would be possible without our people. Across MillerKnoll, our teams bring creativity, expertise, and accountability to their work every day. Their commitment drives our ability to innovate, execute, and deliver for our customers

In 2026, MillerKnoll was named to Fortune’s World’s Most Admired Companies list and included among TIME’s America’s Best Companies, further underscoring the impact of our people and the strength of our collective.

Through initiatives like our Day of Purpose and ongoing philanthropic efforts, our teams continue to support the communities where we live and work, reinforcing our values in action.

Executing with Discipline

The MillerKnoll Performance System, in its 30th year, continues to strengthen our operational capabilities, enabling efficiency, quality, and scalability across our global footprint.

Our diversified model, spanning contract, retail, and international markets, allows us to adapt to changing conditions and capture opportunities across regions and customer segments. While the macroeconomic environment continues to present challenges, we are encouraged by areas of resilience—including demand in sectors such as healthcare and education, as well as continued engagement across our retail platforms.

"Design is not only what we create, but also how we solve problems, shape environments, and improve experiences across the spaces where people live, work, and gather."

Looking ahead, we are focusing on further improving operating discipline, optimizing our cost structure across our business segment, and strengthening our balance sheet by reducing debt and improving cash flow.

FY27 also marks an important milestone. It has been five years since the formation of MillerKnoll. Two iconic organizations have come together as a global collective of brands with a shared purpose and a stronger, more diversified foundation.

I’m honored to have stepped into the role of Interim Chief Executive Officer at this important moment for the company. Having spent more than two decades with MillerKnoll and Herman Miller, I’ve had the opportunity to work across our business and alongside the teams who drive our performance every day. We have a differentiated portfolio of brands and a talented global team. I look forward to our next chapter.

Thank you for your continued support and investment in MillerKnoll.

Jeff Stutz Interim Chief Executive Officer

BOARD OF DIRECTORS

John R. Hoke III Chair since 2025 and Director since 2005	John T. Maeda Director since 2024

Tina Edekar Edmundson Director since 2024	Heidi J. Manheimer Director since 2014

Douglas D. French Director since 2002	Michael C. Smith Director since 2019

Jeanne K. Gang Director since 2024	Michael R. Smith Director since 2021

Lisa A. Kro Director since 2012	Claire F. Spofford Director since 2026

BOARD COMMITTEE MEMBERSHIP

Audit	Compensation	Governance and Corporate Responsibility

Lisa A. Kro (Chair)	Michael C. Smith (Chair)	Heidi J. Manheimer (Chair)
Douglas D. French	Tina Edekar Edmundson	Jeanne K. Gang
John T. Maeda	Claire F. Spofford	Michael R. Smith
Michael R. Smith

EXECUTIVE OFFICERS

Jeffrey M. Stutz Interim Chief Executive Officer Elected as an executive officer in 2009	Kevin J. Veltman Chief Financial Officer Elected as an executive officer in 2025

John P. Michael President, North America Contract Elected as an executive officer in 2020	Debbie F. Propst President, Global Retail Elected as an executive officer in 2020

Jacqueline H. Rice Chief Legal Officer and Corporate Secretary Elected as an executive officer in 2019	B. Ben Watson Chief Creative and Product Officer Elected as an executive officer in 2010

MillerKnoll

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
October 12, 2026
10:30 am Eastern Daylight Time (“EDT”)
MillerKnoll, Inc. will hold a virtual annual shareholders meeting at www.virtualshareholdermeeting.com/MLKN2026
Items of Business
MillerKnoll, Inc. (“we,” “us,” “our,” the “Company,” or “MillerKnoll”) will ask shareholders to vote on the proposals listed in the table below and consider any other matters as may properly come before the meeting or any adjournment or postponement thereof:

Proposal	Board Recommendation
1.Elect three directors each for a term of three years	FOR
2.Approve, on an advisory basis, the Company’s Named Executive Officer compensation	FOR
3.Ratify the Audit Committee’s selection of KPMG LLP as MillerKnoll, Inc.’s independent registered public accounting firm for fiscal 2027	FOR
4.To approve the MillerKnoll, Inc. 2026 Long-Term Incentive Plan	FOR

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING
TO BE HELD ON OCTOBER 12, 2026:
Our Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

How to Vote
Shareholders of record at the close of business on August 14, 2026 (the “Record Date”), will be eligible to vote at this year’s Annual Meeting. Voting in advance of the Annual Meeting is encouraged, even if you plan to attend. If you hold shares through a brokerage firm, bank, or other nominee, follow the voting instructions they provide. If you hold shares directly, you can vote by any of the following methods:

INTERNET Visit www.proxyvote.com until 11:59 pm EDT on October 11, 2026(1)	TELEPHONE Call 1 800 690 6903 until 11:59 pm EDT on October 11, 2026(1)	MAIL Mark, sign, date, and mail proxy card. Must be received by October 7, 2026	ONLINE AT THE MEETING Shareholders of record may vote during the meeting as indicated below
(1) For shares held directly, vote by 11:59 pm Eastern Time on October 11, 2026. For shares held in a plan, such as the MillerKnoll Retirement Plan, vote by 11:59 P.M. Eastern Time on October 7, 2026.
As a shareholder, you are cordially invited to attend the virtual meeting on Monday, October 12, 2026, beginning promptly at 10:30 am EDT. Fifteen minutes prior to start time, you should log on at www.virtualshareholdermeeting.com/MLKN2026 to complete online check-in procedures. You will be required to enter your 16-digit control number included in your Notice of Internet Availability of the Proxy Materials (the “Notice of Internet Availability”), on your proxy card, or on the instructions that accompanied your proxy materials. During the virtual meeting, you will be able to listen, vote shares electronically, and submit questions. There will be no physical location for shareholders to attend.

By Order of the Board of Directors of MillerKnoll, Inc.
Jacqueline H. Rice
Chief Legal Officer and Corporate Secretary
August 28, 2026
2026 Proxy Statement    i

MillerKnoll

BUSINESS OVERVIEW
As a global leader of design, MillerKnoll and our collective of dynamic brands have led conversations on design for over 100 years, and we continue to drive our industry forward with visionary thinking and a purposeful approach. From the spaces we make that help us live and work better, to how we manufacture our products, to the ways we solve challenges facing our customers and global community, design is our tool for creating positive impact. Our optimism leads us as we redefine modern for the 21st century, and design a future that is more sustainable, caring, and beautiful for all people and our planet.

Forward-Looking Statements
This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include those relating to future events, anticipated results of operations, our expectations regarding future market conditions, our business strategies, our assessment of risks we face, and other aspects of our operations or operating results. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on our results of operations or financial condition or the price of our stock. These forward-looking statements involve certain risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to:

•The effects of the ongoing conflict and broader geopolitical instability in the Middle East, including with respect to negative impacts on our supply chain, decreased sales within the region or beyond due to supply chain constraints, and broader inflationary and macroeconomic effects;
•Changes to U.S. and international trade policies, including new or increased tariffs and changing import/export regulations, which impact both the cost and availability of materials and components used to manufacture our products as well as demand for our products;
•Challenges in implementing our growth strategy and the possibility that the assumptions on which that strategy was built prove inaccurate;
•Consumer spending levels, which have a significant impact on demand for our products within our Global Retail segment;
•Global and national economic conditions such as heightened inflation, uncertainty regarding future interest rates, foreign currency exchange rate fluctuations, the escalating conflict in the Middle East, the continuation of the Russia-Ukraine war, and potential governmental responses to these events;
•Cybersecurity threats and risks;
•Public health crises, such as pandemics and epidemics, and governmental policies and actions to protect the health and safety of individuals or to maintain the functioning of national or global economies;
•Risks related to the additional debt incurred in connection with our acquisition of Knoll, including increased interest expense, our ability to comply with our debt covenants and obligations, and limitations on certain business activities imposed by our credit agreement;
•Availability and pricing of raw materials;
•Financial strength of our dealers and customers;
•Pace and level of government procurement; and
•Outcome of pending litigation or governmental audits or investigations.

For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our periodic reports and other filings with the SEC, including the risk factors identified in the Annual Report on Form 10-K for the fiscal year ended May 30, 2026. The forward-looking statements included in this report are made only as of the date of this report, and we do not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.
2026 Proxy Statement 1

FINANCIAL HIGHLIGHTS FROM FISCAL 2026

During fiscal year 2026, MillerKnoll continued to invest in growth opportunities, leveraging its foundation of exceptional talent, iconic brands, world-class manufacturing capabilities, and an incomparable network of contract dealers, retail stores, and wholesale partners. In fiscal 2026, net sales increased 4.7% on a reported basis and 3.6% on an organic basis(1).

Net sales within the North America Contract segment increased by 4.9% on a reported basis and 4.8% on an organic basis(1). The Global Retail segment experienced increases in sales of 5.9% and 4.3% on a reported and organic basis(1), respectively. The International Contract segment net sales increased by 2.1% on a reported basis, however decreased 1.2% from the prior year on an organic basis(1).

Gross margin of 38.8% was consistent with the prior year. The Company mitigated the broader impacts of tariffs and inflation through pricing and surcharges.

On a reported basis, operating earnings of $198.3 million and operating margin of 5.2% in fiscal 2026 were higher than the prior year operating earnings of $50.5 million and operating margin of 1.4%. Adjusted operating earnings(1) were $238.4 million with a 6.2% adjusted operating margin(1) in fiscal 2026 compared to adjusted operating earnings(1) of $248.7 million and a 6.8% adjusted operating margin(1) in the prior year.

Diluted earnings per share for the full year were $1.32 compared to a diluted loss per share of $(0.54) last year. Adjusted diluted earnings per share(1) were $1.86 in fiscal 2026 compared to $1.95 in fiscal 2025.

The Company reported operating cash flows of $199.9 million in fiscal 2026. Capital expenditures for the year totaled $122.3 million, and the Company paid $51.1 million in dividends. The Company ended the fiscal year with a cash position of $167.7 million

(1) Non-GAAP measurements; see Appendix A for reconciliations and explanations.
2 MillerKnoll

PROXY STATEMENT SUMMARY
This section highlights certain important information presented in this Proxy Statement and is intended to assist you in evaluating the matters to be voted on at our Annual Shareholder Meeting to be held on Monday, October 12, 2026. We encourage you to read this Proxy Statement in its entirety before you cast your vote. For more information regarding MillerKnoll’s fiscal 2026 performance, please review our Annual Report on Form 10-K for the fiscal year ended May 30, 2026.

Proposals and Voting Recommendations

PROPOSAL 1	ELECTION OF DIRECTORS	✓ The Board of Directors recommends a vote “FOR” the election of each of the nominees to serve as directors.

The Board of Directors of the Company has nominated the following two directors, previously elected by our shareholders for re-election to the Board: Jeanne K. Gang and Michael R. Smith. In addition, our Board of Directors has nominated one director recently appointed to the Board for election to the Board by shareholders: Claire F. Spofford. The Board approved each of the nominees following the recommendation of our Governance and Corporate Responsibility Committee.

For details, see page 4.

PROPOSAL 2	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION	✓ The Board of Directors recommends a vote “FOR” the advisory vote to approve the Company’s Named Executive Officer compensation.

Our shareholders have the opportunity to participate in an advisory vote on the compensation of the executive officers named in this Proxy Statement (our “Named Executive Officers” or “NEOs”) on an advisory and annual basis (the “say-on-pay” proposal).

For details, see page 17.

PROPOSAL 3	RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
✓ The Board of Directors recommends a vote “FOR” this proposal to ratify the appointment of KPMG LLP as our Company's independent registered accounting firm for 2027.

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2027. Representatives of KPMG LLP will participate in the Annual Meeting of Shareholders and will be available to respond to appropriate questions. Shareholders may submit questions online at www.virtualshareholdermeeting.com/MLKN2026. The KPMG LLP representatives will have the opportunity to make a statement if they desire.

For details, see page 46.

PROPOSAL 4	APPROVE THE MILLERKNOLL, INC. 2026 LONG-TERM INCENTIVE PLAN	✓ The Board of Directors recommends a vote “FOR” the approval of the MillerKnoll, Inc. 2026 Long-Term Incentive Plan.

The Board has adopted, subject to shareholder approval, the MillerKnoll, Inc. 2026 Long-Term Incentive Plan (the “Plan”). The Plan is an amendment and restatement of our existing MillerKnoll, Inc. 2025 Long-Term Incentive Plan approved by our shareholders in 2025.

For details, see page 48.
2026 Proxy Statement 3

Corporate Governance	Table of Contents

PROPOSAL 1	ELECTION OF DIRECTORS

The Board of Directors of the Company has nominated the following two directors, previously elected by our shareholders for re-election to the Board: Jeanne K. Gang and Michael R. Smith. In addition, our Board of Directors has nominated one director recently appointed to the Board for election to the Board by shareholders: Claire F. Spofford is nominated to serve a three-year term expiring at the 2029 Annual Meeting. All nominees are nominated to serve a 3-year term. The Board approved each of the nominees following the recommendation of our Governance and Corporate Responsibility Committee.

More information about the nominees and the directors who will continue in office following the Annual Meeting is provided below. Unless otherwise directed by a shareholder’s proxy, the persons named as proxy holders in the proxy will vote for the nominees named above. If any of the nominees becomes unavailable, which we do not anticipate, the Board of Directors may designate substitute nominees at its discretion. In that event, your proxy will be voted for the substituted nominees unless you have withheld authority to vote for directors. Shares cannot be voted for a greater number of people than the number of nominees named.

Our Bylaws provide that each director will be elected by the majority of the votes cast with respect to that director’s election at any meeting of shareholders for the election of directors, other than a contested election. A majority of the votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes “withheld” with respect to that director’s election. In a contested election, each director will be elected by a plurality of the votes cast with respect to that director’s election at the meeting. An election is considered contested if the number of persons properly nominated to serve as directors exceeds the number of directors to be elected at that meeting.

In an uncontested election of directors, any nominee for director who is already serving as a director and receives a greater number of votes “withheld” from his or her election than votes “for” his or her election (a “majority against vote”) is required to promptly tender his or her offer of resignation. Abstentions and broker non-votes are not counted as votes cast either “for” or “withheld” with respect to that director’s election. The Governance and Corporate Responsibility Committee of the Board will then promptly consider the offer of resignation submitted by a director receiving a majority against vote, and that Committee will recommend to the Board whether to accept or reject the tendered offer of resignation or whether other action is recommended.

The Board must act on the tendered offer of resignation no later than 90 days following the certification of the shareholder vote for the meeting at which the election occurred. In considering the Committee’s recommendation, the Board will consider the factors presented by the Committee and such additional information and factors the Board believes to be relevant. The Company will promptly publicly disclose the Board’s decision and rationale as to whether to accept the resignation, or reasons for rejecting the resignation, if applicable. Including a full explanation of the process by which the decision was reached and the reasons for the Board’s decision. Any director who tenders a resignation pursuant to those procedures may not participate in the Committee recommendation or the Board consideration regarding whether to accept the tendered resignation.

The Board of Directors currently consists of 10 directors, all of whom are considered independent by applicable Nasdaq listing standards. Our Bylaws require that directors be divided into three classes, each class to be as nearly equal in number as possible. Members of each class hold office until the third succeeding annual meeting following their election (other than new directors elected to a class in the middle of the three-year term for that class) and until their successors are duly elected and qualified, or until their removal or resignation.

The Board of Directors recommends a vote “FOR” the election of each of the nominees to serve as directors.
4 MillerKnoll

Table of Contents	Corporate Governance
Our Nominees and Directors
Certain information with respect to the nominees for election at the Annual Meeting, as well as for each of the other directors, is included on the following pages, including their names, ages, a brief description of their recent business experience (including present employment), certain directorships that each person held during the last five years, and the year in which each person became a director of the Company. We have also included additional information about each director describing some of the specific experiences, qualifications, attributes, or skills that each one possesses that the Board believes has prepared them to be effective directors.

Nominees for Election Whose Terms Expire in 2029

Jeanne K. Gang
Principal Occupation(s) During Past Five Years:
Founding Partner, Studio Gang Architects, Ltd, Since 1997

Other Public Directorships: None

Ms. Gang is an internationally renowned architect known for designing striking places that strengthen connections between people, communities, and the natural world. She is the founding partner of the architecture and urban design practice Studio Gang, whose award-winning portfolio includes the Gilder Center at the American Museum of Natural History; a new United States Embassy in Brazil; and an expansion of the Clinton Presidential Center. A MacArthur Fellow and a Professor in Practice at the Harvard Graduate School of Design, Ms. Gang has been named one of TIME Magazine’s most influential people in the world. She has authored four books on architecture, and her work has been exhibited widely.

Ms. Gang’s service on the Board underscores MillerKnoll’s commitment to designing a better world. Her deep expertise in architecture, design, and ability to create innovative architectural and urban development solutions will positively influence and strengthen the Company’s sustainability initiatives.

Age 62 Director since 2024 Board Committees •Governance and Corporate Responsibility

Michael R. Smith
Principal Occupation(s) During Past Five Years:
Executive Vice President and Chief Financial Officer, McCormick & Company, Inc., 2016 - 2025

Other Public Directorships:
Church & Dwight Co, Inc.

Mr. Smith was most recently Executive Vice President and Chief Financial Officer for McCormick & Company, Inc., a publicly held consumer packaged goods company. In his role, Mr. Smith was responsible for McCormick's Finance function, including FP&A, Controllership, IR, Internal Audit, as well as the Transformation and Technology functions with oversight in related areas such as cybersecurity. He also served as a member of McCormick’s Management Committee. In July 2024, he was elected as independent director to the Board of Directors of Church & Dwight Co., Inc. and was appointed to serve on their Audit Committee.

Over his 30-year career with McCormick, he served in a variety of financial leadership roles including Senior Vice President Capital Markets and Chief Financial Officer for North America, Chief Financial Officer for EMEA, Vice President Treasury and Investor Relations, and Vice President Finance and Administration for U.S. Consumer Products. Mr. Smith is a certified public accountant and prior to joining McCormick, he began his career at Coopers & Lybrand.

Mr. Smith’s financial leadership in areas including strategic planning, cost management, shared services, and acquisitions provide a critical perspective to management and the Board of Directors.

Age 62 Director since 2021 Board Committees •Audit •Governance and Corporate Responsibility

2026 Proxy Statement 5

Corporate Governance	Table of Contents

Claire F. Spofford
Principal Occupation(s) During Past Five Years:
Chief Executive Officer, J. Jill 2021-2025

Other Public Directorships:
Leslie's
J. Jill (until 2025)

Ms. Spofford is an accomplished retail executive with more than 30 years of experience driving growth across leading consumer brands. She brings deep expertise in omnichannel strategy, brand development, and operational excellence.

She most recently served as President and Chief Executive Officer of J. Jill, where she helped transform the business, strengthened margins and refreshed brand relevance, positioning the company for long-term growth.

Previously, Ms. Spofford served as President of Cornerstone Brands, a portfolio of home and lifestyle brands, where she successfully evolved the business into a digitally driven platform, supporting both e-commerce and physical retail. As President of Garnet Hill, Ms. Spofford revitalized the brand and evolved its digital presence, while preserving its premium positioning and loyal customer base. Ms. Spofford’s experience serving as Chair of the Nominating and Corporate Governance Committee and a member of the Compensation Committee on Leslie’s Board, brings valuable board leadership and governance experience across nominating, governance and executive compensation matters.

Age 65 Director since 2026 Board Committees •Compensation

Directors Whose Terms Expire in 2027

Tina Edekar Edmundson
Principal Occupation(s) During Past Five Years:
President, Luxury, Marriott International, Inc., Since 2023 Global Brand Officer, Marriott International, Inc., From 2013 – 2023

Other Public Directorships: None

Ms. Edmundson has set a new standard for creativity and innovation across luxury and lifestyle hospitality. In her current role as the inaugural President, Luxury at Marriott International, she oversees the company’s global brand and operations strategy for their luxury portfolio, which includes more than 500 hotels in 38 countries across eight coveted brands, including The Ritz-Carlton, Ritz-Carlton Reserve, St. Regis, EDITION, Bvlgari Hotels & Resorts, W Hotels, The Luxury Collection, and JW Marriott. She brings over 25 years of experience transforming brands that inspire travel for customers, including her 16-plus-year career at Marriott International and previous hospitality experience working with Starwood Hotels and Resorts.

Ms. Edmundson’s proven ability to successfully launch and transform brands, craft exceptional customer experiences, and capitalize on strategic business opportunities within the global and luxury market spaces complements the Company’s strategic priorities and makes her a valuable contributor to the Board.

Age 60 Director since 2024 Board Committees •Compensation

6 MillerKnoll

Table of Contents	Corporate Governance

Douglas D. French
Principal Occupation(s) During Past Five Years:
Managing Director, Santé Health Ventures, Since 2007

Other Public Directorships: None

Mr. French has served as a founding partner of Santé Health Ventures, an early-stage healthcare venture fund, since 2007. Prior to co-founding Santé Health Ventures, he served as the President and Chief Executive Officer of Ascension Health, the largest not-for-profit health system in the U.S. Mr. French has also served as CEO for St. Mary’s Medical Center and St. Vincent Health System, both of Midwest Indiana. He has more than three decades of health management experience, including serving as a director for numerous public and private companies.

Mr. French’s governance experience, as well as his leadership roles and expertise in the health management industry, provides a valuable resource to management and the Board of Directors.

Age 72 Director since 2002 Committees: •Audit

John R. Hoke III
Principal Occupation(s) During Past Five Years:
Chairman of the Board, MillerKnoll, Inc., Since 2025 Chief Innovation Officer, Nike, Inc., 2023-2025 Chief Design Officer, Nike, Inc., 2017 – 2023

Other Public Directorships:
Target Corporation

Mr. Hoke has been Chairman of the Board of Directors of MillerKnoll, Inc. since 2025 and has been a member of the Board of Directors since 2005. A pioneering force in design and innovation, he spent more than 30 years at Nike Inc. Most recently he served as Chief Innovation Officer, where he led the company’s design team, which included more than 1,000 product and industrial designers, graphic designers, and fashion designers, as well as architects, interface, and digital content designers to strategically amplify and accelerate innovation for growth. He previously served as Chief Design Officer from 2017 to 2023, and Vice President of Global Design from 2010 to 2017. Mr. Hoke has also served as a director of several not-for-profit organizations related to art and design.

Mr. Hoke’s design expertise, both domestically and internationally, including his leadership role in a major global enterprise, brings an additional, insightful perspective to the Company’s Board of Directors.

Age 61 Director since 2005 Board Chairman since 2025

2026 Proxy Statement 7

Corporate Governance	Table of Contents

Heidi J. Manheimer
Principal Occupation(s) During Past Five Years:
Executive Chair, Surratt Cosmetics LLC, Since 2017

Other Public Directorships: None

Ms. Manheimer is the Executive Chair of Surratt Cosmetics LLC, a customizable beauty products and cosmetics company. Ms. Manheimer was an independent consultant from 2015 to 2017. She served as the Chief Executive Officer of Shiseido Cosmetics America, a global leader in skincare and cosmetics, from 2006 to 2015, as President of US Operations from 2002 to 2006, and as Executive Vice President and General Manager from 2000 to 2002. Prior to that, she spent seven years at Barney’s New York and seven years at Bloomingdale’s in the beauty care divisions, rising to senior leadership positions within each company. Ms. Manheimer currently sits on the Board of Directors of Burton Snowboards, having been appointed in 2006. For many years, she has served on nonprofit and trade association boards, and she was elected Chair of the Cosmetic Executive Women Foundation in 2014.

Ms. Manheimer’s extensive experience as a senior executive in the retail industry, experience with both eCommerce and international business platforms, and service as a board member for both for-profit and nonprofit businesses provide a valuable resource to management and the Board of Directors.

Age 63 Director since 2014 Committees: •Governance and Corporate Responsibility (Chair)

Directors Whose Terms Expire in 2028

Lisa A. Kro
Principal Occupation(s) During Past Five Years:
Chief Financial and Administrative Officer, Ryan Companies, Since 2019

Other Public Directorships:
First Solar, Inc.

Ms. Kro is the Chief Financial and Administrative Officer at Ryan Companies, a national real estate services company. From 2010 to 2018, she co-founded and was Managing Director at the private equity firm Mill City Capital. From 2004 to 2010, Ms. Kro was the Chief Financial Officer and a Managing Director of Goldner Hawn Johnson & Morrison, which is also a private equity firm. Prior to joining Goldner Hawn, she was a partner at KPMG LLP, an international public accounting firm.

Ms. Kro’s service in auditing, as well as her experience in the finance and capital environments, enable her to contribute to a number of financial and strategic areas of the Company. Her experience on other boards, including serving as the financial expert on the Audit Committee of another publicly traded company, First Solar, Inc., contributes to the oversight of the Company’s financial accounting controls and reporting.

Age 61 Director since 2012 Board Committees •Audit (Chair)

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John T. Maeda
Principal Occupation(s) During Past Five Years:
Corporate Vice President, Engineering, GitHub Design and Microsoft CoreAI Design, Since 2026
Vice President of Engineering, Head of Computational Design / AI Platform, Microsoft, 2022-2026
Chief Technology Officer, Everbridge, 2020 – 2022

Other Public Directorships:
Sonos, Inc., 2012 – 2020

Mr. Maeda is a well-known technologist, educator, and investor. As Vice President of Engineering, Head of Computational Design for Microsoft’s AI Platform, he designs how software developers use AI models to their fullest. Prior to Microsoft, John dedicated his career to advancing design and innovative technologies in risk management at Everbridge, early-stage startups at KleinerPerkins, and cloud publishing at Automattic. He also served as the 16th President of the Rhode Island School of Design and led research at the MIT Media Lab. John is the author of five books on simplicity and leadership and has exhibited his contemporary art worldwide. He brings board experience having served on the Board of Directors for Sonos, Inc.

Mr. Maeda brings insightful thought leadership on using design to improve processes and outcomes in businesses, products, and user experiences. His board experience and executive roles in publicly traded multinational technology companies position him to be a key thought partner on issues at the intersection of design and technology.

Age 59 Director since 2024 Board Committees •Audit

Michael C. Smith
Principal Occupation(s) During Past Five Years:
Co-founder and General Partner, Footwork, Since 2021 President and Chief Operating Officer, Stitch Fix, Inc., 2019 – 2021

Other Public Directorships:
Ulta Beauty, Inc.

Mr. Smith is the Co-Founder and General Partner of Footwork Venture Capital, an early-stage venture capital firm. He previously served as President, Chief Operating Officer (COO), and interim Chief Financial Officer of Stitch Fix, an online personal styling platform with more than 2.9 million clients. Prior to Stitch Fix, he was COO at Walmart.com, overseeing all operations for a $5 billion division, including one of the most successful multichannel offerings in the industry. Mr. Smith has been an innovative leader in the digital and fast-paced online consumer sectors for more than 15 years, with leadership positions in eCommerce, operations, customer experience, and finance. He joined Stitch Fix in 2012 and was instrumental in helping to scale the business from a small start-up to the innovative public company it is today.

Mr. Smith’s expertise and passion for building smart, efficient, and customer-centric online experiences helps the Company improve its customer experience initiatives and the growth of global businesses.

Age 56 Director since 2019 Board Committees •Compensation (Chair)

Director Nominations by Shareholders

The Governance and Corporate Responsibility Committee has not received nominations from any of our shareholders in connection with our 2026 Annual Meeting.
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Corporate Governance	Table of Contents
CORPORATE GOVERNANCE AND BOARD MATTERS
Board Governance Guidelines
Our Board of Directors is committed to sound and effective corporate governance practices, ethical conduct, and strong oversight of key topics including enterprise risk management, executive compensation, and cybersecurity, among others. These practices reflect the Board’s long-standing philosophy that a proper structure, appropriate policies and procedures, and reflective cultural factors provide the cornerstone to good governance. The Board documented those practices by adopting our Board Governance Guidelines (the “Guidelines”). These Guidelines address governance philosophy, director responsibilities, the composition of the Board, required Board meetings and materials, and other corporate governance matters. Under the Guidelines, a majority of the members of our Board must qualify as “independent” under the Nasdaq listing rules. Our Guidelines also require the Board to have an Audit Committee, a Compensation Committee, and a Governance and Corporate Responsibility Committee, and that each member of those committees qualifies as an independent director under the Nasdaq listing standards. Our Guidelines are available for review on our website at www.millerknoll.com/investor-relations/corporate-governance/governance-guidelines.

Leadership Structure
The Board believes the roles of Chief Executive Officer (“CEO”) and Chair of the Board should normally be separated. However, the Guidelines state that, if the positions are combined, the Board is to closely monitor the performance and working relationship between the CEO/Chair and the Board. In addition, if the positions are combined, the Board will establish a Lead Director who is an independent director, has appropriate authority and duties to act as a liaison between directors and the CEO/Chair, and chairs meetings of the independent directors. Consistent with our Guidelines, the roles of CEO and Chair are currently separate. Mr. Hoke currently serves as Chair of the Board. As Mr. Hoke is not an employee of the Company, he serves as a non-executive Chair.

Director Independence
As required by our Guidelines, our Board has determined that each of our current directors qualifies as an “independent director,” as defined in the Nasdaq listing rules, and that none of those independent directors has a material relationship with the Company outside of their directorship. The Board’s determination was made as a result of its review of a summary of completed individual questionnaires addressing the nature and extent of each member’s relationship with the Company and taking into consideration the definition of “independent director” under the Nasdaq rules. Our Board also determined that each member of the Audit Committee, Compensation Committee, and Governance and Corporate Responsibility Committee meets the independence requirements applicable to those committees as prescribed by the Nasdaq listing rules and, as to the Audit Committee, the applicable rules of the SEC.

Board Tenure
Our directors have an average tenure of 8.9 years on the Board.

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Board’s Role in Risk Oversight
Under the Guidelines, the Board of Directors is responsible for evaluating CEO performance, monitoring succession planning, reviewing the Company’s major financial objectives, evaluating whether the business is being properly managed, and overseeing the processes for maintaining the integrity of the Company with respect to our financial statements, public disclosures, and compliance with laws. The Board has delegated the primary oversight for managing the risk with respect to some of these responsibilities to various Board committees as described in the committee charters.

The following chart outlines our risk management structure and responsibilities:

BOARD OF DIRECTORS Oversees Major Risks

•Business Strategy •Operational	•Financial •Technology, Cybersecurity, & Artificial Intelligence (AI)	•Reputation and Brand •Legal and Compliance	•CEO Succession and Compensation

Audit Committee Primary Risk Oversight	Compensation Committee Primary Risk Oversight	Governance and Corporate Responsibility Committee Primary Risk Oversight

•Accounting and Financial Reporting
•Internal Controls
•Enterprise Risk Management Program
•Data Privacy, Information Security and Cybersecurity
•Legal and Compliance
•Artificial Intelligence (AI) related to financial reporting and internal controls

•Executive Officer Compensation •Incentive Compensation Programs •Workforce Human Capital Management	•Governance Structure and Practices •Board Succession •Shareholder Concerns •Most Environmental, Social, and Governance (“ESG”) Matters

MANAGEMENT Key Risk Responsibilities
•Operations: Identify and Manage Business Risks	•Corporate Functions: Help Create Risk Framework, Including Defining Boundaries and Monitoring Risk	•Internal Audit: Provides Assurance on Internal Controls and Governance Processes

As part of the enterprise risk management process, the Company’s management annually engages in an enterprise risk management process, the key output of which is a series of risk matrices intended to identify and categorize strategic risks. The matrices also identify (1) those members of senior management who are responsible for monitoring each major risk, and (2) whether that risk is reviewed by the Board or a committee of the Board. The development of the matrices is facilitated by our Business Risk Group (the internal audit function of the Company), through discussions with senior management. Management and the Business Risk Group annually review and discuss the risk assessment process, top enterprise risks, and mitigation plans to address the top enterprise risks with the Audit Committee and full Board, as appropriate.

During the past fiscal year, our independent compensation consultant, Pay Governance, reviewed our compensation policies and practices to determine if those policies or practices are reasonably likely to have a material adverse impact on the Company. The Business Risk Group reviewed and agreed with Pay Governance’s report and confirmed the results with the Compensation Committee in March 2026. In conducting its review of the compensation plans, the Compensation Committee considered both the structure of the compensation plans and the presence of risk-mitigating features such as multi-year earning requirements, vesting provisions, and clawback provisions. Based on the evaluation, the Compensation Committee agreed with management’s determination that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
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Corporate Governance	Table of Contents

Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all our employees, officers, and directors. This code is posted on our website at www.millerknoll.com/legal/code-of-business-conduct-and-ethics. Any changes to or waivers of the code involving any financial officer, executive officer, or member of our Board must be approved by the Board of Directors or the Governance and Corporate Responsibility Committee of the Board. If we are required by SEC rules to publicly disclose any such changes or waivers, we intend to do so on our website, millerknoll.com/investor-relations.

Insider Trading Policy
The Company has adopted an insider trading policy governing the purchase, sale, and/or other disposition of its securities by its directors, officers, employees, and other covered persons. The Company believes this policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the exchange listing standards applicable to the Company. A copy of this policy is filed as an exhibit to our Annual Report on Form 10-K for fiscal 2026.

Meeting Attendance
Each of our directors is expected to attend all meetings of the Board and applicable committee meetings. Directors are encouraged to join the webcast for the Annual Meeting of Shareholders and all of our then-current directors did so for our 2025 Annual Meeting. During fiscal 2026, the Board held four meetings, and each director attended more than 80% of the aggregate number of meetings of our Board and the Board committees on which they served. Consistent with the requirements of our Guidelines, the independent members of our Board met in executive sessions without the presence of management after each regularly scheduled Board meeting.

Communications with the Board
Shareholders and other parties interested in communicating directly with one or more of our directors may do so by writing to Corporate Secretary of MillerKnoll, Inc., 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302. The Corporate Secretary will forward all relevant correspondence to the director or directors to whom the communication is directed.

Director Nominations
Shareholder Nominations
Our Bylaws contain certain procedural requirements applicable to shareholder nominations of directors. A summary of those requirements is set forth below, but shareholders should review our Bylaws for additional details.

Shareholders may nominate a person to serve as a director if they provide written notice to us not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s Annual Meeting of Shareholders. However, if the date of the Annual Meeting of Shareholders is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be received not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of such Annual Meeting of Shareholders or, if the first public announcement of the date of such Annual Meeting of Shareholders is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. With respect to an election to be held at a special meeting of shareholders called for that purpose, written notice must be provided not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

The notice must include certain detailed information regarding the shareholder giving the notice as well as the proposed nominee. Please refer to our Bylaws for the detailed information that must be included in the notice. The shareholder must also deliver to the Company reasonable evidence that the shareholder has complied with the requirements of Rule 14a-19
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of the Securities Exchange Act of 1934 (the “Exchange Act”) and such other information as may be reasonably required by the Company or the Board of Directors to, among other things, determine the eligibility of such nominee to serve as a director of the Company.

Evaluation of Candidates
Our Governance and Corporate Responsibility Committee is responsible for reviewing the qualifications and independence of the members of the Board. To meet the needs of the Company in a rapidly changing environment, the Guidelines explain that the Company requires a high-performing Board of Directors whose members meet the specific resource needs of the business and possess the necessary skills and expertise determined to support our business. To that end, the Governance and Corporate Responsibility Committee considers a number of factors it deems appropriate when considering candidates for the Board. Such factors include experience and knowledge of the Company's history and culture; technical experience and backgrounds such as manufacturing, design, marketing, technology, finance, management structure and philosophy; and experience as a senior executive in a public company. These factors, and others as considered useful by the Governance and Corporate Responsibility Committee or the Board, are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

A shareholder may also make a recommendation to the Governance and Corporate Responsibility Committee regarding any individual that the shareholder desires the Committee to consider for possible nomination as a candidate for election to the Board. The Board evaluates all candidates, including those that shareholders recommend, in the same manner and under the same standards.

Director Retirement Policy
Under our Guidelines, no person may be elected as a director after attaining age 75, and a director who attains age 75 while in office is required to tender their written resignation, which resignation shall be effective as of (or no later than) the Annual Meeting of Shareholders at or immediately after such person attains age 75. Additionally, under our Guidelines, the Board is permitted to temporarily waive the retirement-age provision for a specific, one-time action where the Board determines such waiver to be in the best interests of the Company and its shareholders.

Non-Employee Director Compensation
The Director Compensation for Fiscal 2026 table presented below provides information on the compensation of each director for fiscal 2026. The standard annual compensation of each director is $240,000. The Audit Committee Chair receives an additional $25,000, the Chairs of the Compensation Committee and the Governance and Corporate Responsibility Committee each receive an additional $20,000. The Chair of the Board of Directors receives additional annual compensation of $120,000 and is eligible to participate in the Company’s health insurance plan. Ms. Owen, the Company’s prior President and CEO, did not receive any additional compensation for serving on the Board of Directors.
In 2026, the annual compensation including the additional Chair compensation described above (collectively, the “Annual Fee”) was payable by one or more of the following forms, as selected by each director: (1) in cash, (2) in Company shares, (3) in deferred cash under the Amended and Restated MillerKnoll, Inc. Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”) described below, (4) in deferred stock units under the Director Deferred Compensation Plan, or (5) as a contribution to the MillerKnoll Educational Scholarship Fund or the MillerKnoll Global Associate Relief Fund. Each director’s selection is subject to the requirement described under “Annual Fees - Minimum Equity Component” below.

Annual Fees - Minimum Equity Component
At least 50% of each director’s Annual Fee must be elected in one or more of the permissible forms of equity, which includes direct issuance of shares or deferred stock units issued under the Director Deferred Compensation Plan described below.

Deferred Compensation
The Director Deferred Compensation Plan allows non-employee directors of the Company to defer their annual director fees in either a deferred cash account or in deferred stock units.

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Corporate Governance	Table of Contents
In the deferred cash account, each account is credited with a number of units equal to a number of shares of the investment selected by the director in certain investment options which do not include Company stock. The initial value of the deferral is equal to the dollar amount of the deferral, divided by the per share fair market value of the selected investment at the time of the deferral. The units are credited with any dividends paid on the investment. The Company maintains a Rabbi Trust to fund its obligations under this plan.

If elected, deferred stock units are credited to the director in a separate deferred stock account with each unit representing one equivalent share of the Company’s common stock to be issued after the deferral period. The deferred stock units are valued at the market price of the Company’s common stock on the date of grant, and the value of the units credited are expensed on the date of grant. Each time a dividend is paid on the Company’s common stock, the director is credited with additional deferred stock units in proportion to the amount of the dividend. At the time(s) specified by the director for receipt of this deferred compensation, these deferred stock units will be paid to the director in shares of the Company’s common stock issued pursuant to the Company's long-term incentive plan. The units do not entitle the directors to the rights of holders of common stock, such as voting rights, until shares are issued.

Stock Ownership Guidelines
Director stock ownership guidelines have been in effect since 1997. These guidelines, like those applicable to management, are intended to reinforce the importance of linking shareholder and director interests. It is the policy of the Board that all directors, consistent with their responsibilities to our shareholders, hold an equity interest in the Company. Toward this end, the Board requires that each director have an equity interest after one year on the Board. The Board encourages each director, within five years after joining the Board, to have shares of common stock or options for common stock of the Company with a value of at least two and one-half times the amount of the standard annual director retainer.

Other
Directors are reimbursed for travel and other necessary business expenses incurred in the performance of their services for the Company, and they are covered under our business travel insurance policies and the Director and Officer Liability Insurance Policy.

Perquisites
Some directors’ spouses or partners accompany them to attend Board meetings. The Company pays for their expenses, as well as some amenities for the directors and their spouses or partners, including some meals and social events. The total of these perquisites is less than $10,000 per director per year. Directors are approved to purchase Company products under employee discount pricing. Except where noted in the table footnotes below, the value of this perquisite was less than $10,000 for all directors.

Director Compensation paid during Fiscal 2026

Name	Deferred or Paid in Cash ($)(1)	Stock Awards ($)(2)	Stock Options ($)	All Other Compensation ($)(3)	Total ($)
Tina Edekar Edmundson	120,000	120,000	—	—	240,000
Douglas D. French	120,000	120,000	—	12,005	252,005
Jeanne K. Gang	120,000	120,000	—	—	240,000
John R. Hoke III	180,000	180,000	—	—	360,000
Lisa A. Kro	132,500	132,500	—	—	265,000
John T. Maeda	72,000	168,000	—	—	240,000
Heidi J. Manheimer	130,000	130,000	—	—	260,000
Michael C. Smith	130,000	130,000	—	—	260,000
Michael R. Smith	96,000	144,000	—	—	240,000
Claire F. Spofford	120,000	120,000	—	—	240,000
(1)Amounts shown include those amounts that may be deferred under the MillerKnoll, Inc. Director Deferred Compensation Plan, described above. These amounts may also reflect fees payable to the director that the director has elected to contribute to the MillerKnoll Educational Scholarship
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Fund, which awards college scholarships to children of employees, or the MillerKnoll Global Associate Relief Fund, which provides financial assistance to associates who experience financial hardships (both referred to as the "Fund"). During fiscal 2026, seven of the directors contributed a portion of their annual fees to the Fund.
(2)Amounts represent the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The assumptions used in calculating these amounts are set forth in the Company’s Consolidated Financial Statements for the fiscal year ended May 30, 2026, included in our Annual Report on Form 10-K.
(3)Represents the imputed taxable benefit received on product purchases under the employee discount program.

As of May 30, 2026, one director, Michael R. Smith, had 18,281 outstanding fully-vested stock options. No other director had outstanding stock options.
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Corporate Governance	Table of Contents
BOARD COMMITTEES
Our Board has standing Audit, Compensation, and Governance and Corporate Responsibility Committees, as discussed below. Committee responsibilities are detailed in written charters, current copies of which are available on our website at www.millerknoll.com/investor-relations/corporate-governance/board-committees.

Audit Committee
We have an Audit Committee comprised of Lisa A. Kro (Chair), Douglas D. French, John T. Maeda, and Michael R. Smith. The Board has determined that Ms. Kro is qualified as an “audit committee financial expert” within the meaning of the applicable SEC regulations. This Committee, composed entirely of independent directors under the applicable Nasdaq listing rules, as well as the requirements of the Sarbanes-Oxley Act of 2002, is responsible for overseeing management’s reporting practices, internal controls, compliance framework, and enterprise risk management on behalf of the Board of Directors. This oversight includes the quarterly evaluation of the Company’s cybersecurity risks, which are regularly reported to and discussed among members of the Board of Directors, in addition to an annual cybersecurity update to the Board of Directors. The Committee is also responsible for appointing, approving the compensation of, and overseeing our independent registered public accounting firm. The Committee’s function is more fully described in its charter, which the Board has adopted and is available on our website at https://library.hermanmiller.group/asset/fef5ffb9-ac9c-4c97-863d-2f184cc2e599/millerknoll_audit_committee_charter_2026.pdf. The Audit Committee met eight times during the last fiscal year.

Compensation Committee
As of the end of fiscal 2026, our Compensation Committee is comprised of Michael C. Smith (Chair), Tina Edekar Edmundson, and Claire F. Spofford. The Compensation Committee recommends the annual executive incentive plan and the annual compensation of our Chief Executive Officer and President to the Board, approves the annual compensation and executive incentive plan for other executive officers, approves the grants of employee equity awards, and acts as the administrative committee for our equity-based compensation plans. A description of the Committee’s processes and procedures for the consideration and determination of executive and director compensation is set forth in the CD&A – Roles and Responsibilities in Setting Officer Executive Compensation section of this Proxy Statement. The Committee met five times during the last fiscal year.

Compensation Committee Interlocks and Insider Participation
Our Compensation Committee during fiscal 2026 consisted of Michael C. Smith (Chair), Tina Edekar Edmundson, and Claire F. Spofford. None of the foregoing has ever been an officer or employee of the Company or has had any relationship that is required to be disclosed as a transaction with a related party. During fiscal 2026, none of the following interlock relationships existed: (a) an executive officer of the Company served as a member of the compensation committee (or equivalent) of another entity, one of whose executive officers served on our Compensation Committee; (b) an executive officer of the Company served as a director of another entity, one of whose executive officers served on our Compensation Committee; or (c) an executive officer of the Company served as a member of the compensation committee (or equivalent) of another entity, one of whose executive officers served as a director of the Company.

Governance and Corporate Responsibility Committee
We have a Governance and Corporate Responsibility Committee comprised of Heidi J. Manheimer (Chair), Jeanne K. Gang, and Michael R. Smith. The Governance and Corporate Responsibility Committee develops and recommends governance standards and policies and recommends director compensation to the Board, including that of the Chair of the Board. In addition, the Committee identifies and recommends candidates for election to the Board. The Committee also reviews and assesses the effectiveness of the Company’s goals and objectives relating to environmental, social, and governance responsibility, stewardship, and sustainability practices, and recommends to the Board such measures and actions deemed appropriate by the Committee. The Committee met five times during the last fiscal year.

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PROPOSAL 2	ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by federal securities law, and consistent with the annual frequency recommended by our Board and approved by our shareholders, we are providing our shareholders the opportunity to vote on the compensation of the executive officers named in this Proxy Statement (our "Named Executive Officers" or "NEOs") on an advisory basis. This vote is commonly known as the “say-on-pay” proposal. Thus, you are asked to vote on the resolution set forth below at this year’s Annual Meeting.

The Compensation Committee (the “Committee”) has considered the results of the 2025 advisory vote on executive compensation for which approximately 96% of the votes cast were voted for the approval, on an advisory basis, of the compensation of our Named Executive Officers as described in the 2025 Proxy Statement. The Committee believes that the total compensation paid to the Chief Executive Officer (“CEO”) and the other Named Executive Officers (the “Other NEOs”), as disclosed in the Compensation Discussion and Analysis (“CD&A”) section, is fair and appropriate and should be approved by our shareholders. The compensation of the Named Executive Officers is designed to vary with the results of the business and reward consistent improvement in the results delivered to shareholders. The incentive compensation each executive earns each year is directly tied to our financial and operational performance against the criteria approved by the Committee and Board. The Committee believes that the compensation paid to each NEO, as disclosed in the CD&A section, is appropriate in light of the Company’s and each officer’s performance during the fiscal year. In addition, each of the elements of compensation, and the total compensation opportunity at target for each officer, has been benchmarked against comparable positions in the competitive market.

Shareholders are being asked to approve the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for this Annual Meeting pursuant to the rules of the SEC, including the Compensation Discussion and Analysis section, the compensation tables, and narrative disclosure, is hereby APPROVED.”

The Board of Directors recommends a vote “FOR” the advisory vote to approve the Company’s Named Executive Officer compensation.

This vote is advisory and non-binding; however, the Board of Directors and Committee will review and consider the voting results in connection with future deliberations concerning our executive compensation program.

2026 Proxy Statement 17

Executive Compensation	Table of Contents
COMPENSATION DISCUSSION AND ANALYSIS
This section describes the material elements of our executive compensation program. It also provides an overview of the specific decisions the Compensation Committee (the “Committee”) made for our NEOs for fiscal 2026, including the key factors that the Committee considered in determining the compensation arrangements.

Executive Summary

MillerKnoll is a global collective of design brands built on the foundation of two icons of modernism: Herman Miller and Knoll. The portfolio also includes furniture and accessories for commercial and residential spaces from Colebrook Bosson Saunders, DWR (Design Within Reach), Edelman, Geiger, HAY, HOLLY HUNT, Knoll Textiles, Maharam, Muuto, NaughtOne, and Spinneybeck | FilzFelt. Guided by a shared purpose—design for the good of humankind—MillerKnoll generates insights, pioneers innovations, and champions ideas to better align spaces with how people live, work, and gather. In fiscal year 2026, the company generated net sales of $3.8 billion. For more information, visit millerknoll.com.

Executive Officers Covered by this CD&A
We are required to provide information regarding our compensation policies and decisions related to our President and Chief Executive Officer, our Chief Financial Officer, and the next three most highly compensated executive officers serving as executive officers at the end of the fiscal year. The NEOs for fiscal 2026 and their titles are presented below:

Name	Title
Andi R. Owen(1)	(Former) President and Chief Executive Officer (“CEO”)
Kevin J. Veltman(2)	Chief Financial Officer (“CFO”)
Jeffrey M. Stutz(3)	Interim CEO, (Former) COO and International President; (Former) CFO
John P. Michael	President, North America Contract
Debbie F. Propst	President, Global Retail
Megan C. Lyon(4)	(Former) Chief Strategy and Technology Officer
(1)    On June 1, 2026, the Company announced that the Board of Directors and Andi R. Owen, the Company’s President and CEO, had mutually agreed that Ms. Owen would retire from the Company effective June 30, 2026. Effective May 30, 2026, Ms. Owen resigned from the Board and her officer positions with the Company and commenced a leave of absence.
(2)    Kevin J. Veltman served as Interim CFO beginning September 8, 2025, and was appointed as CFO effective October 16, 2025.
(3)    Jeffrey M. Stutz was appointed Chief Operating Officer ("COO") and International President effective September 8, 2025. Mr. Stutz previously served as the CFO from February 2015 until his appointment as COO. Effective June 30, 2026, Mr. Stutz was appointed Interim CEO.
(4)    Megan C. Lyon served as the Company’s Chief Strategy and Technology Officer until her separation from the Company effective June 3, 2026.

Key Governance and Compensation Best Practices
The Committee believes the following strong corporate governance and compensation best practices are essential to reinforcing our strategy, culture, values, and executive compensation program:

What We Do		What We Don’t Do
✓	Link pay to performance	✗	No gross-ups for excise taxes
✓	Balance long-term and short-term incentives	✗	No repricing of options
✓	Benchmark compensation against an appropriate peer group	✗	No guaranteed incentive compensation
✓	Maintain clawback policies for executive officers in excess of those required by the SEC	✗	No dividend equivalents on unvested equity subject to same vesting conditions as underlying award
✓	Conduct an annual risk assessment	✗	No hedging or pledging of Company securities is permitted
✓	Maintain stock ownership requirements	✗	No excessive perquisites or other benefits
✓	Engage an independent compensation consultant	✗	No “single-trigger” change-in-control severance or vesting of equity awards
✓	Hold executive sessions at each committee meeting

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Compensation Philosophy and Executive Compensation Program Overview
Compensation Philosophy
Our compensation philosophy, as approved by the Committee, is to reward our executives for meeting financial and operational goals that ultimately create shareholder value. We have designed our compensation program to provide executive officers with target compensation levels that generally reflect median market compensation rates for their position based upon data that our independent compensation consultant provides (as further described in the section titled Role of Market Data and Compensation Peer Group). Consistent with this philosophy, below are the key objectives of our executive compensation program:

•Align the interests of executive officers with the long-term interests of shareholders
•Link a material portion of executive officers’ total annual compensation directly to financial and operating performance
•Attract, motivate, and retain executive officers of outstanding ability
•Reinforce our values, build community, and focus employees on achieving key strategies

Executive Compensation Program Overview
Our executive compensation program is comprised of five primary components. The following table provides an overview of each element of our fiscal 2026 compensation program for our NEOs:

Element	Description	Metrics / Vehicles for Fiscal 2026
Base Salary	Fixed element of cash compensation determined by external market data, positions at a similar level within the Company, and incumbent experience, performance, and scope of responsibilities.	—
Annual Incentives
Variable element of cash compensation. NEOs, consistent with other salaried employees, have the opportunity to earn an annual incentive payout pursuant to the Annual Incentive Cash Bonus Plan (AIP) based upon performance against predetermined goals during the fiscal year.
Operating Earnings, As Adjusted
Long-Term Incentives (“LTI”)
Equity-based component of compensation that is denominated in performance stock units (“PSUs”) and RSUs. Long-term incentives encourage long-term strategic thinking and decision-making while also promoting ownership in the Company and alignment with shareholders’ interests.
CEO: 60% PSUs, 40% RSUs LT: 50% PSUs, 50% RSUs PSUs measured by: •50% EBITDA, As Adjusted •50% Revenue •+/- 25% TSR modifier
Benefits	We maintain retirement plans along with health insurance plans which are available to full-time and most part-time employees.	—
Other Executive Plans and Perquisites	NEOs and other eligible employees may participate in our deferred compensation plan and our executive long-term disability plan and are allowed to obtain a comprehensive physical at our cost. Additionally, Ms. Owen was provided 35 hours of personal aircraft usage in her role as CEO.	—

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Executive Compensation	Table of Contents
Role of Market Data and Compensation Peer Group
Role of Market Data
The Compensation Committee, with assistance from its independent compensation consultant Pay Governance LLC, annually reviews competitive market data to assist with evaluating our executive compensation program and individual NEO compensation levels.

Pay Governance utilized compensation peer group data (the following section Compensation Peer Group provides additional information), along with compensation data from the following survey sources, when analyzing the market competitiveness of our executive pay levels: Willis Towers Watson Executive Compensation Database and Aon Radford Network Executive Compensation Database. We refer to the compensation peer group data and the survey data collectively as “market data.” The market data reflects companies or operations with revenues similar to the related MillerKnoll scope of operations. Pay Governance compared pay elements on an individual basis and in total (e.g., salary, target total cash, and target total direct compensation) of each executive officer to the market data for a comparable benchmark position.

Compensation Peer Group
The Committee reviews the composition of the compensation peer group on an annual basis and approves adjustments to ensure the group remains appropriate. The criteria used to develop the compensation peer group is a combination of quantitative and qualitative factors:

Factor Type	Description
Quantitative	•Company type (publicly traded) •Geographic locations (U.S.-based) •Industry •Financials
Qualitative	•Business dynamics •Key business and/or talent competitor to MillerKnoll •Inclusion in external peer group(s) •Recent financial performance •Geographic revenue mix

The compensation peer group used for fiscal 2026, as approved by the Committee, is as follows:

American Woodmark Corporation	Leggett & Platt, Incorporated	UFP Industries, Inc.
Floor & Decor Holdings, Inc.	MasterBrands, Inc.	Wayfair, Inc.
Fortune Brands Innovations, Inc.	RH	Williams-Sonoma, Inc.
HNI Corporation	Sleep Number Corporation
JELD-WEN Holding, Inc.	Steelcase, Inc.
La-Z-Boy Incorporated	Somnigroup International, Inc.

In January 2026, the Committee re-assessed the peer group for purposes of benchmarking compensation in connection with decisions for fiscal 2027. At that time, the Committee determined to remove Steelcase Inc. following their acquisition by HNI Corporation and evaluated the peer group to maintain a sufficient sample size of companies while maintaining to continue positioning MillerKnoll’s revenue near the median of the peer group.
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Roles and Responsibilities in Setting Executive Officer Compensation
Compensation Committee
The Committee consists of three directors, each qualifying as independent under Nasdaq’s listing requirements. The Board has determined that each member of the Committee also qualifies as a non-employee director for purposes of Rule 16b-3 under the Exchange Act.

The responsibilities of the Committee are summarized below:

•Review and recommend the compensation of the Company’s CEO to the Board.
•Review and approve the compensation of the Company’s executive officers (except for the CEO).
•Act as the administrative committee for the Company’s annual cash incentive plan and equity-based compensation plans and such other plans as may be designated by the Board.
•Perform the other duties and responsibilities set forth in its charter or as delegated to it by the Board.

Compensation Consultant
The Committee selects and retains the services of its own independent compensation consultant and annually reviews the performance of the consultant. As part of the review process, the Compensation Committee considers the independence of the consultant in accordance with SEC and Nasdaq rules.

During fiscal 2026, in addition to the services it provided to the Compensation Committee, Pay Governance provided certain advisory services to the Governance and Corporate Responsibility Committee with respect to the compensation of the Company’s independent directors. The amount paid by the Company to Pay Governance for services it provided the Governance and Corporate Responsibility Committee in fiscal 2026 did not exceed $120,000. The decision to engage Pay Governance for these other services was recommended by management and approved by the Board. Except for the services provided to these two Board committees, Pay Governance provided no other services to MillerKnoll, and it worked with Company management, as directed by the Compensation Committee, only on matters for which the Compensation Committee is responsible.

At the Compensation Committee’s request, Pay Governance regularly attends Committee meetings. Pay Governance also communicates with the Committee or the Chair of the Committee outside committee meetings regarding matters related to the Committee’s responsibilities.

Chief Executive Officer
At the Committee’s request, the CEO works with other executives to recommend performance goals for the AIP and the PSU component of the Long-Term Incentive program. These goals are reviewed and approved by the Committee. Additionally, the CEO reviews the performance of their direct reports (including the NEOs other than themself) and makes recommendations to the Committee with respect to their compensation. The CEO does not participate in any Board conversations related to their own pay.

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Fiscal 2026 Compensation Program
Consistent with our compensation philosophy, the Committee (or, in the case of the CEO, the Board) approved the following compensation actions for the NEOs.

Base Salaries
Base salary is a customary, fixed element of compensation intended to attract and retain executives. When setting the annual base salaries of our NEOs, the Committee considers market data provided by its independent compensation consultant, internal pay equity, and MillerKnoll’s financial performance and size relative to peer companies. Base salaries for each NEO are set forth below:

Name	Base Salary 2026 ($)(1)
Andi R. Owen	1,125,000
Kevin J. Veltman	520,000
Jeffrey M. Stutz	635,000
John P. Michael	605,000
Debbie F. Propst	605,000
Megan C. Lyon	575,000
(1)    Reflects annualized salary.

Annual Incentive Plan
The Annual Incentive Plan (AIP) is our annual cash incentive program that covers all employees receiving non-sales incentives. For fiscal year 2026, Operating Earnings, as adjusted ("AOI, as adjusted") served as the sole performance metric in the AIP. This fiscal year we also introduced a segment multiplier which reinforces the Company's pay-for-performance approach by strengthening the direct connection between performance and compensation. The segment multiplier would only increase payouts if a segment’s performance exceeds financial targets by more than 5%. The modifier is capped at +25%.

(Dollars in millions)	AOI, As Adjusted Goals ($)(1)			Payout as a % of Target			Actual
Period	Threshold	Target	Maximum	Threshold	Target	Maximum	AOI, As Adjusted ($)(2)		Payout(3)
Fiscal 2026	198.1	299.4	400.7	0%	100%	200%	249.3	(2)	50.6%

(Dollars in millions)	AOI, As Adjusted Modifier Goals ($)(1)		Additional Multiplier Payout %		Actual
Segment Multipliers	105% of Target	110% of Target	105% of Target	110% of Target	AOI, As Adjusted ($)(2)	Additional Multiplier
North America Contract (NAC)	178.6	187.1	+15%	+25%	213.1	+25%
International	86.5	90.6	+15%	+25%	58.3	+0%
Retail	58.8	61.6	+15%	+25%	32.7	+0%
(1)Operating Earnings, As Adjusted is the Company’s net income or loss, excluding earnings attributable to noncontrolling interests and plus or minus any adjustments approved by the Committee.
(2)For fiscal 2026, the Committee did not exercise any discretion and approved adjustments to Operating Earnings only in accordance with our Incentive Technical Manual. The Incentive Technical Manual is annually reviewed by the Committee and provides clarity, consistency, and efficiency to the adjustment process. For fiscal 2026, the Committee approved adjustments to Operating Earnings for amortization of restructuring expenses.
(3)Expressed as a percentage of target.

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Table of Contents	Executive Compensation
The fiscal 2026 AIP payouts for each of the NEOs are set forth below:

	Segment (If Applicable)	Target 2026 AIP		Enterprise Payout	Segment Multiplier	Payout as a % of Target(1)	Actual 2026 AIP Payout ($)
Name		% of Salary	Value ($)
Andi R. Owen		125%	1,401,923	50.6%		50.6%	709,513
Kevin J. Veltman(2)	NAC	67%	316,609	50.6%	+6.1%	53.7%	170,000
Jeffrey M. Stutz(2)	International	95%	595,627	50.6%	+0.0%	50.6%	301,447
John P. Michael	NAC	75%	452,400	50.6%	+25.0%	63.3%	286,188
Debbie F. Propst	Retail	75%	452,400	50.6%	+0.0%	50.6%	228,960
Megan C. Lyon		70%	401,046	50.6%		50.6%	202,969
(1)Includes the Enterprise Payout as a percentage of target, and also the Segment Multiplier (if applicable) applied to the final enterprise payout percentage.
(2)Mr. Stutz and Mr. Veltman served in multiple executive roles during fiscal 2026. As a result, their annual incentive target percentage was prorated to reflect the target opportunities associated with their respective positions during the fiscal year. The payout shown in the table represents the aggregate annual incentive award earned based on the prorated target opportunities, approved Company performance results, and any applicable segment multipliers.

Long-Term Incentives
For each executive officer, the Committee approves a target LTI award value and determines the mix of LTI vehicles to deliver that award. We convert that value for each NEO into grants with award types weighted as shown below:

	Weighting for Fiscal 2026
Award Types	CEO	Other NEOs
PSUs	60%	50%
RSUs	40%	50%
    `

The table below sets forth the target value of the LTI grants that the Committee approved for fiscal 2026, with the exception of the LTI grants to the CEO which were approved by the Board.

	Target 2026 LTI Value ($)	PSUs (#)	RSUs (#)
Name
Andi R. Owen	4,781,250	146,141	98,837
Kevin J. Veltman(1)	651,218	15,413	22,478
Jeffrey M. Stutz	1,395,000	35,532	36,047
John P. Michael	1,210,000	30,820	31,266
Debbie F. Propst	1,210,000	30,820	31,266
Megan C. Lyon	1,063,750	27,095	27,487
(1)Mr. Veltman received his annual LTI grant in July 2025 related to his prior role before his CFO appointment. Mr. Veltman then received an off-cycle grant made when he was appointed as CFO in October 2025. Please see the related 8-K on this disclosure.

The payout opportunity for PSUs granted in fiscal year 2026 is based on two financial metrics: EBITDA, As Adjusted, and Revenue. The performance for the metrics is measured over three one-year equally-weighted periods, all of which are not eligible to vest until the completion of the three-year period. PSU grants for fiscal year 2026 are subject to modification based on our relative total shareholder return (“rTSR”) performance over the full three-year period. The grants continue to utilize three one-year performance periods due to challenges in setting multi-year goals given the cyclicality of our global business including supply chain constraints, commodity price volatility, and geopolitical issues. The rTSR modifier provides for a 25% increase to the number of earned PSUs if our relative TSR performance is at or above the 75th
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percentile of our TSR peer group (subject to an overall maximum award equal to 200% of target) or a 25% decrease to the number of PSUs earned if our relative TSR performance is below the 25th percentile of our TSR peer group. For performance between threshold and target and target and maximum, these adjustments are linearly interpolated. Metric weighting is as shown in the chart below:

Relative TSR Payout Curve for Fiscal 2026
rTSR Performance	Relative TSR (Percentile Ranking)	Payout Modifier (Multiple of Target)
Maximum(1)	75th	x 1.25
Target	55th	x 1.00
Threshold	25th	x 0.75
(1)Subject to an overall maximum award equal to 200% of target.

The TSR peer group focuses on key competitors, companies in appropriately adjacent industries, companies with similar business drivers, and other companies with business cycles similar to that of the Company. The TSR peer group for the fiscal 2026 PSU award is as follows:

Allegion plc.	Interface, Inc.	RH
Apogee Enterprises, Inc.	JELD-WEN Holdings, Inc.	Somnigroup International Inc.
Armstrong World Industries, Inc.	La-Z-Boy Incorporated	UFP Industries, Inc.
AZZ, Inc.	Leggett & Platt, Incorporated	Williams-Sonoma, Inc.
Ethan Allen Interiors Inc.	Mohawk Industries
HNI Corporation	Quanex Building Products
(a) HNI acquired Steelcase on December 10, 2025
(b) MasterBrand acquired American Woodmark on May 28, 2026

RSUs represent the right to receive shares of MillerKnoll common stock with each unit representing the equivalent of one share of common stock as of the date of grant. These awards vest ratably 33.3%, 33.3%, and 33.4% over a three-year period on July 22nd of each year, commencing following the first anniversary of the grant date. RSUs, including accrued dividends in the form of additional RSUs on those units, convert into shares upon vesting.

PSUs Earned for Fiscal 2024 to Fiscal 2026 Performance Cycle
PSU grants made in fiscal year 2024 reached the end of their performance period at the close of fiscal year 2026. The table below outlines the metrics, goals, weightings, and actual performance for each tranche. TSR performance for the PSUs granted in fiscal 2024 ranked at the 54.6th percentile of the TSR peer group, resulting in a 99.6% multiplier applied to the final payout, resulting in a total payout of 91.2% of eligible shares vesting. For additional details, see the Grants of Plan-Based Awards table.

(Dollars in millions)
Measure	Tranche Fiscal Performance Period	Target Payout Weighting	Performance Goals			Actual Performance Results	Unweighted Payout	Weighted Payout
			Threshold	Target	Maximum
EBITDA	2024	33.00%	$268.5	$383.5	$517.7	$388.8	103.9%	34.3%
As Adjusted	2025	33.00%	$305.8	$407.7	$509.6	$355.3	48.6%	16.0%
	2026	34.00%	$261.9	$349.2	$436.5	$367.7	121.2%	41.2%
	Target Payout before rTSR Modifier							91.5%
	TSR Modifier							x	99.6%
	Final Payout							91.2% of target

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Compensation Program Changes for Fiscal 2027
For fiscal 2027, the Committee approved no changes.
After reviewing the effectiveness of the Company's executive compensation program, the Compensation Committee approved no material changes for Fiscal 2027. The Committee determined that the existing program continues to align executive compensation with Company performance, shareholder interests, and the Company's talent-management objectives, while providing a competitive market-based compensation opportunity.

Associate Benefit Plans
Retirement Plans
We maintain broad-based retirement plans, available for employees in the United States, with one plan covering the majority of our employees. Our retirement plans are designed to provide a reasonable level of replacement income upon retirement. The benefits available to NEOs are the same as those available to other non-executive employees in their respective geographic region, subject to limitations provided by law or regulation. The primary retirement plan covering most U.S.-based employees, including the NEOs, is the MillerKnoll, Inc. Retirement Plan (the “Retirement Plan”). The Retirement Plan permits employees to make salary deferrals into the plan up to the maximum amount permitted by law. We also fully match employee contributions up to 4% of the employee’s compensation contribution.

Health Insurance Plans
We maintain health insurance plans available to all full-time and qualified part-time employees. The NEOs are eligible to participate in such plans on the same terms as all other employees within their respective geographic region or business unit.

Other Executive Plans and Perquisites
Deferred Compensation Plan
The MillerKnoll, Inc. Executive Equalization Retirement Plan is a Board-approved supplemental deferred compensation plan available to highly compensated United States employees who are selected for participation by the Committee. All NEOs are currently able to participate. The plan allows participants to defer up to 50% of their base salary and 100% of their AIP bonus. Company contributions to the plan mirror the amounts we would have contributed to the Retirement Plan had the employee’s compensation not been above the statutory ceiling (currently $360,000). Investment options under this plan are similar to those available under the Retirement Plan. Company contributions in fiscal 2026 appear in the Summary Compensation Table section within “All Other Compensation.”

Executive Long-Term Disability Plan
This plan covers 60% of the rolling two-year average of compensation for a qualified disability. Executives, including our NEOs, are eligible to participate after they have received two annual incentive payments. This benefit continues as long as the executive remains disabled until age 65. The monthly benefit is capped at $10,000.

Perquisites
In fiscal 2026, we provided executives, including our NEOs, with the opportunity to obtain a comprehensive physical at our cost. In addition, we provided aircraft usage for the CEO for up to 35 hours per fiscal year for her personal use; details on the fiscal 2026 usage can be found in the Other Compensation Table.

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Stock Ownership Guidelines and Stock Retention Requirements
Stock Ownership Guidelines
The Committee believes that significant stock ownership by executives is of critical importance to our ongoing success as it helps link the interests of executives and shareholders. As such, we have established stock ownership guidelines, which apply to the NEOs and executive officers. All NEOs who are currently employed by the Company are currently in compliance with their applicable stock ownership guideline. The stock ownership guidelines require these individuals to own shares of our common stock equal to a specified multiple of their annual base salary. The current applicable levels are as follows:

President and Chief Executive Officer	6x base salary
Direct reports to the CEO	3x base salary
Non-CEO Direct Reports or LT Members with a LTI Target greater than 100%	1 to 3x base salary
Stock Retention Requirements
Until the ownership guidelines are met, covered executives must retain a certain amount in Company stock, equal to 50% of the post-tax value of vested and settled shares. Compliance with the requirements is determined annually and each time an executive officer seeks to dispose of any shares of Company stock.

Incentive Clawback
The Company has in place two incentive compensation recovery policies. One policy, adopted for purposes of compliance with Section 10D of the Exchange Act and the Nasdaq listing standards, provides for the mandatory recovery of both cash- and equity-based compensation paid on the basis of the achievement of financial performance measures in the event of an accounting restatement. The other policy provides for the recovery, without duplication, of any or all such incentive compensation if an executive officer has engaged in improper conduct, as defined in that policy, irrespective of any accounting restatement. With respect to the latter policy, the Board may, in its sole discretion, after evaluating the associated costs and benefits and any other factors it deems relevant, seek to recover all or any portion of the recoverable incentive paid to any executive officer who engaged in improper conduct during the applicable period.

Anti-Hedging and Anti-Pledging Policy
The Company's insider trading policy prohibits directors and executive officers from hedging the economic risk of their ownership of our stock, including options or other derivatives related to our stock, and from pledging MillerKnoll stock.

Severance Program and Change in Control Agreements
Severance Program
The NEOs are generally “at will” employees. This means they can be discharged at any time and for no reason. We have established a severance program that applies if an executive, including our NEOs, is terminated for reasons other than malfeasance or voluntary separation. For each NEO, severance would be equal to 18 months of base salary subject to the employee not competing with us during that period. The Committee’s determination as to the amount of severance payments for these NEOs is the result of benchmarking our practices to market data. In addition, we maintain health insurance on such employee during the salary continuation period. In exchange for such payments, the employee provides the Company with a release of all claims and agrees not to work for a competitor or solicit our employees during the salary continuation period.

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Change in Control Agreements
Each NEO is party to a Management Continuity Agreement, referred to as a Change in Control (“CIC”) Agreement, with us that provides for severance benefits in the event of both a change in control and the NEO’s termination of employment (“double-trigger”). The Committee believes the use of CIC agreements is appropriate as they help ensure both a continuity of management during a possible CIC transaction and that management remains focused on completing a transaction that is expected to maximize shareholder value. Potential payments under the CIC agreements are included in the tally sheets the Committee reviews annually. The narrative and table footnotes in the Potential Payments Upon Termination, Death, Disability, Retirement, or Change in Control section describe the potential CIC payments in greater detail.

Deductibility of Compensation
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to individuals who are covered employees. All of our NEOs are covered employees for this purpose. As a result, the compensation paid to each of our NEOs for fiscal 2026 in excess of $1 million will not be deductible under Section 162(m).
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COMPENSATION COMMITTEE REPORT
We have reviewed and discussed with management the preceding Compensation Discussion and Analysis for the fiscal year ended May 30, 2026, which appears in this Proxy Statement as required by Item 402(b) of Regulation S-K.

Based upon such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the fiscal year ended May 30, 2026, and in this Proxy Statement for the 2026 Annual Meeting of Shareholders.

Compensation Committee of the Board of Directors

Michael C. Smith (Chair)
Tina Edekar Edmundson
Claire F. Spofford

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COMPENSATION TABLES
Summary Compensation Table
The summary compensation table below shows the compensation for the NEOs for the fiscal years ended May 30, 2026 (2026), May 31, 2025 (2025), and June 1, 2024 (2024). Additional details regarding the Company’s executive compensation program are found in the CD&A.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Andi R. Owen	2026	1,121,538	—	4,174,091	—	709,513	134,790	6,139,932
(Former) President and CEO	2025	1,100,000	—	4,617,726	—	668,250	44,000	6,429,976
	2024	1,100,000	—	6,086,038	1,547,094	—	224,775	8,957,907
Kevin J. Veltman	2026	473,602	—	515,422	—	170,000	27,273	1,186,297
CFO

Jeffrey M. Stutz	2026	628,596	—	1,199,377	—	301,447	41,365	2,170,785
COO and President, International	2025	601,538	—	1,155,186	—	233,878	28,123	2,018,725
(Former CFO)	2024	580,000	—	1,523,952	745,416	—	78,743	2,928,111
John P. Michael	2026	603,200	—	1,052,249	—	286,188	37,746	1,979,383
President, North America Contract	2025	590,338	—	1,042,731	—	215,178	27,595	1,875,842
	2024	580,000	—	1,519,874	745,416	—	72,600	2,917,890
Debbie F. Propst	2026	603,200	—	1,052,249	—	228,960	33,646	1,918,055
President, Global Retail	2025	590,338	—	1,042,731	—	215,178	40,995	1,889,242
	2024	580,000	—	1,523,952	745,416	435,000	79,853	3,364,221
Megan C. Lyon	2026	572,923	—	913,605	—	202,969	41,501	1,730,998
(Former) Chief Strategy and
Technology Officer
(1)Amounts presented are the aggregate grant date fair value of the awards with an accounting grant date established in each of the respective years as computed in accordance with FASB ASC Topic 718. Assumptions used to calculate these amounts are set forth in Note 9 of the Company’s Consolidated Financial Statements for the fiscal year ended May 30, 2026, included in our Annual Report on Form 10-K.
(2)Amounts in the Stock Awards column include the value of the RSUs and PSUs itemized in the table below. Consistent with the requirements of FASB ASC Topic 718, the values of the PSUs displayed in the table below are at their target and highest levels of performance for the third tranche of the awards granted on October 19, 2023, the second tranche of the awards granted on July 16, 2024, and the first tranche of the awards granted on July 15, 2025. For additional details, see the Grants of Plan-Based Awards table. The remaining tranches of these awards will be linked to performance goals for subsequent fiscal years and will be reported in the Summary Compensation Table for those fiscal years in which the accounting grant date values are established.

	Components of Stock Awards		Additional Information
Name	Value of RSUs ($)	Value of PSUs at Target Attainment ($)	Value of PSUs at Maximum Attainment ($)
Andi R. Owen	1,949,066	2,225,025	4,450,050
Kevin J. Veltman	404,409	111,013	222,026
Jeffrey M. Stutz	710,847	488,530	977,060
John P. Michael	616,566	435,683	871,366
Debbie F. Propst	616,566	435,683	871,366
Megan C. Lyon	542,044	371,561	743,122

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(3) The amounts for fiscal 2026 for all other compensation are described in the table below.

Name	Company Contributions to 401(k) Plan and Deferred Compensation Plan ($)(a)	Comprehensive Executive Physical Health Exam ($)	Personal Use of Corporate Aircraft ($)(b)	Total Other Compensation ($)
Andi R. Owen	71,768	4,100	58,922	134,790
Kevin J. Veltman	23,073	4,200	—	27,273
Jeffrey M. Stutz	37,165	4,200	—	41,365
John P. Michael	33,646	4,100	—	37,746
Debbie F. Propst	33,646	—	—	33,646
Megan C. Lyon	37,401	4,100	—	41,501
(a)Amounts represent the Company’s contributions to the Retirement Plan and the MillerKnoll, Inc. Executive Equalization Retirement Plan.
(b)The Company permits limited personal use of Company aircraft by the Chief Executive Officer. The amount reported reflects the aggregate incremental cost to the Company of such personal use during fiscal 2026, calculated based on the direct operating costs associated with the applicable flights. Ms. Owen did not exceed the 35-hour perquisite approved limit.
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Grants of Plan-Based Awards
The Grants of Plan-Based Awards table below contains information on both non-equity and equity incentive plan-based awards granted by the Company to the NEOs during fiscal 2026 under the LTI plan and the possible payouts to the NEOs under the AIP for fiscal 2026. These amounts are not realized income. For additional details of grants under the LTI plan, as well as the performance criteria under the AIP, refer to the Fiscal 2026 Compensation Program section in the CD&A.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Award Type(1)	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andi R.	CB			—	1,401,923	2,803,846
Owen	PSU	07/15/25	(6)				—	116,366	232,732		2,225,025
	RSU	07/15/25	(4)							98,837	1,949,066
Kevin J.	CB			—	316,609	633,218
Veltman	PSU	07/15/25	(7)				—	1,511	3,022		27,691
	RSU	07/15/25	(4)							7,815	154,112
	PSU	10/22/25	(8)				—	5,137	10,274		83,322
	RSU	10/22/25	(9)							14,663	250,297
Jeffrey M.	CB			—	595,627	1,191,254
Stutz	PSU	07/15/25	(6)				—	25,817	51,634		488,530
	RSU	07/15/25	(4)							36,047	710,847
John P.	CB			—	452,400	904,800
Michael	PSU	07/15/25	(6)				—	23,004	46,008		435,683
	RSU	07/15/25	(4)							31,266	616,566
Debbie F.	CB			—	452,400	904,800
Propst	PSU	07/15/25	(6)				—	23,004	46,008		435,683
	RSU	07/15/25	(4)							31,266	616,566
Megan C.	CB			—	401,046	802,092
Lyon	PSU	07/15/25	(6)				—	19,636	39,272		371,561
	RSU	07/15/25	(4)							27,487	542,044
(1)“CB” refers to the AIP cash bonus awards made pursuant to the Annual Incentive Cash Bonus Plan; “PSU” and “RSU" refer to performance-based restricted stock units and time-based restricted stock units, respectively, issued under the LTI plan.
(2)Under the AIP, executives can earn incentive compensation based on the achievement of certain Company performance goals. The actual Cash Bonus amount paid with respect to any year may range from zero to two times the target based upon the relative achievement of the performance goal. For fiscal 2026, the goal was based upon the achievement of Operating Earnings, As Adjusted.
(3)Represents the range of possible shares to be issued under PSU awards granted in fiscal 2026. Overall attainment is capped at 200% of target and can be as low as zero. For additional information, see the Fiscal 2026 Compensation Program - Long-Term Incentives section.
(4)Represents the annual RSUs granted in fiscal year 2026, which will vest in equal installments over 3 years. Awards were granted on July 15, 2025 within fiscal year 2026 and have an accounting grant fair value consistent with the requirements of FASB ASC Topic 718.
(5)Aggregate grant date values are computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value was determined based upon the vesting at 100% of the target units awarded.
(6)The amounts presented reflect three sets of performance share units (PSUs), all with an accounting grant date fair value established on July 15, 2025. These include: the third performance period tranche of PSUs granted on October 19, 2023, covering EBITDA as the performance goal; and the second one-year performance period tranche of PSUs granted on July 16, 2024, with performance goals based on EBITDA and Revenue; and the first one-year performance period tranche of PSUs granted on July 15, 2025, with performance goals based on EBITDA and Revenue. The PSUs earned from these awards vest on August 1, 2026, July 22, 2027, and July 22, 2028, respectively. In addition, PSU grants are subject to a relative TSR modifier that can increase or decrease the number of earned PSUs by up to 25%, subject to the overall maximum of 200% of target.
(7)The amounts presented reflect two sets of performance share units (PSUs), all with an accounting grant date fair value established on July 15, 2025. These include: the third performance period tranche of PSUs granted on October 19, 2023, covering EBITDA as the performance goal; and the second one-year performance period tranche of PSUs granted on July 16, 2024, with performance goals based on EBITDA and Revenue. The PSUs earned from these awards vest on August 1, 2026 and July 22, 2027 respectively.
(8)Reflects one performance period tranche for a performance share unit award (PSUs) related to Mr. Veltman's off-cycle LTI grant associated with his promotion to CFO. This performance period tranche has an accounting grant date fair value established on October 22, 2025. The PSUs earned from this award will vest on July 22, 2028.
(9)Reflects one restricted share unit award (RSUs) related to Mr. Veltman's off-cycle LTI grant associated with his promotion to CFO. This award has an accounting grant date fair value established on October 22, 2025. The RSUs earned from this award will vest in equal installments over 3 years.
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Executive Compensation	Table of Contents
Outstanding Equity Awards at Fiscal Year-End
The following table shows the outstanding option and stock awards held by our NEOs as of May 30, 2026. It includes both exercisable and unexercisable options, as well as unvested shares and units.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Andi R. Owen	08/22/18		77,447	—	38.15	08/22/28
	07/14/20		124,247	—	21.38	07/14/30
	07/14/20		275,930	—	23.52	07/14/30
	07/13/21	(6)	60,374	—	45.75	05/30/31
	07/12/22	(6)	100,000	—	27.75	05/30/31
	07/12/22	(6)	200,000	—	40.00	05/30/31
	07/18/23	(6)	313,177	—	20.00	05/30/31	49,382	799,001
	10/19/23	(5) (7)							69,098	1,118,006
	07/16/24	(5) (7)					47,824	773,792	65,372	1,057,719
	07/15/25	(5) (7)					89,242	1,443,936	185,107	2,995,031
Kevin J. Veltman	07/14/20		1,999	—	21.38	07/14/30
	07/14/20		7,500	—	23.52	07/14/30
	07/12/22		3,544	—	27.75	07/12/32
	07/18/23		10,933	5,466	20.00	07/18/33	1,293	20,921
	10/19/23	(5)							964	15,598
	07/16/24	(5)					1,597	25,839	1,511	24,448
	07/15/25	(5)					8,071	130,589	1,993	32,247
	10/22/25	(5)					14,975	242,296	10,274	166,233
Jeffrey M. Stutz	07/19/16		16,245	—	31.86	07/19/26
	07/19/16		21,196	—	31.86	07/19/26
	07/18/17		22,953	—	33.75	07/18/27
	07/16/18		17,512	—	38.30	07/16/28
	07/14/20		29,142	—	21.38	07/14/30
	07/14/20		75,040	—	23.52	07/13/30
	07/13/21		16,667	—	45.75	07/13/31
	07/12/22		27,248	—	27.75	07/12/32
	07/18/23		100,595	50,299	20.00	07/18/33	11,897	192,493
	10/19/23	(5)							8,872	143,549
	07/16/24	(5)					14,796	239,399	13,972	226,067
	07/15/25	(5)					37,226	602,317	42,098	681,146
John P. Michael	07/14/20		2,774	—	21.38	07/14/30
	07/14/20		10,000	—	23.52	07/14/30
	07/13/21		15,179	—	45.75	07/13/31
	07/12/22		27,248	—	27.75	07/12/32
	07/18/23		100,595	50,299	20.00	07/18/23	11,897	192,493
	10/19/23	(5)							8,872	143,549
	07/16/24	(5)					12,869	208,220	12,730	205,971
	07/15/25	(5)					32,289	522,436	37,714	610,213
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Table of Contents	Executive Compensation

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#)(1) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Debbie F. Propst	07/14/20		28,238	—	21.38	07/14/30
	07/14/20		43,820	—	23.52	07/14/30
	07/13/21		16,667	—	45.75	07/13/31
	07/12/22		27,248	—	27.75	07/12/32
	07/18/23		100,595	50,299	20.00	07/18/33	11,897	192,493
	10/19/23	(5)							8,872	143,549
	07/16/24	(5)					12,869	208,220	12,730	205,971
	07/15/25	(5)					32,289	522,436	37,714	610,213
Megan C. Lyon	07/14/20		27,447	—	21.38	07/14/30
	07/14/20		41,655	—	23.52	07/14/30
	07/13/21		13,393	—	45.75	07/13/31
	07/12/22		21,946	—	27.75	07/12/32
	07/18/23		75,922	37,961	20.00	07/18/33	8,979	145,280
	10/19/23	(5)							6,696	108,341
	07/16/24	(5)					11,261	182,203	10,605	171,589
	07/15/25	(5)					28,386	459,285	32,015	518,003
(1)Options vest ratably in substantially three equal annual installments commencing on the first anniversary of the grant date.
(2)RSU awards granted prior to Fiscal Year 2025 vest ratably 25%, 25%, and 50% over a three-year period on August 1st of each year, following the first anniversary of the grant date; amounts shown reflect additional units credited due to dividend reinvestment. RSU awards granted after Fiscal Year 2025 vest ratably 33.3%, 33.3%, and 33.4% over a three-year period on July 22nd of each year, following the first anniversary of the grant date; amounts shown reflect additional units credited due to dividend reinvestment.
(3)Assumes a stock price of $16.18 per share, which was the closing price of a share of the Company’s common stock on the last trading day of fiscal 2026.
(4)PSUs vest depending upon the attainment level of certain predetermined performance goals.
(5)For PSUs granted in October 2023, July 2024, and July 2025 the units reflected are only for tranches for which performance goals have been established on the accounting grant dates indicated; each performance goal’s PSUs are calculated individually at the next highest level of attainment and then reported in aggregate.
(6)The expiration dates of Ms. Owen's stock option awards were revised pursuant to the terms of the applicable award agreements. In connection with her separation, her outstanding and unexercised stock options will remain exercisable until the earlier of (i) five years following her transition date or (ii) the original expiration date of the applicable award.
(7)Aggregate total PSUs and RSUs include the impact of prorated awards resulting from the separation of Ms. Owen.

2026 Proxy Statement 33

Executive Compensation	Table of Contents
Option Exercises and Stock Vested
The table below provides information on the number and value of options exercised in fiscal 2026 and the vesting of restricted stock on an aggregate basis:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1)(2)(3) ($)
Andi R. Owen	—	—	210,492	4,008,280
Kevin J. Veltman	—	—	17,601	340,484
Jeffrey M. Stutz	—	—	57,701	1,102,894
John P. Michael	—	—	56,770	1,084,740
Debbie F. Propst	—	—	56,770	1,084,740
Megan C. Lyon	—	—	50,335	963,968
(1)Value based on the closing market price of the Company’s common stock on the vesting date.
(2)Value realized includes dividend reinvestment shares vested with underlying RSU shares.
(3)Includes RSUs vested from the Fiscal Year 2024 NEO AIP in RSUs. See the 2025 proxy statement for further context found within the Grant of Plan Based Awards table, or the 2024 proxy statement in the Summary Compensation Table.

Nonqualified Deferred Compensation
The MillerKnoll, Inc. Executive Equalization Retirement Plan allows all United States employees who have compensation above the statutory ceiling to defer income in the same proportion as if the statutory ceiling did not exist. We make contributions to the plan such that Company contributions mirror the amounts we would have contributed to the Company’s tax-qualified 401(k) plan had the employee’s compensation not been above the statutory ceiling. Distributions from the plan are paid out in cash based on the deferral election specified by the participant. We do not guarantee a rate of return under the plan. Instead, participants make investment elections for their deferrals and Company contributions. Investment options are the same as those available under our 401(k) plan.

The Nonqualified Deferred Compensation table below provides certain information relating to this Executive Equalization Retirement Plan:

Name	Aggregate Balance at May 31, 2025 ($)	Executive Officer Contributions in Fiscal 2026 ($)(1)	Registrant Contributions in Fiscal 2026 ($)(2)	Aggregate Earnings in Fiscal 2026 ($)(3)	Aggregate Withdrawals/ Distributions in Fiscal 2026 ($)	Aggregate Balance at May 30, 2026 ($)
Andi R. Owen	1,359,727	71,553	57,168	305,566	—	1,794,014
Kevin J. Veltman	16,509	11,136	5,922	4,795	(10,219)	28,143
Jeffrey M. Stutz	1,231,446	75,922	19,991	228,304	—	1,555,663
John P. Michael	567,491	89,957	18,515	164,600	—	840,563
Debbie F. Propst	251,653	24,536	18,515	75,151	—	369,855
Megan C. Lyon	13,573	34,341	16,255	6,508	(38,123)	32,554
(1)Amounts in this column represent the deferrals of base salary earned in fiscal 2026 included in the Summary Compensation Table under Salary, plus deferral of amounts earned in fiscal 2025 and paid in fiscal 2026 under the AIP included in the fiscal 2025 Summary Compensation Table under Non-Equity Incentive Plan Compensation.
(2)Amounts in this column represent the Company’s contribution including obligations from a prior fiscal year that were deposited in fiscal 2026 and included in the “All Other Compensation” column of the Summary Compensation Table.
(3)Amounts reflect increases (decreases) in value of the employee’s account during the year, based upon deemed investment of deferred amounts.

34 MillerKnoll

Table of Contents	Executive Compensation
Potential Payments Upon Termination, Death, Disability, Retirement, or Change in Control
The following table quantifies the estimated payments that would be made to each NEO in the event of his or her termination by the Company without cause, in the event of his or her termination under circumstances that would trigger payments under change in control agreements, and upon his or her death, disability, or retirement, in each case assuming that the change in control, termination and/or other event occurred on May 30, 2026.

Name	Benefit	Death ($)	Disability ($)	Retirement ($)(1)	Without Cause / Mutual Agreement ($)(8)	Change in Control ($)
Jeffrey M. Stutz	Cash Severance(2)	—	—	—	952,500	2,540,000
	Unvested Restricted Stock Units(3)	1,034,220	1,034,220	958,311	765,822	1,034,220
	Unvested Performance Stock Units(4)	1,239,785	1,221,969	1,008,691	996,528	1,080,710
	Unvested Stock Options(5)	—	—	—	—	—
	Health and Welfare(6)(7)	—	—	—	32,391	34,855
	Total	2,274,005	2,256,189	1,967,002	2,747,241	4,689,785
Kevin J. Veltman	Cash Severance(2)	—	—	—	780,000	1,820,000
	Unvested Restricted Stock Units(3)	419,646	419,646	—	106,890	419,646
	Unvested Performance Stock Units(4)	321,277	319,341	—	20,011	302,983
	Unvested Stock Options(5)	—	—	—	—	—
	Health and Welfare(6)(7)	—	—	—	63,317	76,089
	Total	740,923	738,987	—	970,218	2,618,718
John P. Michael	Cash Severance(2)	—	—	—	907,500	2,117,500
	Unvested Restricted Stock Units(3)	923,151	923,151	857,310	664,821	923,151
	Unvested Performance Stock Units(4)	1,103,275	1,085,458	901,716	889,553	964,185
	Unvested Stock Options(5)	—	—	—	—	—
	Health and Welfare(6)(7)	—	—	—	66,783	80,711
	Total	2,026,426	2,008,609	1,759,026	2,528,657	4,085,547
Debbie F. Propst	Cash Severance(2)	—	—	—	907,500	2,117,500
	Unvested Restricted Stock Units(3)	923,151	923,151	—	280,266	923,151
	Unvested Performance Stock Units(4)	1,103,275	1,085,458	—	184,184	964,185
	Unvested Stock Options(5)	—	—	—	—	—
	Health and Welfare(6)(7)	—	—	—	63,061	75,748
	Total	2,026,426	2,008,609	—	1,435,011	4,080,584
Megan C Lyon	Cash Severance(2)	—	—	—	862,500	1,955,000
	Unvested Restricted Stock Units(3)	786,760	786,760	—	245,856	786,760
	Unvested Performance Stock Units(4)	943,113	929,667	—	138,999	822,080
	Unvested Stock Options(5)	—	—	—	—	—
	Health and Welfare(6)(7)	—	—	—	31,650	33,867
	Total	1,729,873	1,716,427	—	1,279,005	3,597,707
(1)Only Mr. Stutz and Mr. Michael were retirement eligible as of May 30, 2026.
(2)“Without Cause” amount equals 18 months of base salary and “CIC” amount equals 3x (CEO) or 2x (Other NEOs) base salary plus greater of prior year actual bonus or current year target bonus.
(3)Accelerated vesting and no proration for time worked for “Death,” “Disability,” “Retirement,” (awards are prorated if retirement occurs within the first 12 months of grant date) and “CIC.” Accelerated vesting and proration for time worked for “Without Cause.”
(4)For “Death,” accelerated vesting and proration based on time worked. For “Retirement,” accelerated vesting for awards outstanding at least 12 months and accelerated vesting with proration based on time worked only for awards outstanding less than 12 months. For “Disability” and “Without Cause,” proration based on time worked and payout at the end of cycle based on actual performance. For “CIC,” accelerated vesting and no proration for time worked. All scenarios use actual performance and are based on the following as of our fiscal year ended May 30, 2026: The PSUs granted in fiscal 2024 equal 91.2% of target, PSUs granted in fiscal 2025 equal 67.6% of target, and the PSUs granted in fiscal 2026 equal 99.4% of target.
(5)Forfeited under “Death,” “Disability,” and “Without Cause.” Continued vesting under “Retirement.” Accelerated vesting under “CIC.” There is no accelerated vesting of stock options or PSUs under a “Retirement” scenario. Awards, in full or prorated, continue to vest. As of May 30, 2026 all outstanding stock options were underwater.
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Executive Compensation	Table of Contents
(6)For Health and Welfare Benefits, “Without Cause” amount equals 18 months of benefits continuation and “CIC” amount equals 36 months (CEO) or 24 months (other NEOs) benefits continuation.
(7)Other benefits reflect outplacement support ($25,000).

CEO Transition
As previously disclosed in the Company's Current Report on Form 8‑K filed on June 3, 2026 and discussed in the footnote under the Executive Officers Covered by this CD&A in the Compensation Discussion and Analysis, on June 1, 2026, the Board and Ms. Owen mutually agreed that Ms. Owen would retire from the Company effective June 30, 2026. Effective May 30, 2026, Ms. Owen resigned from the Board and as an officer of the Company and commenced a leave of absence.

In connection with Ms. Owen’s transition, the Company and Ms. Owen entered into a letter agreement. Pursuant to the letter agreement, and in exchange for a mutual release of claims and in light of Ms. Owen’s retirement eligibility under the Company’s equity arrangements, Ms. Owen became entitled, upon her separation from the Company, to receive benefits under her existing compensation arrangements, consisting of (i) severance payments and benefits under her previously filed offer letter (including 18 months of base salary equal to $1,687,500 and up to 18 months of Company‑subsidized health benefits with a value of $65,626 and (ii) retirement treatment for her outstanding equity awards (with an aggregate value of $8,084,917, as further described in the “Accelerated Vesting Upon Death, Disability, Retirement, or Change in Control” below. In accordance with applicable SEC disclosure requirements, because Ms. Owen’s separation occurred during fiscal 2026, the table above does not include amounts associated with other potential termination or change-in-control scenarios that are no longer applicable.

Potential Payments Upon Termination without Change in Control
•18 months base salary continuation for NEOs if they are terminated for reasons other than cause.
•Maintain health insurance during salary continuation period.
•Employee provides the Company with a release of all claims and agrees not to work for a competitor or solicit employees during the salary continuation period.

Potential Payments Upon Termination in Connection with Change in Control
In fiscal 2026, each NEO was party to a CIC Agreement with the Company that contains “double-trigger” change in control provisions. These provisions state that there must be both a change in control and the employee must incur an actual or constructive termination of employment by us to be entitled to a payment.

A change in control (as defined more specifically in the CIC Agreements) occurs:
•If a third party becomes the owner of 35% or more of the Company’s stock;
•If a majority of the Board of Directors is composed of persons who are not recommended by the existing Board; or
•Under certain transactions involving a merger or reorganization, a sale of all or substantially all of the Company’s assets, or a liquidation in which the Company does not maintain certain control thresholds.

An executive is entitled to a payment under the CIC Agreement if, within two years after a change in control, the Company terminates the employment of the executive without cause or the executive terminates their employment for good reason, which is defined as the occurrence of any one or more of the following without the executive’s express written consent:

•The executive is assigned duties at any time during the six months prior to the change in control that are materially different from or inconsistent with the duties, responsibilities, and status of the executive’s position or which result in a significant reduction in the executive’s authority and responsibility as an executive within the Company or a subsidiary.
•A reduction in the executive’s base salary, target value of the annual incentive, or target value of the LTIP awards.
•The Company requires the executive to be based at a location over 50 miles from the facility that is the executive’s principal business office at the time of the change in control.
•A reduction of 5% or more in the aggregate benefits provided to the executive and his or her dependents under the Company’s employee benefit plans.
•The failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform the CIC Agreement.

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Table of Contents	Executive Compensation
If both triggering events occur, then the NEO is entitled to a change in control payment that consists of:

•A lump sum cash amount equal to the executive’s annual base salary, multiplied by two (or three, in the case of the CEO).
•A lump sum cash amount equal to two (or three, in the case of the CEO) times the greater of (1) the executive’s average bonus over the previous three years or (2) the executive’s target bonus for the fiscal year in which the change in control occurs, plus a prorated amount of the executive’s target bonus for the fiscal year in which the termination date occurs.
•Healthcare coverage, and life and disability insurance for the 24 (or 36, in the case of the CEO) consecutive month period beginning immediately after the termination date.
•Outplacement services up to a maximum of $25,000.
•All outstanding awards held by the executive under the Company’s LTIP shall vest in full as of the termination date. Specific treatment of each award type is summarized in the Vesting of Long-Term Incentive Awards section below.

The Company has no obligation to make a “gross-up” payment to the executive officer if the amount of the payments under the change in control agreements is subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986.

To receive the payments, the NEO is obligated to comply with certain restrictive covenants under the agreement, which include committing the executive to refrain from competing with the Company for a period equal to the number of years of compensation received under the agreement.

Accelerated Vesting Upon Death, Disability, Retirement, or Change in Control for Retirement Plans
The MillerKnoll, Inc. Executive Equalization Retirement Plan, as described in the Nonqualified Deferred Compensation section, contains provisions that permit accelerated vesting upon death, disability, or change in control. In the event of a change in control, the Executive Equalization Retirement Plan provides for the acceleration of payment even if the NEO has not been terminated. The definition of change in control for this plan is the definition contained in Treasury Regulations for Section 409A of the Internal Revenue Code.

2026 Proxy Statement 37

Executive Compensation	Table of Contents
Vesting of Long-Term Incentive Awards
The vesting of LTI plan awards upon a Change in Control (with a qualifying termination), Death, Disability, Retirement, and Termination without Cause or Mutually Agreed Separation unrelated to a change in control are as outlined in the table below:

Long-Term Incentive Vehicle	CIC with a Qualifying Termination	Termination Upon Death and Disability	Qualified Retirement	Termination without Cause or Mutually Agreed Separation Unrelated to CIC

Stock Options	Unvested stock options vest in full.	Unvested stock options are forfeited. Exercise period for vested options will be five years from the date of the event or the remaining life of the option if less. If the executive dies while on disability, the exercise period is the longer of the five-year exercise period or one year after the date of death, not to exceed the remaining life of the option.
Unvested stock options continue to vest. If an executive retires in the first year after the award date, unvested stock options will be prorated as defined by the award agreement.

Exercise period for vested options will be five years from the date of retirement.
Unvested stock options are forfeited. Vested options must be exercised within three months following termination or they are forfeited.
RSUs	Unvested RSUs vest in full.	Unvested RSUs vest in full.	Unvested RSUs vest in full. If an executive retires in the first year, unvested RSUs will be prorated as defined by the award agreement.	Unvested RSUs are prorated based upon the number of days worked towards each of the three vesting tranches.
PSUs	Unvested PSUs earned are based on actual performance through the CIC date.	Vesting is not accelerated. Target PSUs are prorated for time worked during the performance period with continued vesting. PSUs earned are based on actual performance over the performance period.	Vesting is not accelerated. If an executive retires in the first year, the target PSUs will be prorated as defined by the award agreement.	Unvested PSUs are forfeited

38 MillerKnoll

Table of Contents	Executive Compensation
CEO PAY RATIO
Pursuant to the SEC’s guidance under Item 402(u) of Regulation S-K, we are required to disclose the annual total compensation for both our CEO and median employee and the ratio of those two amounts. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices.

As permitted under SEC rules, a company may identify its median employee for purposes of the pay ratio disclosure once every three years, unless there has been a change in the employee population or employee compensation arrangements that the company reasonably believes would result in a significant change to the pay ratio disclosure. Because we last identified our median employee in fiscal 2023, we conducted a new median employee determination for fiscal 2026. Using the methodology and assumptions described below, we identified a new median employee from our employee population as of May 30, 2026. We then calculated the annual total compensation of this employee in accordance with Item 402(c)(2)(x) of Regulation S-K for purposes of determining the CEO pay ratio.

The ratio presented below for fiscal 2026 is a reasonable estimate calculated in a manner consistent with Item 402(u):

•The annual total compensation of our CEO was $6,139,932.
•The annual total compensation of our identified median employee was $65,927.
•The ratio of the annual total compensation of our CEO to that of our identified median employee was 93 to 1.

The methodology we used to identify our median employee for this pay ratio analysis is summarized in the following table:

Item	Description
Determination Date	May 30, 2026
Employee Population(1)	Total employee population, excluding the CEO, as of the determination date was 10,084.
Consistently Applied Compensation Measure (“CACM”)
Gross wages, measured over 12 months ending on the determination date. For new hires, we annualized gross wages for any employees hired during the 12-month period ending on May 30, 2026. For non-U.S. employees, values were converted into USD using the exchange rates in effect on the determination date.

(1)As permitted by SEC rules, we did not include approximately 499 employees who are located in Austria (1), Belgium (3), Brazil (39), Denmark (371), Finland (1), Germany (39), Ireland (1), Netherlands (14), Norway (5), Poland (4), Romania (1), Spain (5), Sweden (7), Switerland (7), and Portugal (1), and in aggregate represent less than 5% of our employee population as of the determination date.

2026 Proxy Statement 39

Executive Compensation	Table of Contents
PAY VERSUS PERFORMANCE
As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive Compensation Actually Paid (“CAP”), as defined in Item 402(v), and the financial performance of the Company. This disclosure is intended to comply with the aforementioned SEC rule and does not necessarily reflect how the Company links pay to performance. For additional information on the Company’s compensation philosophy and practices, refer to the CD&A section.

Pay Versus Performance Table
The following table sets forth compensation information for our CEO and the average compensation of our other NEOs (the “Other NEOs”), along with our TSR, our peer group TSR, net income, and Operating Earnings, As Adjusted by the Compensation Committee, for our fiscal years ended May 30, 2026 (2026), May 31, 2025 (2025), June 1, 2024 (2024), June 3, 2023 (2023), and May 28, 2022 (2022):

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Other NEOs ($)(1)	Average Compensation Actually Paid to Other NEOs ($)(2)	Company TSR ($)	Peer Group TSR ($)(3)	Net Income (in millions) ($)(4)	Operating Earnings, As Adjusted (in millions) ($)(5)
2026	6,139,932	6,245,938	1,797,104	1,806,509	39.84	103.11	91.5	249.3
2025	6,429,976	1,924,926	1,914,612	532,569	39.87	95.99	(36.9)	234.9
2024	8,957,907	11,254,266	3,217,718	4,114,728	63.02	93.05	82.3	258.3
2023	5,835,567	(336,686)	1,696,974	577,205	31.57	65.34	42.1	245.3
2022	4,984,838	(1,966,393)	1,689,059	1,144,496	65.43	71.75	(27.1)	192.5
(1) The total compensation reported in the above table is for the following NEOs:

Fiscal Year	CEO	Other NEOs
2026	Andi R. Owen	Kevin J. Veltman | Jeffrey M. Stutz | John P. Michael | Debbie F. Propst | Megan C. Lyon
2025	Andi R. Owen	Jeffrey M. Stutz | Christopher M. Baldwin | John P. Michael | Debbie F. Propst
2024	Andi R. Owen	Jeffrey M. Stutz | Christopher M. Baldwin | John P. Michael | Debbie F. Propst
2023	Andi R. Owen	Jeffrey M. Stutz | Christopher M. Baldwin | John P. Michael | Debbie F. Propst
2022	Andi R. Owen	Jeffrey M. Stutz | Christopher M. Baldwin | John P. Michael | Debbie F. Propst
(2)Amounts reported are based on total compensation reported in the Summary Compensation Table for our CEO and on average for our Other NEOs for the indicated covered fiscal years and adjusted as shown in the table below. The fair value of equity awards was computed in accordance with the Company’s methodology used for financial reporting purposes.

Fiscal Year	NEO Type	Summary Compensation Table Total ($)	Less: Reported Summary Compensation Table Value of Equity Awards ($)(a)	Plus: Equity Award Adjustments ($)(b)	Compensation Actually Paid ($)
2026	CEO	6,139,932	4,174,091	4,280,097	6,245,938
	Other NEOs	1,797,104	946,580	955,985	1,806,509
2025	CEO	6,429,976	4,617,726	112,676	1,924,926
	Other NEOs	1,914,612	1,070,846	(311,197)	532,569
2024	CEO	8,957,907	7,633,132	9,929,491	11,254,266
	Other NEOs	3,217,718	2,260,736	3,157,746	4,114,728
2023	CEO	5,835,567	4,294,328	(1,877,925)	(336,686)
	Other NEOs	1,696,974	758,188	(361,581)	577,205
2022	CEO	4,984,838	2,272,521	(4,678,710)	(1,966,393)
	Other NEOs	1,689,059	503,537	(41,026)	1,144,496
(a)Represents the total of the amounts reported in the Stock Awards and Option Awards columns in the Summary Compensation Table for the applicable year.

Footnotes continued on next page

40 MillerKnoll

Table of Contents	Executive Compensation
(b)The following table details the amounts deducted or added in calculating the equity award adjustments for our CEO, as well as the average for our other NEOs, as computed in accordance with Item 402(v). The valuation assumptions used to calculate equity award fair values did not materially differ from those disclosed at the time of grant.

Fiscal Year	NEO Type	Year End Fair Value of Outstanding and Unvested Equity Awards ($)	Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value at Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2026	CEO	3,451,332	5,227	—	662,706	—	160,832	4,280,097
	Other NEOs	775,215	(14,736)	—	156,702		38,804	955,985
2025	CEO	3,623,782	(3,686,575)	—	54,924	—	120,545	112,676
	Other NEOs	986,038	(1,256,669)	—	(73,117)	—	32,551	(311,197)
2024	CEO	7,468,249	1,815,281	—	516,852	—	129,109	9,929,491
	Other NEOs	2,654,832	299,166	—	171,933	—	31,815	3,157,746
2023	CEO	1,139,605	(2,495,253)	—	(547,281)	—	25,004	(1,877,925)
	Other NEOs	202,126	(490,073)	—	(84,229)	—	10,595	(361,581)
2022	CEO	1,291,231	(5,265,971)	—	(726,187)	—	22,217	(4,678,710)
	Other NEOs	535,890	(663,576)	143,163	(69,635)	—	13,132	(41,026)
(3)Represented for each of the indicated fiscal years is the cumulative weighted TSR of our custom TSR peer group. The peer group for purposes of this table for each of 2026, 2025, 2024, 2023, and 2022 is the same as our peer group as set in the Fiscal 2026 Compensation Program - Long-Term Incentives section of the CD&A.
(4)Net income (loss) used within this table refers to “Net earnings (loss) attributable to MillerKnoll, Inc.” as presented in our Annual Report on Form 10-K Consolidated Statements of Comprehensive Income.
(5)In accordance with Item 402(v) of Regulation S-K, we determined Operating Earnings, As Adjusted by the Compensation Committee, to be our Company Selected Measure (“CSM”) that is the most important financial performance measure for fiscal 2026, used to link Compensation Actually Paid (“CAP”) to our NEOs because it is applied to our AIP. Operating Earnings, as Adjusted” represents the Company’s operating earnings, excluding certain items that are not considered reflective of ongoing operating performance, including acquisition and integration charges, amortization of purchased intangibles, restructuring expenses, impairment charges, and other special charges or gains. and plus or minus any adjustments approved by the Committee.

Relationships Between Compensation Actually Paid and Performance
The first three graphs below provide comparisons of CAP for our CEO and Other NEOs as compared to (1) our cumulative TSR, (2) Net Income, and (3) Operating Earnings, As Adjusted, each as shown in the Pay Versus Performance Table. The last graph below provides a comparison of our cumulative TSR and our peer group’s cumulative TSR.

2026 Proxy Statement 41

Executive Compensation	Table of Contents

CAP vs. Company TSR
$65.43
$31.57
$63.02
$39.87
$39.84
($2.0M)
$1.1M
($0.3M)
$0.6M
$11.3M
$4.1M
$1.9M
$0.5M
$6.2M
$1.8M
2022
2023
2024
2025
2026
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Company TSR

CAP vs. Net Income
($27.1M)
$42.1M
$82.3M
($36.9M)
$91.5M
$11.3M
$6.2M
$1.9M
($2.0M)
($0.3M)
$1.1M
$0.6M
$4.1M
$0.5M
$1.8M
2022
2023
2024
2025
2026
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Net Income (millions)

42 MillerKnoll

Table of Contents	Executive Compensation

CAP vs. Operating Earnings, As Adjusted
$192.5M
$245.3M
$258.3M
$234.9M
$249.3M
$11.3M
$6.2M
$1.9M
($2.0M)
($0.3M)
$1.1M
$0.6M
$4.1M
$0.5M
$1.8M
2022
2023
2024
2025
2026
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Operating Earnings, As Adjusted

Company vs. Peer Group TSR
$71.75
$65.34
$93.05
$95.99
$103.11
$65.43
$31.57
$63.02
$39.87
$39.84
2022
2023
2024
2025
2026
Company TSR
Peer Group TSR

2026 Proxy Statement 43

Executive Compensation	Table of Contents
Most Important Financial Performance Measures
Based on performance measures applied to our AIP and LTIP as discussed in the Fiscal 2026 Compensation Program section of the CD&A, the following are the most important financial performance measures used by the Company to link our NEOs’ CAP to the Company’s performance. The performance measures with an asterisk (*) are subject to adjustments as approved by the Committee each year.

Tabular List of Financial Performance Measures
Operating Earnings, As Adjusted*
EBITDA, As Adjusted*
Revenue
Relative Total Shareholder Return (“rTSR”)

44 MillerKnoll

Table of Contents	Executive Compensation
EQUITY COMPENSATION PLAN INFORMATION
The table below presents information as of May 30, 2026, for the MillerKnoll, Inc. 2025 Long-Term Incentive Plan, as amended (LTI Plan), the Knoll, Inc. 2021 Stock Incentive Plan, as amended (the “Knoll Plan”), and the MillerKnoll, Inc. Employee Stock Purchase Plan (ESPP), all of which were approved by shareholders. For a description of the awards issued under these plans, see Note 9 - Stock-Based Compensation of our Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal 2026. We do not have any equity compensation plans that have not been approved by our shareholders.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted-average exercise price of outstanding options, warrants, and rights ($)(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders	6,659,558	24.42	7,817,519
(1)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs and PSUs, which have no exercise price.
(2)As of May 30, 2026, 6,540,967 shares and 1,276,552 shares remain available for future issuance under the LTI Plan and the ESPP, respectively.

2026 Proxy Statement 45

Audit Matters	Table of Contents

PROPOSAL 3	RATIFICATION OF AUDIT COMMITTEE’S SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2027. Representatives of KPMG LLP will participate in the Annual Meeting of Shareholders and will be available to respond to appropriate questions. Shareholders may submit questions online at www.virtualshareholdermeeting.com/MLKN2026. The KPMG LLP representatives will have the opportunity to make a statement if they desire.

Although the submission of this matter for approval by shareholders is not legally required, our Board of Directors believes that such submission follows sound corporate business practice and is in the best interests of our shareholders. If our shareholders do not approve the selection of KPMG LLP, the selection of this firm as our independent registered public accounting firm will be reconsidered by the Audit Committee. Even if our shareholders ratify the selection of KPMG LLP, the Audit Committee in its discretion, may select a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders. This ratification of the appointment of KPMG requires the affirmative vote of a majority of the votes cast on this proposal. Unless otherwise instructed by you, brokers, banks, and other street name holders will have the discretionary authority to vote your shares on this matter.

The Board of Directors recommends a vote “FOR” this proposal to ratify the appointment of KPMG LLP as our Company’s independent registered accounting firm for fiscal 2027.

Disclosure of Fees Paid to Independent Auditors
The following table summarizes the aggregate fees billed to us by KPMG LLP for the fiscal years ended as shown below:

Fiscal Year Ended ($ in millions)	May 30, 2026	May 31, 2025
Audit Fees (1)	$6.0	$5.6
Tax Fees (2)	1.0	0.9
Total	$7.0	$6.5
(1)Includes fees billed for the audit of and accounting consultations related to our Consolidated Financial Statements included in our Annual Report on Form 10-K, including the associated audit of our internal controls, the review of our financial statements included in our quarterly reports on Form 10-Q, and services in connection with statutory and regulatory filings.
(2)Comprised of fees billed for a diverse range of tax compliance, tax advice, and tax planning across the organization.

Our Audit Committee has adopted a policy for pre-approving services performed by our independent registered public accounting firm and other firms. This policy requires the Audit Committee’s pre-approval of all services that may be provided by our independent registered public accounting firm and certain audit services provided by other firms. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. The Audit Committee approved all audit and non-audit services provided by KPMG LLP in fiscal 2026 in accordance with this policy.

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Table of Contents	Audit Matters
REPORT OF THE AUDIT COMMITTEE
Our Audit Committee’s purpose is to oversee the accounting and financial reporting processes of the Company, the audits of our financial statements and Management’s assessment of internal controls, the qualifications of the public accounting firm engaged as the Company’s independent registered public accounting firm, and the performance of our internal auditors and independent registered public accounting firm. The Committee’s function is more fully described in its charter, which the Board has adopted and is available on our website at https://library.hermanmiller.group/asset/fef5ffb9-ac9c-4c97-863d-2f184cc2e599/millerknoll_audit_committee_charter_2026.pdf. The Committee reviews the charter on an annual basis. The Board annually reviews the Nasdaq listing rules definition of independence for Audit Committee members and has determined that each member of the Committee meets that standard.

The Audit Committee of the MillerKnoll, Inc. Board of Directors (“Committee” or “we”) has reviewed and discussed with management and KPMG LLP the Company’s audited financial statements for the year ended May 30, 2026, management’s assessment of the effectiveness of the Company’s internal controls over financial reporting, and KPMG LLP’s evaluation of our internal controls over financial reporting.

The Committee has discussed with KPMG LLP the results of the independent auditors’ examinations and the judgments of the independent auditors concerning the quality, as well as the acceptability, of the Company’s accounting principles and such other matters that we are required to discuss with the independent auditors under applicable rules, regulations, or generally accepted auditing standards, including the matters required to be discussed by applicable rules of the Public Company Accounting Oversight Board (“PCAOB”) and those of the Securities and Exchange Commission ("SEC"). We have also received and reviewed the written disclosures and the letter from KPMG LLP per the applicable requirements of the PCAOB regarding KPMG LLP’s independence, and we have discussed with KPMG LLP their independence, including a consideration of the compatibility of non-audit services with their independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended May 30, 2026.
Audit Committee of the Board of Directors

Lisa A. Kro (Chair)
Douglas D. French
John T. Maeda
Michael R. Smith

2026 Proxy Statement 47

Proposal 4 - 2026 LTIP	Table of Contents

PROPOSAL 4	APPROVE THE MILLERKNOLL, INC. 2026 LONG-TERM INCENTIVE PLAN

The Board has adopted, subject to shareholder approval, the MillerKnoll, Inc. 2026 Long-Term Incentive Plan (the “Plan”). The Plan is an amendment and restatement of our existing MillerKnoll, Inc. 2025 Long-Term Incentive Plan approved by our shareholders in 2025. Shareholders are being asked to approve the Plan at the Annual Meeting. The material terms of the Plan are summarized below, and a copy of the Plan is attached as Appendix B to this Proxy Statement. The following summary is subject in its entirety to the specific provisions contained in the complete text of the Plan set forth in Appendix B to this Proxy Statement.

Overview of the Plan
The Plan provides for the grant of a variety of equity-based awards, described in more detail below, such as stock options, including incentive stock options as defined in section 422 of the Internal Revenue Code, as amended (the “Code”), stock appreciation rights (SARs), restricted stock and restricted stock units, performance stock units, and other stock-based awards.

Administration
The Plan is administered by the Compensation Committee of the Board (the “Committee”), which is required to consist of no fewer than three non-employee directors, as defined in Rule 16b-3(b)(3) of the Exchange Act. The Committee determines who may participate in the Plan; the types of awards (or combinations thereof) to be granted; the number of shares of common stock to be covered by each award; and the terms and conditions of each award, such as conditions of forfeiture, transfer restrictions, and vesting requirements. The Committee may delegate to one of its members, or to an officer of the Company, certain of its powers under the Plan, subject to limitations described in the Plan.

Eligibility
The Plan authorizes awards to non-employee directors and all employees of the Company or its subsidiaries. As of August 14, 2026, the Company had 10 non-employee directors and 10,583 employees (including employees of Company subsidiaries). The Committee determines who may participate in the Plan. All future grants under Plan are within the discretion of the Committee.

Background for Request to Approve Additional Shares under the 2026 Plan
Outstanding Equity Award Information
The following table sets forth certain information as of August 14, 2026, unless otherwise noted, with respect of the Company's equity awards under all long-term incentive plans.

Shares subject to outstanding options	3,647,004
Weighted-average exercise price of outstanding options	$24.44
Weighted-average remaining term of outstanding options (in years)	4.89
Shares subject to outstanding full-value awards(1)	3,133,994
Shares available for issuance	3,995,584
Shares requested for approval under the 2026 Plan	2,800,000
Shares of common stock outstanding	68,733,063
(1)Any award other than an option or stock appreciation right.

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Table of Contents	Proposal 4 - 2026 LTIP
Shares Authorized for Issuance
The Company proposes to increase the share reserve by 2,800,000 shares. The restatement of the Plan being proposed for shareholder approval authorizes the Company to issue a total of 23,964,945 shares which includes 21,164,945 shares reserved for issuance under the plan being restated plus 2,800,000 additional shares. No additional shares would be issuable pursuant to the 2025 Long-Term Incentive Plan (which is being restated by the Plan proposed for shareholder approval). Shares to be issued pursuant to the Plan may be either authorized and unissued shares or shares reacquired by the Company.

Pursuant to the Plan, any shares subject to an award that terminates without the issuance of the shares, including awards that are settled in cash in lieu of shares, will be available again for issuance under the Plan and will increase the total number of shares available for grant by (a) two shares if such share is subject to a full value award, and (b) one share if such share was subject to any other type of award. The number of shares available for issuance under the Plan will not, however, be increased by the number of shares that are (1) tendered by the participant or withheld by the Company in payment of the purchase price of an option, (2) tendered by the participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award, (3) purchased by the Company with proceeds received from the exercise of an option, (4) subject to a SAR that are not issued in connection with the stock settlement of that right upon its exercise, (5) subject to the cancellation of a SAR granted in tandem with an option upon the exercise of the option, and (6) subject to the cancellation of an option granted in tandem with a SAR upon the exercise of that SAR.

Pursuant to the Plan, the maximum value, measured as of the award date, of all awards granted to a non-employee director during any fiscal year is $750,000.

Types of Awards
The following is a summary of each of the types of awards that may be granted under the Plan. These summaries are qualified in all respects by the provisions of the Plan.

An “Option” is a contractual right to purchase a number of shares at a price determined at the date the option is granted. The exercise price included in both incentive stock options and nonqualified stock options must equal at least 100% of the fair market value of our stock at the date of the grant. The Plan prohibits the repricing of options. Except as otherwise provided in the Plan, options may not be exercised prior to the first anniversary of the date they are granted. Subject to these limitations, options will be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the option agreement.

A “Stock Appreciation Right” is an award with the right to receive stock or cash of an equivalent value in an amount equal to the difference between the price specified in the SAR and the prevailing market price of the Company’s common stock at the time of exercise. As with options, the per share exercise price for a SAR may not be less than 100% of the fair market value of our stock on the date of grant. The Plan prohibits the repricing of SARs. Except as otherwise provided in the Plan, SARs may not be exercised prior to the first anniversary of the date they are granted. Subject to these limitations, SARs will be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the award agreement.

“Restricted Stock” is an award of common stock granted to an employee for no or nominal consideration. A recipient of a restricted stock award will have all the rights of a shareholder, including the right to vote and receive dividends, provided that such dividends will generally not vest unless and until the Restricted Stock becomes vested. In general, shares of restricted stock are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified vesting period and/or the attainment of specified performance objectives.

“Restricted Stock Unit” is an award representing the right to receive, in cash and/or shares of common stock, subject to certain conditions such as continuing employment and/or the achievement of specified performance or other objectives.

“Performance Stock Unit” is an award of the right to receive stock or cash of an equivalent value at the end of the designated performance period upon the attainment of specified performance goals. Performance Stock Units are a type
2026 Proxy Statement 49

Proposal 4 - 2026 LTIP	Table of Contents
of award where the grant, exercise, and/or settlement of such award is contingent upon the achievement of pre-established performance goals and other terms established by the Committee.

An “Other Stock-Based Award” is any other award that may be granted under the Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, common stock.

Forfeiture of Awards
Awards may be subject to forfeiture by participants to the extent a participant violates or breaches any agreement between the participant and the Company or any Company policy or procedure, including our Code of Conduct. Awards may be subject to forfeiture if a participant is terminated for cause. Awards under the Plan are subject to mandatory repayment by a participant to the extent that the participant is or becomes subject to any Company clawback or recoupment policy, or any law or regulation that imposes mandatory recoupment.

Termination of Employment
The award agreement for each award made pursuant to the Plan will specify the terms relating to the exercise, vesting, settlement, cancellation, or forfeiture of the award upon termination of employment, based on the reason for termination. These may include terms relating to the satisfaction of performance goals and the termination of the vesting period or performance period.

Amendment or Termination of the Plan
The Board may at any time amend, discontinue, or terminate all or any part of the Plan. No amendment may be made without shareholder approval that would (a) increase the aggregate number of shares of common stock that may be issued under the Plan, (b) change the definition of employees eligible to receive awards under the Plan, or (c) otherwise materially increase the benefits to participants in the Plan. Except as required by law, the termination or any amendment of the Plan may not impair the rights of any participant without his or her consent.

Summary of Federal Income Tax Consequences
The following summarizes the consequences of the grant and acquisition of awards under the Plan for federal income tax purposes, based on management’s understanding of existing federal income tax laws. This summary is necessarily general in nature and does not purport to be complete. Also, state and local income tax consequences are not discussed and may vary from locality to locality. The exact federal income tax treatment of transactions under the Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options
Plan participants will not recognize taxable income at the time an option is granted under the Plan unless the option has readily ascertainable market value at the time of grant. The Company believes that options to be granted under the Plan will not have readily ascertainable market values; therefore, income will not be recognized by participants before the time of exercise of an option. For Nonqualified Stock Options, the difference between the fair market value of the shares at the time an option is exercised and the option price generally will be treated as ordinary income to the optionee, in which case the Company will be entitled to a deduction equal to the amount of the optionee's ordinary income.

Stock Appreciation Rights
Upon the grant of a SAR, the participant will realize no taxable income, and the Company will receive no deduction. Upon the exercise of the SAR, the value of the shares and/or cash received is generally taxable to the participant as ordinary income, and the Company generally will be entitled to a corresponding tax deduction. If the SAR is settled in shares of common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the exercise date).

50 MillerKnoll

Table of Contents	Proposal 4 - 2026 LTIP
Restricted Stock
Recipients of shares of restricted stock that are not transferable and are subject to substantial risk of forfeiture at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions or sale of the shares, unless the recipient files a specific election under the Code to be taxed at the time of grant. The recipient’s income and the Company’s deduction will be equal to the excess of the then fair market value (or sale price) of the shares less any purchase price. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse or are released will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the common stock on the date the restrictions lapse or are released). Dividends paid in cash and received by a participant prior to the time the restrictions lapse or are released will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock may be treated as an award of additional restricted stock subject to the tax treatment described herein.

Restricted Stock Units
No taxable income is realized by a participant upon the grant of restricted stock unit (RSU) awards. Upon distribution of the shares subject to the award or payment of cash, the participant would recognize ordinary income based upon the fair market value of the shares at the time the stock is delivered or in the amount of cash received by the participant. The Company will be entitled to a deduction at the time and in the amount that the participant recognized ordinary income. If the RSUs are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Stock Units
Participants are not taxed upon the grant of performance stock unit (PSU) awards. Upon receipt of the underlying shares or cash, a participant will recognize ordinary income on the amount of cash received and/or the current fair market value of stock received, and the Company will be entitled to a corresponding deduction. Upon the participant’s subsequent disposition of any shares received, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Tax Deductibility Limitations
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1,000,000 paid to certain executive officers. As a result, compensation in excess of $1,000,000 paid to the Company's covered employees under the Plan generally will not be deductible by the Company for federal income tax purposes.

Adjustment for Certain Corporate Transactions
General Anti-Dilution Adjustments
The Plan provides for the adjustment of the terms of outstanding awards in order to preserve the proportionate interest of the holders in those awards if the number of outstanding shares of the Company’s common stock has increased or decreased or other changes in the Company’s stock occur as a result of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend, or other distributions payable in capital stock, or other similar adjustments in the Company’s common stock. If the Company is the surviving entity in any reorganization, merger, or similar transaction with one or more entities that does not result in a change of control (as defined in the Plan), any options, SARs, restricted stock, or restricted stock units will pertain to and apply to the securities to which a holder of the number of shares of common stock subject to those awards would have been entitled immediately after the transaction, with any corresponding proportionate adjustment to the per share option price or SAR price. In addition, as a result of any such transaction, performance-based awards will be adjusted to apply to the securities that a holder of the number of shares of stock subject to such performance-based awards would have been entitled to receive immediately after the transaction. The Plan also provides for the adjustment of the share limits in the Plan under these circumstances.

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Proposal 4 - 2026 LTIP	Table of Contents
Adjustments for Change in Control Transactions in Which Awards Are Assumed or the Company is the Surviving Entity
Except as otherwise provided in an award agreement, in the event of a change in control in which the Company is the surviving entity or under which outstanding awards are assumed or continued, the Plan provides for a corresponding adjustment to the outstanding awards to preserve the intrinsic value of those awards by the Company or its successor; provided those outstanding awards would be subject to accelerated vesting if, within a two-year period following a change in control, the participant’s employment is terminated without cause, the participant terminates for good reason, or the participant’s employment terminates under circumstances that entitle the participant to accelerated exercisability under any individual employment agreement with the participant.

Adjustments for Change in Control Transactions in Which Awards Are Not Assumed
Except as otherwise provided in an award agreement, upon a change in control of the Company in which the outstanding awards are not assumed or continued, awards other than performance-based awards will be deemed to be immediately vested, or the Committee, at its election, may cancel those awards and pay the value of those awards to participants. With respect to performance-based awards under any such transaction, if less than half the performance period has lapsed, those awards will be converted into shares or similar securities, assuming target performance has been achieved. If at least half of the performance period has lapsed, those performance-based awards will be converted into shares or similar securities based upon actual performance to date.

Required Vote for Approval
At least a majority of the total votes cast on the proposed Plan at the Annual Meeting, by person or by proxy, is required to approve the proposed Plan. Broker non-votes and abstentions will not be treated as votes cast on the proposal. Unless otherwise directed, the proxy holders named in the form of the proxy will vote for the approval of the proposed Plan.

The Board of Directors recommends a vote “FOR” the approval of the MillerKnoll, Inc. 2026 Long-Term Incentive Plan
52 MillerKnoll

Table of Contents	Other Corporate Governance
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The Board of Directors has adopted a written policy on related party transactions. Under that policy, with certain limited exceptions, all proposed transactions between the Company and any directors, nominees for director, executive officers or their respective affiliates are required to be reported to the Governance and Corporate Responsibility Committee.

The policy provides that certain categories of related party transactions are pre-approved, including (1) certain small transactions where the related party is not an executive officer of the other party, (2) employee compensation reported in the Company’s proxy statement or that would be reported if the employee was a named executive officer, (3) director compensation reported in the Company’s proxy statement, (4) transactions based on ownership of the Company’s common stock that are pro rata with all other shareholders, (5) transactions determined by competitive bids, and (6) transactions with terms fixed in conformity with law or governmental authority. The Governance and Corporate Responsibility Committee reviews all other proposed related party transactions. In determining whether to approve or ratify a transaction under the policy, the Governance and Corporate Responsibility Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and (2) the extent of the interest in the transaction. If the transaction involves a director or a nominee for director, the Committee also considers whether the transaction will impact such individual’s status as an independent director pursuant to applicable SEC and/or Nasdaq rules.

During fiscal 2026 and through the date of this Proxy Statement, there were no related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and holders who beneficially own greater than 10% of our common stock, to file certain reports of securities ownership and changes in such ownership with the SEC. Specific due dates for these reports have been established by the SEC, and the Company is required to report any known failure to file by these dates in this Proxy Statement.

To the Company’s knowledge, based solely on a review of the copies of the reports filed with the SEC and on written representations from certain reporting persons that no other reports were required, we believe all filings required by our officers, directors, and persons who own more than 10% of our outstanding common stock were timely filed for the fiscal year ended May 30, 2026, through the date of this Proxy Statement.
2026 Proxy Statement 53

General Information	Table of Contents
SECURITY OWNERSHIP
Voting Securities
On August 14, 2026, we had 68,733,063 shares of common stock issued and outstanding, par value $0.20 per share. Shareholders are entitled to one vote for each share of common stock registered in their names at the close of business on August 14, 2026, the Record Date fixed by our Board of Directors for the Annual Meeting. Votes cast at the meeting and submitted by proxy will be tabulated by Broadridge Financial Solutions, Inc.

Security Ownership of Certain Beneficial Owners and Management
Beneficial Ownership of Principal Shareholders
Based on a review of ownership reports filed with the SEC on or before August 14, 2026, the principal shareholders listed below are the only owners of greater than 5% of MillerKnoll’s outstanding voting securities as of August 14, 2026. This information may not be accurate or complete, and MillerKnoll takes no responsibility for such information and makes no representation as to its accuracy or completeness. This information does not include changes in share ownership reported by the reporting person after the date of this table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding
BlackRock, Inc.	10,413,184	(1)	15.15%
50 Hudson Yards
New York, NY 10001
Vanguard Portfolio Management LLC	5,163,036	(2)	7.51%
100 Vanguard Boulevard
Malvern, PA 19355
Dimensional Fund Advisors LP	3,577,277	(3)	5.20%
6300 Bee Cave Road, Building 1
Austin, TX 78746
(1)Information is based solely upon Schedule 13F filed with the SEC on August 7, 2026, by BlackRock, Inc. The filing indicates that as of June 30, 2026, BlackRock, Inc. had sole voting power for 10,236,298 shares and sole dispositive power for 10,413,184 shares.
(2)Information is based solely upon Schedule 13F filed with the SEC on August 13, 2026, by Vanguard Portfolio Management LLC The filing indicates that as of June 30, 2026, Vanguard Portfolio Management LLC had shared dispositive power for 5,163,036 shares, and sole dispositive power for 0 shares.
(3)Information is based solely upon Schedule 13F filed with the SEC on August 11, 2026, by Dimensional Fund Advisors LP. The filing indicates that as of June 30, 2026, Dimensional Fund Advisors LP had sole voting power for 3,322,716 shares, shared dispositive power for 179,679 shares, and sole dispositive power for 3,396,963 shares.
54 MillerKnoll

Table of Contents	General Information
Beneficial Ownership of Directors and Executive Officers
The following table sets forth the beneficial ownership of common stock as of the Record Date, August 14, 2026, for each of the Company’s directors and each NEO of the Company, and by all directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon vesting or exercise of equity awards within 60 days of the Record Date. Except as described in the notes to the table presented below, the following persons have sole voting and dispositive power as to all their respective shares. Percentage ownership calculations are based on 68,733,063 shares of common stock outstanding at the close of business on August 14, 2026.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class
Tina Edekar Edmundson	13,517	*
Douglas D. French	40,410	*
Jeanne K. Gang	6,153	*
John R. Hoke III	70,587	*
Lisa A. Kro	61,298	*
John Maeda	18,071	*
Heidi J. Manheimer	49,877	*
John P. Michael	279,639	*
Andi R. Owen(2)	1,450,545	2.11%
Debbie F. Propst	340,307	*
Michael C. Smith	37,476	*
Michael R. Smith	46,741	*
Jeffrey M. Stutz	459,851	*
Claire F. Spofford	5,509	*
Megan C. Lyon(2)	253,934	*
Kevin J. Veltman	52,328	*
All executive officers and directors as a group (18 persons)	3,784,955	5.51%
*    Less than 1% of the outstanding common stock.
(1)Includes 2,619,379 shares with respect to which the NEOs and directors have the right to acquire beneficial ownership under stock options exercisable within 60 days of the Record Date: 206,095 shares for Mr. Michael; 1,151,175 shares for Ms. Owen; 266,867 shares for Ms. Propst; 18,281 shares for Mr. M.R. Smith; 339,456 shares for Mr. Stutz; 180,363 shares for Ms. Lyon; and 29,442 shares for Mr. Veltman. Includes 46,007 deferred stock units:1,269 units for Ms. Edmundson; 18,071 units for Mr. Maeda; and 26,667 units for Mr. M.R. Smith.
(2)Reflects beneficial ownership as of the individual's last date of employment with the Company prior to their separation. Share ownership information subsequent to that date is not available to the Company.
2026 Proxy Statement 55

General Information	Table of Contents
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these materials?
Because you were a MillerKnoll, Inc. (“we,” “us,” “our,” the “Company,” or “MillerKnoll”) shareholder on August 14, 2026 (the “Record Date”), you are invited to attend its 2026 Annual Meeting of Shareholders on October 12, 2026, at 10:30 am Eastern Daylight Time (“EDT”) (the “Annual Meeting”). This Proxy Statement and the form of proxy card explain the items of business that will be brought to a vote at the Annual Meeting, and are furnished to the shareholders of MillerKnoll, Inc., on or about August 28, 2026, in connection with the solicitation by the Board of Directors of the proxies to be used at the Annual Meeting.

What is a proxy?
A proxy is your authorization for someone else to vote your shares for you in the way you want to vote and allows you to be represented at our Annual Meeting if you are unable to attend. When you complete and submit a proxy card, use the automated telephone voting system, or use the Internet voting system, you are submitting a proxy.

What is a proxy statement?
A proxy statement is a document the United States Securities and Exchange Commission (SEC) requires us to provide you to explain the matters on which we are asking you to vote at our Annual Meeting by proxy and to disclose certain information that may be helpful to you in deciding how to vote.

Why am I receiving my proxy materials electronically instead of a paper version through the mail?
To support our ongoing commitment to sustainability, we are sending proxy materials primarily online to reduce the amount of paper used, while also reducing costs associated with mailing these materials.

On or about August 28, 2026, we mailed to our shareholders of record (other than those who previously requested electronic delivery) a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access this Proxy Statement and our Annual Report online. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice of Internet Availability instructs you on how to electronically access and review all information contained in this Proxy Statement and the Annual Report, and it provides you with information on voting.

If you received a Notice of Internet Availability by mail and would like to receive a paper copy of our proxy materials, follow the instructions contained in the Notice of Internet Availability on how to request your materials in printed form on a one-time or an ongoing basis.

Where are the 2026 Proxy Materials available electronically?
You may view our electronic 2026 Proxy Statement and Annual Report on Form 10-K by visiting our Investor Relations’ Annual Reports website page at www.millerknoll.com/investor-relations/financials-filings/annual-report.

Who is entitled to vote?
Only shareholders of record of our common stock at the close of business on August 14, 2026, the Record Date, are entitled to vote at the 2026 Annual Meeting. Each shareholder of record has one vote for each share of common stock owned as of the Record Date, on each matter presented for a vote at the Annual Meeting.

What is the difference between a registered shareholder of record and a “street name” holder?
If your shares are registered directly in your name on the records of our transfer agent, Computershare Trust Company, N.A., then you are the registered shareholder of record concerning those shares. If your shares are held in a stock brokerage account, by a bank, or by another nominee, then the brokerage firm, bank, or other nominee is considered to be the shareholder of record concerning those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, or other nominee how to vote their shares. See the How do I vote my shares? section on the following page.
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Table of Contents	General Information
How do I vote my shares?
If your shares are held in “street name,” follow the instructions provided by your brokerage firm, bank, or nominee.

If you are a registered shareholder of record, you can vote in any one of the following ways:

•Via the Internet: Go to www.proxyvote.com to vote via the Internet using the 16-digit control you were provided on your proxy card or Notice of Internet Availability, and follow the instructions on the website.
•By Telephone: Call 1 800 690 6903 from within the United States to vote using the 16-digit control number you were provided on your proxy card or Notice of Internet Availability, and follow the instructions given by the voice prompts.
•By Mail: Mark, sign, date, and return the proxy card in the envelope provided. Allow ample time for it to be delivered as it must be received by the vote tabulator by October 7, 2026.
If you sign and return your proxy, but do not give voting instructions, the shares represented by the proxy will be voted as recommended by the Board as described in this Proxy Statement. If any other matters properly come before the Annual Meeting or any adjournment or postponement of the meeting (other than the proposals contained in this Proxy Statement), then the named proxies will have authority to vote your shares on those matters in accordance with their discretion and judgment.
If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated, and returned a proxy card by mail.

•By Scanning the QR Code: Scan the QR Code located on your proxy card or Notice of Internet Availability to access www.proxyvote.com and vote your shares via the Internet. Additional software may be required for scanning.
•Online at the Virtual Annual Meeting: Fifteen minutes prior to start time, you should log on at www.virtualshareholdermeeting.com/MLKN2026 to complete online check-in procedures. You will be required to enter your 16-digit control number provided on your proxy card or Notice of Internet Availability. During the virtual meeting, you will be able to listen, vote shares electronically, and submit questions. There will be no physical location for shareholders to attend.
When are the deadlines to submit my vote?
We encourage you to vote your shares prior to the Annual Meeting. For shares held directly, the deadline for voting by phone and online voting is 11:59 pm Eastern time, Sunday, October 11, 2026. If you mail your proxy card, it must be received by Wednesday, October 7, 2026.

For shares held in a plan, such as the MillerKnoll Retirement Plan, the deadline for online voting and voting by phone is 11:59 pm Eastern time, Wednesday, October 7, 2026.

Can I revoke my proxy?
You may revoke a proxy by:

•delivering written notice of revocation to the Corporate Secretary of MillerKnoll, Inc., 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302;
•submitting another properly completed proxy card that is later dated;
•voting by telephone at a subsequent time;
•voting online at a subsequent time; or
•voting at the Annual Meeting.

If you hold your shares in “street name,” you must vote them in accordance with the voting instructions provided by your brokerage firm, bank, or other nominee.

2026 Proxy Statement 57

General Information	Table of Contents
How many votes do we need to hold the Annual Meeting?
To carry on the business of the meeting, we must have a quorum. This means that at least a majority of the shares that are outstanding and entitled to vote as of the Record Date must be in attendance at the Annual Meeting or by proxy. Shares are counted as in attendance at the meeting if the shareholder has taken either of the following actions:

•submitted a signed proxy card or other form of proxy (through the telephone or Internet), or
•logged into the virtual meeting using their 16-digit control number and voted electronically during the meeting.

On the Record Date, there were 68,733,063 shares of common stock issued and outstanding. Therefore, at least 34,366,532 shares need to be present at the Annual Meeting for a quorum.

What matters will be voted on at the meeting and how many votes are needed for each proposal?
We will ask you to vote on the proposals listed in the table below and consider any other matters as may properly come before the meeting or any adjournment or postponement thereof:

Proposal	Board Recommendation	Votes Required for Approval
1.Elect three directors each for a term of three years	FOR
Under the Company’s majority vote standard for the election of directors (included in the Company’s Bylaws and described in more detail above), in order to be elected, a nominee must receive a greater number of votes cast “for” his or her election than the number of votes “withheld” with respect to that director’s election.

2.Approve, on an advisory basis, named executive officer compensation	FOR	Because the “say-on-pay” vote is advisory, the outcome of that vote will not be binding upon the Board of Directors or the Compensation Committee of the Board.
3.Ratify the selection of KPMG LLP as MillerKnoll, Inc.’s independent registered public accounting firm for fiscal 2027.	FOR	The ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast.
4.To approve the MillerKnoll, Inc. 2026 Long-Term Incentive Plan	FOR	At least a majority of the total votes cast is required to approve the proposed Plan.

All the proposals other than the ratification of the appointment of our independent registered public accounting firm are considered non-routine matters. Consequently, if your shares are held in “street name,” your brokerage firm, bank or other nominee cannot vote your shares on these non-routine matters unless it has received voting instructions from you.

Abstentions and broker non-votes will not be counted as votes cast but will count for purposes of determining whether or not a quorum is present. So long as a quorum is present, abstentions and broker non-votes will not affect any of the matters presented for a vote at the Annual Meeting.
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Table of Contents	General Information

What happens if a nominee is unable to stand for re-election?
The Board may provide for a lesser number of directors or designate a substitute nominee by resolution. In the latter case, shares represented by proxies may be voted for a substitute nominee. We have no reason to believe any nominee will be unable to stand for re-election.

What alternatives do I have in voting on each of the proposals?
In the election of directors, you may vote “for” or “withhold authority to vote for” each nominee. For all other proposals, you may vote “for,” “against,” or “abstain.”

How can I participate in the virtual Annual Meeting?
You may attend and participate in the Annual Meeting online at www.virtualshareholdermeeting.com/MLKN2026. You will be able to vote electronically and submit questions during the meeting on this site. You will need the 16-digit control number that you received with your proxy card or Notice of Internet Availability of Proxy Materials to enter and attend the meeting.

How can I ask questions during the virtual Annual Meeting?
You may submit questions by logging in to the virtual meeting platform at www.virtualshareholdermeeting.com/MLKN2026, entering your 16-digit control number, typing your question into the “Ask a Question” field, and then clicking “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Inappropriate questions, including those not pertinent to the meeting matters, relating to non-public material information, relating to pending litigation, or not otherwise suitable for the conduct of the Annual Meeting will not be addressed.

How can I get technical support during the virtual meeting?
We will have technicians available to assist you with any technical difficulties you may have accessing the virtual meeting. For any technical assistance needed while participating in the Annual Meeting, please contact our virtual meeting service provider at 1 844 986 0822 (U.S.) or 1 303 562 9302 (international).

Where do I find the voting results of the meeting?
We will announce voting results at the Annual Meeting if available. We will also disclose the voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on October 12, 2026
This Proxy Statement along with our 2026 Annual Report is available at www.millerknoll.com/investor-relations/financials-filings/annual-report. You may obtain a printed copy, without charge, of the Company’s Annual Report on Form 10-K for the fiscal year ended May 30, 2026, as filed with the SEC, by sending a written request to either the Corporate Secretary of MillerKnoll, Inc., 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302 or via email to MillerKnoll, Inc. Investor Relations at investor@millerknoll.com.

2026 Proxy Statement 59

General Information	Table of Contents
SHAREHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING
Proposals for Inclusion in Our Proxy Materials (Rule 14a-8)

A shareholder who wishes to have a proposal included in our proxy statement and identified on our form of proxy for our 2027 Annual Meeting of Shareholders (the “2027 Annual Meeting”) may submit the proposal in accordance with Rule 14a-8 promulgated under the Exchange Act. All applicable requirements of Rule 14a-8 must be satisfied, and the proposal must be received in writing by the Corporate Secretary of MillerKnoll, Inc., 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302 no later than April 30, 2027. If the date of the 2027 Annual Meeting is changed by more than 30 days from the date of the 2026 Annual Meeting, the deadline will instead be a reasonable time before we begin to print and send our proxy materials for the 2027 Annual Meeting.

Other Shareholder Proposals (Bylaw Advance-Notice Requirements)

Our Bylaws, which are available on our website at www.millerknoll.com/investor-relations/corporate-governance/bylaws, contain certain procedural requirements that shareholders must follow to bring other business before the 2027 Annual Meeting outside of our proxy materials. These procedures require that notice of an intention to bring such business before our 2027 Annual Meeting must be received in writing by the Corporate Secretary of MillerKnoll, Inc., 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302 no earlier than June 14, 2027, and no later than July 14, 2027. However, if the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the 2026 Annual Meeting, notice by the shareholder must be received not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the date of the 2027 Annual Meeting or, if the first public announcement of the date of the 2027 Annual Meeting is less than 100 days prior to the date of such meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The notice must contain certain information about the shareholder making the proposal, including a representation that the shareholder intends to appear in person or by proxy at the 2027 Annual Meeting to bring the business before the meeting and the text of the proposal. Please refer to our Bylaws for additional details regarding the requirements to be met.

We did not receive any shareholder proposals to be presented at the 2026 Annual Meeting of Shareholders.
60 MillerKnoll

Table of Contents	General Information
OTHER MATTERS
The cost of the solicitation of proxies will be borne by us. In addition to the use of mail, proxies may be solicited personally or by telephone or electronic means by a few of our regular employees, who will receive no additional compensation for such solicitation. We may reimburse brokers and other people holding stock in their names or in the names of nominees for their expenses in sending proxy materials to the principals and obtaining their proxies.

Copies of the Notice of 2026 Annual Meeting of Shareholders and Proxy Statement and the 2026 Annual Report on Form 10-K, both filed with the SEC, are available, without charge, by sending a written request to either the Corporate Secretary of MillerKnoll, Inc., 855 East Main Avenue, PO Box 302, Zeeland, Michigan 49464-0302 or via email to MillerKnoll, Inc. Investor Relations at investor@millerknoll.com.

Shareholders are encouraged to vote promptly in advance of the Annual Meeting, even if planning to attend. Questions related to your registered holdings should be directed to Computershare Trust Company, N.A., by postal mail to PO Box 43006, Providence, Rhode Island 02940-3006; by overnight delivery to 150 Royall Street, Suite 101, Canton, Massachusetts 02021; by phone at 1 866 768 5723 (United States) or 1 781 575 2879 (outside the United States); or online at www.computershare.com/investor.

By Order of the Board of Directors of MillerKnoll, Inc.
Jacqueline H. Rice
Chief Legal Officer and Corporate Secretary
August 28, 2026

2026 Proxy Statement 61

Appendix	Table of Contents

APPENDIX A	RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This Proxy Statement contains references to non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures presented by other companies. These non-GAAP financial measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to the related GAAP measurement. These non-GAAP measurements have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Our presentation of non-GAAP measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by giving equal prominence of our GAAP results.

The Company believes presenting these non-GAAP financial measures is useful for investors as it provides financial information on a more comparative basis for the periods presented by excluding items that are not representative of the ongoing operations of the Company.

Included on the following pages of this Appendix and as defined below, are reconciliations of the following non-GAAP financial measures referenced in this Proxy Statement to the most directly comparable financial measures calculated and presented in accordance with GAAP as reported in our Annual Report on Form 10-K for the fiscal years ended May 30, 2026, and May 31, 2025:

•Organic Growth (Decline) (Company-wide and by segment) is net sales, as reported and adjusted for currency translation effects.
•Adjusted Earnings per Share - Diluted represents reported diluted earnings per share excluding the impact from amortization of purchased intangibles, integration charges, debt extinguishment charges, restructuring expenses, impairment charges, other special charges or gains, Knoll pension plan termination charges, CEO transition costs and the related tax effect of these adjustments.
•Adjusted Operating Earnings (Loss) represents reported operating earnings less integration charges, amortization of Knoll purchased intangibles, restructuring expenses, impairment charges, Knoll pension plan termination charges, and CEO transition costs.
•Adjusted Operating Expenses represents reported operating expenses excluding restructuring charges, integration charges, amortization of Knoll purchased intangibles, impairment charges, Knoll pension plan termination charges, and CEO transition costs.
•Adjusted Gross Margin represents gross margin plus restructuring and integration charges..
•Operating Earnings (Loss) represents adjusted operating earnings as a percentage of sales.

•EBITDA, As Adjusted is the Company’s earnings before interest, taxes, depreciation, and amortization and plus or minus any adjustments approved by the Compensation Committee.

•Operating Earnings, As Adjusted (AOI, As Adjusted) is the Company’s net income or loss, excluding earnings attributable to noncontrolling interests and plus or minus any adjustments approved by the Compensation Committee.

62 MillerKnoll

Table of Contents	Appendix

Adjustments referenced in the reconciliations presented on the following pages are further described below and in the Reconciliation of Non-GAAP Financial Measures section of our Annual Report on Form 10-K for the fiscal year ended May 30, 2026, as filed with the SEC:

•Amortization of Knoll purchased intangibles: Includes expenses associated with the amortization of acquisition- related intangibles acquired as part of the Knoll acquisition. The revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. We exclude the impact of the amortization of Knoll purchased intangibles as such non-cash amounts were significantly impacted by the size of the Knoll acquisition. Furthermore, we believe that this adjustment enables a better comparison of our results as amortization of Knoll purchased intangibles will not recur in future periods once such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets. Although we exclude the amortization of Knoll purchased intangibles in these non-GAAP measures, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.
•Integration charges: Knoll integration-related costs include severance, asset impairment charges associated with lease and operations facility consolidation activity, and expenses related to synergy realization efforts and reorganization initiatives.
•Restructuring charges: Includes costs associated with actions involving targeted workforce reductions, facility consolidation charges, and accelerated depreciation of fixed assets.
•Impairment charges: Includes non-cash, pre-tax charges for the impairment of the Knoll and Muuto trade names as well as impairment of goodwill attributed to the Global Retail and Holly Hunt reporting units.
•Tax related items: We excluded the income tax benefit/provision effect of the tax related items from our non-GAAP measures because they are not associated with the tax expense on our ongoing operating results.

•Debt extinguishment charges: Includes expenses associated with the extinguishment of debt. We excluded these items from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

•CEO transition costs: Includes costs incurred in connection with the mutually agreed retirement of the Company's former President and Chief Executive Officer and the transition to interim CEO leadership, including severance, legal, consulting, and related professional fees.

•Knoll pension plan termination charges: Includes non-cash charges associated with the settlement and termination of pension plan obligations assumed in connection with the Knoll acquisition.

The following table reconciles net sales to organic net sales by each of the Company’s reportable segments and in total for the fiscal years ended as indicated:

	Twelve Months Ended May 30, 2026
(Dollars in millions)	North America Contract(1)	International Contract(2)	Global Retail(3)	Total
Net Sales, as reported	$2,061.2	$674.0	$1,106.5	$3,841.7
% change from Prior Year	4.9%	2.1%	5.9%	4.7%

Adjustments
Currency Translation Effects (4)	(2.3)	(22.2)	(16.8)	(41.3)
Organic net sales	$2,058.9	$651.8	$1,089.7	$3,800.4
% change from Prior Year	4.8%	(1.2%)	4.3%	3.6%

	Twelve Months Ended May 31, 2025
	North America Contract	International Contract	Global Retail	Total
Net Sales, as reported	$1,965.2	$660.0	$1,044.7	$3,669.9
2026 Proxy Statement 63

Appendix	Table of Contents
(1)The North America Contract segment includes the operations associated with the design, sourcing, manufacture and sale of furniture products directly or indirectly through an independent dealership network for office, healthcare, and educational environments throughout the United States and Canada as well as the global operations of the Spinneybeck, FilzFelt, Maharam, Edelman, and Knoll Textile brands.
(2)The International Contract segment includes the operations associated with the design, sourcing, manufacture and sale of furniture products, indirectly or directly through an independent dealership network for office, healthcare, and educational environments in Europe, the Middle East, Africa, Asia-Pacific and Latin America.
(3)The Global Retail segment includes global operations associated with the sale of modern design furnishings and accessories to third party retailers, as well as direct to consumer sales through eCommerce, direct-mail catalogs, and physical retail stores, along with the global operations of the Holly Hunt brand.
(4)Currency translation effects represent the estimated net impact of translating current period sales and orders using the average exchange rates applicable to the comparable prior year period.

The following table reconciles Earnings (loss) per share - Diluted (“EPS”) to Adjusted EPS - Diluted for the fiscal years ended as indicated:

	May 30, 2026	May 31, 2025
Earnings (loss) per share - Diluted	$1.32	$(0.54)

Add: Amortization of Knoll purchased intangibles	0.34	0.35
Add: Integration charges	—	0.41
Add: Restructuring charges	0.20	0.22
Add: Impairment charges	—	1.88
Add: Knoll pension plan termination charges	—	0.01
Add: Debt extinguishment	0.11	—
Add: CEO transition costs	0.04	—
Tax impact on adjustments	(0.15)	(0.38)
Adjusted EPS - Diluted	$1.86	$1.95

Weighted Average Shares Outstanding (used for Calculating Adjusted EPS) – Diluted	69,321,661	68,977,267

The following table reconciles Operating Earnings to Adjusted Operating Earnings for the fiscal years ended as indicated:

(Dollars in millions)	May 30, 2026		May 31, 2025
Net Sales, as reported	$3,841.7	100.0%	$3,669.9	100.0%
Gross Margin	$1,488.8	38.8%	$1,422.6	38.8%
Total Operating Expenses	1,290.5	33.6%	1,372.1	37.4%
Operating Earnings	198.3	5.2%	50.5	1.4%

Adjustments
Restructuring charges	13.5	0.4%	14.8	0.4%
Integration charges	—	—%	28.3	0.8%
Amortization of Knoll purchased intangibles	24.0	0.6%	24.1	0.7%
Impairment charges	—	—%	130.0	3.5%
Knoll pension plan termination charges	—	—%	1.0	—%
CEO transition costs	2.6	0.1%	—	—%
Adjusted Operating Earnings	$238.4	6.2%	$248.7	6.8%

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The following table reconciles Operating Expenses to Adjusted Operating Expenses for the fiscal years ended as indicated:

(Dollars in millions)	May 30, 2026		May 31, 2025
Operating Expenses	$1,290.5	33.6%	1,372.1	37.4%
Less: Restructuring charges	11.9	0.3%	14.8	0.4%
Less: Integration Charges	—	—%	27.8	0.8%
Less: Amortization of Knoll purchased intangibles	24.0	0.6%	24.1	0.7%
Less: Impairment charges	—	—%	130.0	3.5%
Less: Knoll pension plan termination charges	—	—%	1.0	—%
Less: CEO transition costs	2.6	0.1%	—	—%
Adjusted Operating Expenses	$1,252.0	32.6%	$1,174.4	32.0%

The following table reconciles Gross Margin to Adjusted Gross Margin for the fiscal years ended as indicated:

(Dollars in millions)	May 30, 2026		May 31, 2025
Gross Margin	$1,488.8	38.8%	$1,422.6	38.8%
Integration charges	—	—%	0.5	—%
Restructuring charges	1.6	—%	—	—%
Adjusted Gross Margin	$1,490.4	38.8%	$1,423.1	38.8%

The following table reconciles Net Earnings (Loss) to EBITDA, As Adjusted for the fiscal years ended as indicated:

(Dollars in millions)	May 30, 2026	May 31, 2025
MillerKnoll, Inc.
Net Earnings (loss) attributable to MillerKnoll Inc.	$91.5	$(36.9)
Income tax expense	32.4	11.6
Depreciation expense	110.3	102.6
Amortization expense	38.0	37.9
Interest income	(4.1)	(5.4)
Interest expense	69.9	76.7
EBITDA	$338.0	$186.5
Adjustments
Restructuring charges	8.8	10.6
Integration charges	—	28.2
Impairment charges	—	130.0
CEO transition costs	2.6	—
Foreign Currency Fluctuation from Plan	10.4	—
Debt Extinguishment Charges	8.0	—
EBITDA, As Adjusted	$367.8	$355.3

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The following table reconciles Operating Earnings (Loss) to Operating Earnings, As Adjusted ("AOI") by segment for the fiscal years ended as indicated:

(Dollars in millions)	May 30, 2026		May 31, 2025
North America Contract
Net sales	$2,061.2	100.0%	$1,965.2	100.0%
Operating Earnings	$186.4	9.0%	$120.9	6.2%
Adjustments
Restructuring charges	12.1	0.6%	7.4	0.4%
Integration charges	—	—%	24.8	1.3%
Amortization of Knoll purchased intangibles	14.6	0.7%	14.6	0.7%
Impairment charges	—	—%	19.9	1.0%
Knoll pension plan termination charges	—	—%	1.0	0.1%
Operating Earnings, As Adjusted	$213.1	10.3%	$188.6	9.6%
International Contract
Net sales	$674.0	100.0%	$660.0	100.0%
Operating Earnings	$54.9	8.1%	$63.3	9.6%
Adjustments
Restructuring charges	0.4	0.1%	1.6	0.2%
Integration charges	—	—%	3.2	0.5%
Amortization of Knoll purchased intangibles	3.0	0.4%	2.5	0.4%
Impairment charges	—	—%	1.2	0.2%
Operating Earnings, As Adjusted	$58.3	8.6%	$71.8	10.9%
Global Retail
Net sales	$1,106.5	100.0%	$1,044.7	100.0%
Operating Earnings (Loss)	$25.3	2.3%	$(66.0)	(6.3)%
Adjustments
Restructuring charges	1.0	0.1%	1.6	0.2%
Integration charges	—	—%	0.3	—%
Amortization of Knoll purchased intangibles	6.4	0.6%	7.0	0.7%
Impairment charges	—	—%	108.9	10.4%
Operating Earnings (Loss), As Adjusted	$32.7	3.0%	$51.8	5.0%
Corporate
Operating (Loss)	$(68.3)	—%	$(67.7)	—%
Adjustments
Restructuring charges	—	—%	(9.6)	—%
CEO transition costs	2.6	—%	—	—%
Foreign currency fluctuation from plan	10.4	—%	$—	—%
Segment incentive multiplier impact	0.5	—%	$—	—%
Operating Loss, As Adjusted	$(54.8)	—%	$(77.3)	—%
MillerKnoll, Inc.
Net sales	$3,841.7	100.0%	$3,669.9	100.0%
Operating Earnings	$198.3	5.2%	$50.5	1.4%
Adjustments
Restructuring charges	13.5	0.4%	1.0	—%
Integration charges	—	—%	28.3	0.8%
Amortization of Knoll purchased intangibles	24.0	0.6%	24.1	0.7%
Impairment charges	—	—%	130.0	3.5%
Knoll pension plan termination charges	—	—%	1.0	—%
CEO transition costs	2.6	0.1%	—	—%
Foreign currency fluctuation from plan	10.4	0.3%	$—	—%
Segment incentive multiplier impact	0.5	—%	$—	—%
Operating Earnings, As Adjusted	$249.3	6.5%	$234.9	6.4%
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APPENDIX B	MILLERKNOLL, INC. 2026 LONG-TERM INCENTIVE PLAN

MillerKnoll, Inc. 2026 Long-Term Incentive Plan

ARTICLE 1
ESTABLISHMENT AND PURPOSE OF THE PLAN

1.1 Establishment of the Plan. This MillerKnoll, Inc. 2026 Long-Term Incentive Plan (the “Plan”) is hereby adopted by MillerKnoll, Inc., a Michigan corporation (the “Company”), as an amendment and restatement of the MillerKnoll, Inc. 2025 Long-Term Incentive Plan, as amended by the First Amendment to that plan adopted July 16, 2024. The Plan permits the granting of stock-based awards to Employees as well as Directors. The Plan was approved by the Company’s shareholders on _________________, 2026 (the “Effective Date”).

1.2 Purpose of the Plan. The purpose of the Plan is to promote the long-term success of the Company for the benefit of the Company’s shareholders, through stock-based compensation, by aligning the personal interests of the Plan Participants with those of its shareholders. The Plan is also designed to allow Plan Participants to participate in the Company’s future, as well as to enable the Company to attract, retain and award individuals that qualify as Participants in the Plan.

1.3 Term of Plan. The Plan shall terminate automatically on the tenth (10th) anniversary of the Effective Date and may be terminated earlier by the Board as provided in Article 12.

ARTICLE 2
DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings set forth below:

2.1 “Award” shall mean any award under this Plan of any Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or other Performance-Based Awards or Other Stock-Based Awards.

2.2 “Award Agreement” shall mean an agreement evidencing the grant of an Award under this Plan. Awards under the Plan shall be evidenced by Award Agreements that set forth the details, conditions and limitations for each Award, as established by the Committee and shall be subject to the terms and conditions of the Plan.

2.3 “Award Date” shall mean the date that an Award is made, as specified in an Award
Agreement.

2.4 “Board” shall mean the Board of Directors of the Company.

2.5 “Cause” shall mean, unless otherwise defined in an Award Agreement:

(a) A material breach by the Participant of those duties and responsibilities of the Participant which (i) do not differ in any material respect from the duties and responsibilities of the Participant during the 90-day period immediately prior to such breach (other than due to Disability), (ii) is demonstrably willful and deliberate on the Participant’s part, (iii) is committed in bad faith or without
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reasonable belief that such breach is in the best interests of the Company, and (iv) is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; or

(b) The commission by the Participant of a felony involving moral turpitude.

2.6 “Change in Control” shall mean:

(a) the acquisition by any individual, entity, or group (including any “person” within the meaning of Section 13(d)(3) of the Exchange Act, hereinafter “Person”) of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 35 percent or more of either (i) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 2.6 shall be satisfied; and provided further that, for purposes of clause (B), (i) a Change in Control shall not occur solely because any Person becomes the beneficial owner of 35 percent or more of the Outstanding Company Common Stock or 35 percent or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company of Outstanding Company Common Stock or Outstanding Company Voting Securities that reduces the number of outstanding shares of Outstanding Company Common Stock or Outstanding Company Voting Securities and (ii) if, after such acquisition by the Company, such Person becomes the beneficial owner of any additional shares of Outstanding Company Common Stock or any additional Outstanding Company Voting Securities, such additional beneficial ownership shall constitute a Change in Control;

(b) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason within any 24-month period to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

(c) consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (the “Surviving Corporation”) (or, if applicable, the ultimate parent corporation that beneficially owns all or substantially all of the outstanding voting securities entitled to vote generally in the election of directors of the Surviving Corporation) and more than 60 percent of the combined voting power of the then outstanding securities of the Surviving Corporation (or such ultimate parent corporation) entitled to vote generally in the election of directors is represented by the shares of Outstanding Company Common Stock and the Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such reorganization, merger or consolidation (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such reorganization, merger or consolidation) and such ownership
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of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan or related trust sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation or any corporation controlled by the Company and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35 percent or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35 percent or more of the then outstanding shares of common stock of such corporation or 35 percent or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

(d) consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation (the “Surviving Corporation”) (or, if applicable, the ultimate parent corporation that beneficially owns all or substantially all of the outstanding voting securities entitled to vote generally in the election of directors of the Surviving Corporation) and more than 60 percent of the combined voting power of the then outstanding securities of the Surviving Corporation (or such ultimate parent corporation) entitled to vote generally in the election of directors is represented by the shares of Outstanding Company Common Stock and the Outstanding Company Voting Securities, respectively, that were outstanding immediately prior to such reorganization, merger or consolidation (or, if applicable, is represented by shares into which such Outstanding Company Common Stock and Outstanding Company Voting Securities were converted pursuant to such reorganization, merger or consolidation) and such ownership of common stock and voting power among the holders thereof is in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan or related trust sponsored or maintained by the Company or such corporation or any corporation controlled by the Company and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 35 percent or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35 percent or more of the then outstanding shares of common stock thereof or 35 percent or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale of other disposition.

    2.7 “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.8 “Committee” shall mean the Committee, as specified in Article 3, appointed by the Board to administer the Plan.

2.9 “Common Stock” shall mean the Common Stock, $.20 par value per share, of the
Company.

2.10 “Director” means a member of the Board.

2.11 “Disability” shall mean, unless otherwise defined in an Award Agreement:

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(a) The inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

(b) The receipt of income replacement benefits by a Participant who is an Employee for a period of not less than 3 months under an accident and health plan covering Employees by reason of any medically determinable physical or mental impairment of the Participant which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

2.12 “Employee” means any person designated as an employee of the Company or a Subsidiary on the payroll records thereof. An Employee shall not include any individual during any period in which the individual is classified or treated by the Company or a Subsidiary as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company or a Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or a Subsidiary during such period.

    2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, as now in effect or as hereafter amended.

2.14 “Fair Market Value” on a date shall mean the closing sales price per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotation System or any successor system then in use (“NASDAQ”). If no sale of shares of Common Stock is reflected on the NASDAQ on such date, “Fair Market Value” shall be determined on the next preceding day on which there was a sale of shares of Common Stock reflected on NASDAQ. If shares of Common Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, “Fair Market Value” shall be determined by the Board of Directors or the Committee acting in good faith, in either case pursuant to any method consistent with the Code.

2.15 “Full Value Award” shall mean any Award under the Plan other than an Option or Stock Appreciation Right.

2.16 “Good Reason” shall mean, unless otherwise defined in an Award Agreement, without the Participant’s express written consent, the occurrence of any of the following events with respect to a Participant that is an Employee after a Change in Control:

(a) any of (i) the assignment to the Participant of any duties inconsistent in any material adverse respect with the Participant’s position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control, (ii) a change in any material adverse respect in the Participant’s reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control or (iii) any removal or involuntary termination of the Participant from any position held by the Participant with the Company immediately prior to such Change in Control or any failure to re-elect the Participant to any position with the Company held by the Participant immediately prior to such Change in Control;

(b) a reduction by the Company in the Participant’s rate of annual base salary or annual target bonus as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

(c) any requirement of the Company that the Participant be based at a location in excess of 50 miles from the facility which is the Participant’s principal business office at the time of the Change in Control; or

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(d) a reduction of at least 5% in the aggregate benefits provided to the Participant and the Participant’s dependents under the Company’s employee benefit plans (including, without limitation, retirement, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel, accident insurance plans and programs) in which the Participant is participating immediately prior to such Change in Control.

2.17 “Incentive Stock Option” or “ISO” shall mean an option to purchase shares of Common Stock granted under Article 6, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.18 “Insider” shall mean an employee who is an officer (as defined in Rule 16a-1(f) of the Exchange Act) of the Company, a Director, and/or the holder of more than ten percent (10%) of the outstanding shares of Common Stock.

2.19 “Mutual Agreement Termination” shall mean any termination of a Participant’s employment by the Company or the Subsidiary that employs the Participant, as applicable, without Cause and which provides transition/separation pay to the Participant; provided, in conjunction with such termination, the Participant has executed, and not revoked during the period provided for therein, a binding and effective settlement agreement, waiver and release.

2.20 “Nonemployee Director” shall have the meaning set forth in Rule 16b-3(b)(3), as promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act.

2.21 “Nonqualified Stock Option” or “NQSO” shall mean an option to purchase shares of Common Stock, granted under Article 6, which is not an Incentive Stock Option.

2.22 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.23 “Other Stock-Based Award” shall mean an Award under Article 10 of this Plan that is valued in whole or in part by reference to, or is payable in or otherwise based on, Common Stock.

2.24 “Participant” means a Nonemployee Director or an Employee who has been granted an Award under the Plan. The term also includes an individual who is a former Director or Employee to the extent the context would so require.

2.25 “Performance-Based Award” shall mean an Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Other Stock-Based Awards made subject to the achievement of performance goals specified by the Committee under the terms of Article 9.

2.26 “Performance Shares” shall mean an Award granted under Article 9 of this Plan evidencing the right to receive Common Stock or cash of an equivalent value at the end of a specified performance period.

2.27 “Permitted Transferee” shall mean (i) the spouse, children or grandchildren of a Participant (each an “Immediate Family Member”), (ii) a trust or trusts for the exclusive benefit of the Participant and/or one or more Immediate Family Members, or (iii) a partnership or limited liability company whose only partners or members are the Participant and/or one or more Immediate Family Members.

2.28 “Retirement” shall mean, except as otherwise provided in a Participant’s Award Agreement, a Participant’s voluntary termination of employment without Cause (other than on account of Death, Disability or Mutual Agreement Termination) occurring on or after the date (A) the Participant has attained age 55, and (B) the sum of the Participant’s age (in whole years, rounded down to the nearest year) and continuous years of service (in whole years, rounded down to the nearest year) equals or exceeds 65.
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2.29 “Restricted Stock” shall mean an Award granted to a Participant under Article 8 of this Plan.

2.30 “Restricted Stock Unit” shall mean a bookkeeping entry representing the equivalent of one (1) share of Common Stock awarded to a Participant under Article 8 of this Plan.

2.31 “Stock Appreciation Right” or “SAR” shall mean a right granted to a Participant under Article 7 of this Plan.

2.32 “Subsidiary” shall mean any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

2.33 “Termination of Service” shall mean the termination of a Participant’s employment with the Company and its Subsidiaries, and with respect to a Participant that is not an Employee, the termination of that person’s service as a Director. A Participant employed by a Subsidiary shall also be deemed to incur a Termination of Service if the Subsidiary ceases to be a Subsidiary and the Participant does not immediately thereafter become an Employee of the Company or another Subsidiary.

ARTICLE 3
ADMINISTRATION

3.1 Committee Composition. The Plan shall be administered by a Committee designated by the Board consisting of not less than three (3) directors who shall be appointed from time to time by the Board, each of whom shall qualify as a Nonemployee Director. Without limiting the generality of the foregoing, the Committee may be the Compensation Committee of the Board or a subcommittee thereof if the Compensation Committee of the Board or such subcommittee satisfies the foregoing requirements.

3.2 Committee Authority. Subject to the Company’s Articles of Incorporation, Bylaws, and the provisions of this Plan, the Committee shall have full authority to grant Awards, including the following:

(a) To select those Employees to whom Awards may be granted under the Plan and, based upon recommendations of the Board or a committee of the Board, or based on any other established criteria determined reasonable for the purpose of making such grants, those Nonemployee Directors to whom Awards may be granted under the Plan;

(b) To determine whether and to what extent Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or other Performance-Based Awards, and Other Stock-Based Awards, or any combination thereof are to be granted under the Plan;

(c) To determine the number of shares of Common Stock to be covered by each Award;

(d) To determine the terms and conditions of any Award Agreement, including, but not limited to, the Option Price, SAR Price, any vesting restriction or limitation, any vesting schedule or acceleration thereof, any performance conditions or any forfeiture restrictions or waiver thereof, regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine in its sole discretion;

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(e) To determine whether, to what extent and under what circumstances grants of Awards are to operate on a tandem basis and/or in conjunction with or apart from other cash compensation arrangement made by Company other than under the terms of this Plan;

(f) To determine under what circumstances an Award may be settled in cash, Common Stock, or a combination thereof, which may be determined up until the date settled; and

(g) To determine to what extent and under what circumstances shares of Common Stock and other amounts payable with respect to an Award shall be deferred, provided that any such deferrals shall be made in a manner that complies with Section 409A of the Code.

The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (including any Award Agreement) and to otherwise supervise the administration of the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee at any meeting for which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The interpretation and construction by the Committee of any provisions of the Plan or any Award granted under the Plan shall be final and binding upon the Company, the Board and Participants, including their respective heirs, executors and assigns. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or an Award granted hereunder.

3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Insider; (ii) the resolution providing such authorization must set forth the total number and type of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.4 Forfeiture. The Committee may reserve the right in an Award Agreement to cause a forfeiture of the gain or benefit realized by a Participant with respect to an Award on account of actions taken by, or failed to be taken by, that Participant in violation or breach of or in conflict with any (a) agreement between the Company and such Participant, or (b) any Company policy or procedure (including the Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers), or (c) any other obligation of such Participant to the Company as and to the extent specified in such Award Agreement. The Committee may terminate an outstanding Award if the Participant is terminated for Cause as defined in the Plan or the applicable Award Agreement or for “cause” as defined in any other agreement between the Company and such Participant, as applicable.

3.5 Recoupment. Any Award granted pursuant to the Plan shall be subject to mandatory repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (a) any Company “clawback,” recoupment or compensation recovery policy that is adopted to comply with the requirements of any applicable law, rule or regulation, or otherwise, or (b) any law, rule or regulation which imposes mandatory recoupment under circumstances set forth in such law, rule or regulation.

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3.6 No Repricing. Subject to any adjustments that may be made under Article 14 of the Plan, the Company may not, without obtaining shareholder approval: (a) amend the terms of outstanding Options or SARs to reduce the exercise price of such outstanding Options or SARs; (b) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs; or (c) cancel outstanding Options or SARs with an exercise price above the current stock price in exchange for cash or other securities.

3.7 Awards Granted Outside the United States. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries operates or has Employees or Nonemployee Directors, the Committee, in its sole discretion, shall have the power and authority to:

(a)determine which Subsidiaries shall be covered by the Plan;

a.determine which Employees and Nonemployee Directors outside the United States are eligible to participate in the Plan;

b.either initially or by amendment, modify the terms and conditions of any Award granted to any Employee or Nonemployee Director outside the United States;

c.either initially or by amendment, establish sub-plans and modify exercise/settlement procedures and other terms, conditions and procedures for Awards granted to any Employee or Nonemployee Director outside of the United States, to the extent such actions may be necessary or advisable as determined by the Committee in its sole discretion; and

d.either initially or by amendment, take any action that it deems advisable to obtain approval or comply with any applicable government regulatory exemptions or approvals.

Although in establishing such sub-plans, terms or procedures, the Company may endeavor to (i) qualify an Award for favorable foreign tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

ARTICLE 4
COMMON STOCK SUBJECT TO THE PLAN

4.1 General. Subject to Section 4.2 and subject to adjustment as provided in Article 14, the maximum aggregate number of shares of Common Stock which may be issued under this Plan shall not exceed 23,964,945 shares(1), which may be either authorized and unissued Common Stock or issued Common Stock reacquired by the Company (“Plan Shares”). Determinations as to the number of Plan Shares that remain available for issuance under the Plan shall be made in accordance with this Article 4 and Article 14 and with such rules and procedures as the Committee shall determine from time to time.

(1) 7,182,670 shares of Common Stock were authorized to be issued under the MillerKnoll, Inc. 2020 Long-Term Incentive Plan; 2,282,275 shares of Common Stock were authorized to be issued under the Knoll, Inc. 2021 Stock Incentive Plan, the Amended and Restated Knoll, Inc. 2018 Stock Incentive Plan, the Amended and Restated Knoll, Inc. 2013 Stock Incentive Plan, and the Amended and Restated Knoll, Inc. 2010 Stock Incentive Plan; 8,300,000 shares of Common Stock were authorized to be issued under the MillerKnoll, Inc. 2023 Long-Term Incentive Plan; 3,400,000 shares of Common Stock were authorized to be issued under the MillerKnoll, Inc. 2025 Long-Term Incentive Plan; and this 2026 amendment and restatement of the Plan increases the total authorized shares of Common Stock by 2,800,000 shares.

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4.2 Share Usage.

(a) General. Shares of Common Stock subject to an Award shall be counted as used as of the Award Date.

(b) Counting of Shares Subject to Awards. Any shares of Common Stock that are subject to Awards shall be counted against the share issuance limit set forth in Section 4.1 as (i) two (2) shares of Common Stock for every one (1) share of Common Stock subject to a Full Value Award, and (ii) one (1) share of Common Stock for every one (1) share of Common Stock subject to any Award that is not a Full Value Award. If the number of shares of Common Stock subject to an Award is variable as of the Award Date, the number of shares of Common Stock to be counted against the share issuance limit set forth in Section 4.1, prior to the settlement of the Award, shall be the maximum number of shares of Common Stock that can be received under that Award.

(c) Conditions Under Which Shares Subject to Awards Become Available for Future Awards. Any shares of Common Stock subject to an Award under the Plan which thereafter terminate by expiration, forfeiture, cancellation, or otherwise, without the issuance of such shares, including Awards that are settled in cash in lieu of shares of Common Stock, shall be available again for issuance under the Plan. Each share of Common Stock that again becomes available for issuance under the Plan under the preceding sentence shall increase the total number of shares available for grant by (i) two (2) shares if such share is subject to a Full Value Award and (ii) one (1) share if such share was subject to any Award that is not a Full Value Award.

(d) Conditions Under Which Shares Subject to Awards Are Not Available for Future Awards. The number of shares of Common Stock available for issuance under the Plan shall not be increased by the number of shares of Common Stock (i) tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) purchased by the Company with proceeds received from the exercise of an Option, (iv) subject to a SAR that are not issued in connection with the stock settlement of that SAR upon its exercise, (v) subject to the cancellation of a SAR granted in tandem with an Option upon the exercise of the Option, or (vi) subject to the cancellation of an Option granted in tandem with a SAR upon the exercise of the SAR.

4.3 Award Limits. Notwithstanding any provision in the Plan to the contrary, the maximum value of shares of Common Stock that may be subject to any Award(s) granted under the Plan to any individual Nonemployee Director during any fiscal year of the Company may not exceed $750,000, determined as of the Award Date.

ARTICLE 5
ELIGIBILITY

The persons who shall be eligible to receive Awards under the Plan shall be such Employees and Nonemployee Directors as the Committee shall select from time to time. In making such selections as to Employees, the Committee shall consider the nature of the services rendered by such Employees, their present and potential contribution to the Company’s success and the success of the particular Subsidiary or division of the Company by which they are employed, and such other factors as the Committee in its discretion shall deem relevant. In making such selections as to Nonemployee Directors, the Committee shall consider such factors as the Committee in its discretion shall deem relevant. Participants may hold more than one Award, but only on the terms and subject to the restrictions set forth in the Plan and their respective Award Agreements. The Committee may delegate its power to one or more of the Company’s Chief Executive Officer, Chief Financial Officer, Chief People Officer or General Counsel to determine the participation eligibility of new Participants who are not officers under Section 16 of the Exchange Act and whose fiscal year total direct compensation (consisting of base salary, annual incentive and long-term
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incentive) is less than $500,000 (“Designated Participants”) and the performance criteria for each such Designated Participant, in which case such Company executives shall exercise the delegated power in accordance with this Article 5.

ARTICLE 6
STOCK OPTIONS

6.1 Options. Options may be granted alone or in addition to other Awards granted under this Plan. Each Option granted under this Plan shall be either an Incentive Stock Option (ISO) or a Nonqualified Stock Option (NQSO).

6.2 Grants. The Committee shall have the authority to grant to any Participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Options, provided that Incentive Stock Options shall not be granted to any Nonemployee Director. To the extent that any Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Option or the portion thereof which does not qualify shall constitute a separate Nonqualified Stock Option.

6.3 Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participants affected, to disqualify any Incentive Stock Option under such Section 422. An Incentive Stock Option shall not be granted to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The aggregate Fair Market Value, determined on the Award Date, of the shares of Common Stock with respect to which one or more Incentive Stock Options (or other incentive stock options within the meaning of Section 422 of the Code, under all other option plans of the Company) that are exercisable for the first time by a Participant during any calendar year shall not exceed the $100,000 limitation imposed by Section 422(d) of the Code.

6.4 Terms of Options. Options granted under the Plan shall be evidenced by Award Agreements in such form as the Committee shall, from time to time approve, which Award Agreements shall comply with and be subject to the following terms and conditions:

(a) Participant’s Agreement. Each Participant who is an Employee shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award Date or until Retirement, if Retirement occurs prior to twelve (12) months from the Award Date.

(b) Option Price. The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of the Fair Market Value of one (1) share of Common Stock on the Award Date.

(c) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten (10) years after the Award Date.

(d) Exercisability. Except as provided in Article 11 and Article 14, no Option shall be exercisable either in whole or in part prior to the first anniversary of the Award Date. Thereafter, an Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee and set forth in the Award Agreement.

(e) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (d) above, Options may be exercised in whole or in part at any time during the term of the Option by giving notice of exercise specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price in such form as the
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Committee may accept. If and to the extent determined by the Committee in its sole discretion at or after grant, payment in full or in part may also be made in the form of Common Stock owned by the Participant (and for which the Participant has good title free and clear of any liens and encumbrances) or Restricted Stock, or by reduction in the number of shares issuable upon such exercise based, in each case, on the Fair Market Value of the Common Stock on the last trading date preceding payment as determined by the Committee (without regard to any forfeiture restrictions applicable to Restricted Stock). No shares of Common Stock shall be issued until payment has been made. A Participant shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the person exercising such Option has given written notice of exercise, has paid for such shares as provided herein, and, if requested, has given the representation described in Section 15.1 of the Plan. No dividends or dividend equivalents shall be accrued on unexercised Options. Notwithstanding anything to the contrary in this Section 6.4(e), but subject to the other terms and conditions of the Plan, the Committee may, but shall not be required to, provide that an Option (other than an Incentive Stock Option) shall be deemed exercised automatically prior to the expiration or termination of the Option without any notice to or from the Participant. Upon any such automatic exercise, the exercise price and applicable withholding taxes shall, unless the Committee provides otherwise, be paid in the form of a reduction in the number of shares issuable upon such exercise.

(f) Transferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, provided, however, the Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to an optionee to be on terms which permit transfer by such optionee to a Permitted Transferee, provided that (i) there may be no consideration for any such transfer (other than the receipt of or interest in a family partnership or limited liability company), (ii) the Award Agreement pursuant to which such options are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section 6.4(f), and (iii) subsequent transfers of transferred Options shall be prohibited. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of service of Sections 6.4(g) and (h) hereof, and the tax withholding obligations of Section 15.3 shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods specified in, Sections 6(g) and (h). The Company shall not be obligated to notify Permitted Transferee(s) of the expiration or termination of any Option. Further, all Options shall be exercisable during the Participant’s lifetime only by such Participant and, in the case of a Nonqualified Stock Option, by a Permitted Transferee. The designation of a person entitled to exercise an Option after a person’s death will not be deemed a transfer.

(g) Termination of Options. Any Option that is not exercised within whichever of the exercise periods specified in Article 11 is applicable shall terminate upon expiration of such exercise period.

(h) Purchase and Settlement Provisions. The Committee may at any time offer to purchase an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made. In addition, if an Award Agreement so provides at the Award Date or is thereafter amended to so provide, the Committee may require that all or part of the shares of Common Stock to be issued with respect to the exercise of an Option, with a value not greater than the Fair Market Value of the shares that are in excess of the aggregate Option Price, take the form of Performance Shares or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value of such Performance Shares or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

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ARTICLE 7
STOCK APPRECIATION RIGHTS

7.1 Awards of Stock Appreciation Rights or “SARs”. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one (1) share of Common Stock on the date of exercise over (b) the per-share exercise price of such SAR (the “SAR Price”) as determined by the Committee. No dividends or dividend equivalents shall be paid or credited on SARs. SARs may be granted in tandem with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in combination with all or any part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Award Date of a related Option must have a SAR Price that is no less than the Fair Market Value of one (1) share of Common Stock on the Award Date of such SAR.

7.2 Terms of SARs. Stock Appreciation Rights granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee shall from time to time approve, which Agreement shall comply with and be subject to the following terms and conditions:

(a) Participant’s Agreement. Each Participant who is an Employee shall agree to remain in the continuous employ of the Company for a period of at least twelve (12) months from the Award Date or until Retirement, if Retirement occurs prior to twelve (12) months from the Award Date.

(b) SAR Price. The SAR Price per share of Common Stock shall be determined by the Committee at the time of grant but shall not be less than one hundred percent (100%) of the Fair Market Value of one (1) share of Common Stock on the Award Date.

(c) Term. The term of each SAR shall be fixed by the Committee, but no SAR shall be exercisable more than ten (10) years after the Award Date.

(d) Exercisability and Settlement. The Committee shall determine, on the Award Date, the time or times at which and the circumstances under which a SAR may be exercised, in whole or in part (including based on the achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following Termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of Common Stock shall be delivered or deemed to be delivered to a Participant, regardless of whether a SAR shall be granted in tandem or in combination with any other Award, and any and all other terms and conditions of any SAR. Notwithstanding the foregoing, except as provided in Article 11 and Article 14, no SAR shall be exercisable either in whole or in part prior to the first anniversary of the Award Date.

7.3 Transferability. SARs shall be subject to the transfer conditions of Options set forth in Section 6.4(f) above.

ARTICLE 8
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1 Awards of Restricted Stock and Restricted Stock Units. Shares of Restricted Stock and Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the time or times at which grants of Restricted Stock or Restricted Stock Units will be made, the number of shares to be awarded, the price (if any) to be paid by the Participant, the time or times within which such Awards may be subject to forfeiture, the vesting schedule and rights to acceleration thereof (a “Restriction Period”), and all other terms and conditions of the Awards. The Committee may condition the grant of Restricted Stock or Restricted Stock Units upon the achievement of specific business objectives, measurements of individual or business unit or Company performances, or
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such other factors as the Committee may determine. The provisions of Restricted Stock or Restricted Stock Unit Awards need not be the same with respect to each Participant, and such Awards to individual Participants need not be the same in subsequent years. Notwithstanding the foregoing, and except for Awards of Restricted Stock or Restricted Stock Units granted to Nonemployee Directors or as provided in Article 11 and Article 14, Restricted Stock and Restricted Stock Units that vest upon the achievement of performance goals shall not vest, in full, in less than one (1) year from the Award Date.

8.2 Awards and Certificates. A prospective Participant selected to receive a Restricted Stock Award shall not have any rights with respect to such Award unless and until such Participant has executed an Award Agreement evidencing the Award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. Further, such Award shall be subject to the following conditions:

(a) Acceptance. Awards under this Article 8 must be accepted within a period of thirty (30) days (or such shorter period as the Committee may specify at grant) after the Award Date, by executing an Award Agreement and by paying whatever price (if any) the Committee has designated for such shares of Restricted Stock or Restricted Stock Units.

(b) Legend for Restricted Stock Awards. To the extent that ownership of Restricted Stock is evidenced by a book-entry registration or a similar registration, such registration shall be notated to evidence the restrictions imposed on such Award of Restricted Stock under this Plan and the applicable Award Agreement. If the Company issues, in the name of the Participant to whom the Restricted Stock has been granted, a stock certificate in respect of such shares of Restricted Stock, such certificate shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the MillerKnoll, Inc. 2026 Long-Term Incentive Plan and related Award Agreement entered into between the registered owner and the Company, dated __________. Copies of such Plan and Agreement are on file in the offices of the Company, 855 East Main Avenue, Zeeland, Michigan 49464.”

(c) Custody. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any award of Restricted Stock, the Participant shall have delivered a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such Award.

8.3 Rights of Holders of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such shares of Restricted Stock and the right to receive any dividends declared or paid with respect to such shares of Restricted Stock. Unless the Committee otherwise provides in an Award Agreement, dividends paid on Restricted Stock which vest or are earned based upon the passage of time or the achievement of performance goals shall not vest unless such Restricted Stock becomes vested. All stock distributions, if any, received by a Participant with respect to Restricted Stock as a result of any stock split, stock dividend, combination of stock, or other similar transaction shall be subject to the vesting conditions and restrictions applicable to such Restricted Stock.

8.4 Rights of Holders of Restricted Stock Units. Holders of Restricted Stock Units shall have no rights as shareholders of the Company, including the right to receive cash or dividend payments or distributions attributable to the shares of Common Stock subject to such Restricted Stock Units, or to direct the voting of the shares of Common Stock subject to such Restricted Stock Units. The Committee may provide in an Award Agreement evidencing a grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding shares of Common Stock, credit for the dividend for each such Restricted Stock Unit which is
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equal to the per-share dividend paid on such shares of Common Stock, in the form of additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Common Stock on the date that such cash dividend is paid. Such dividend accruals credited in connection with Restricted Stock Units which vest or are earned based upon the passage of time or the achievement of performance goals shall not vest unless such Restricted Stock Units become vested. A holder of Restricted Stock Units shall have no rights other than those of a general unsecured creditor of the Company. Restricted Stock Units shall represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

8.5 Delivery of Shares. Upon the expiration or termination of the Restriction Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to Restricted Stock or Restricted Stock Units settled in shares of Common Stock shall lapse, and, unless otherwise provided in the applicable Award Agreement, a book entry or direct registration or a share certificate evidencing ownership of such shares of Common Stock shall be issued, free of all such restrictions, to the Participant or such Participant’s beneficiary or estate, as the case may be.

ARTICLE 9
PERFORMANCE-BASED AWARDS

9.1 Performance-Based Awards. The Committee, at any time, and from time to time, may grant Performance-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine. Each grant of a Performance-Based Award shall have an initial value or target number of shares of Common Stock that is established by the Committee. The Committee shall establish (a) performance goals in its discretion which, depending on the extent to which they are achieved, shall determine the value and/or number of shares subject to a Performance-Based Award that will be paid out to the Participant, and (b) the “Performance Period,” which shall mean the period of time during which the performance goals must be achieved in order to determine the degree of payout after vesting with respect to any such Performance-Based Award.

9.2 Form of Payment and Timing of Performance-Based Awards. Payment of earned Performance-Based Awards shall be as determined by the Committee and as evidenced in the applicable Award Agreement. Earned Performance-Based Awards may be paid in shares of Common Stock and shall be payable, to the extent earned, at the close of the applicable Performance Period, or as soon as reasonably practicable after the Committee has determined that the performance goal or goals have been achieved. Any shares of Common Stock paid out under such Awards may be granted subject to any restrictions deemed appropriate by the Committee. No dividend payments or distributions shall be paid or accrued on Performance-Based Awards that are not yet earned or vested. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement.

9.3 Performance-Based Awards. The grant, exercise and/or settlement of Performance-Based Awards shall be contingent upon the achievement of pre-established performance goals and other terms set forth in this Section 9.3.

(a) Performance Goals Generally. The performance goals for Performance-Based Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each such criteria, as specified by the Committee, consistent with this Section 9.3 (“Performance Measures”). The Committee may determine that such Awards shall be granted, exercised and/or settled upon the achievement of any single performance goal or that two (2) or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted among Participants. The Committee also shall have the authority to provide for accelerated vesting of any Performance-Based Award based on the achievement of the Performance Measures specified in this Article 9.

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(b) Evaluation of Performance. The Committee may provide in any Performance-Based Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) a Change in Control; (b) a declaration and distribution of stock dividends or stock splits; (c) mergers, consolidations or reorganizations; (d) acquisitions or dispositions of material business units; (e) extraordinary, non-core, non-operating or non-recurring items; (f) infrequently occurring or extraordinary gains or losses; and (g) any restructuring.

(c) Adjustment of Awards. The Committee shall have the sole discretion to adjust Awards, either on a formula or discretionary basis, or on any combination thereof. In the event that applicable laws or regulations change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

ARTICLE 10
OTHER STOCK-BASED AWARDS

10.1 Other Awards. Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, Common Stock (“Other Stock-Based Awards”), may be granted either alone or in addition to other Awards under this Plan. Subject to the provisions of this Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the Awards. The Committee may also provide for the grant of Common Stock under such Awards upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each Participant and such Awards to individual Participants need not be the same in subsequent years.

10.2 Terms and Conditions. Other Stock-Based Awards made pursuant to this Article shall be set forth in an Award Agreement and shall be subject to the following terms and conditions:

(a) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, shares of Common Stock subject to Awards made under this Article 10 may not be sold, assigned, transferred, pledged, or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(b) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of this Plan and the Award Agreement, the recipient of an Award under this Article 10 shall be entitled to receive on a deferred basis, dividends or other distributions with respect to the number of shares of Common Stock covered by the Award, subject to the vesting conditions of the Award.

(c) Vesting. Any Award under this Article 10 and any Common Stock covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(d) Waiver of Limitation. In the event of the Participant’s Disability or death, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article 10.

(e) Price. Common Stock issued or sold under this Article 10 may be issued or sold for no cash consideration or such consideration as the Committee shall determine and specify in the Award Agreement.

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ARTICLE 11
TREATMENT OF AWARDS UPON AND SUBSEQUENT TO
TERMINATION OF SERVICE

11.1 Termination of Service for Reasons other than Retirement, Disability or Death. Except as otherwise provided by the Committee and as set forth in the Award Agreement, upon Termination of Service for any reason other than Retirement or on account of Disability or death, Awards under this Plan shall be treated as follows:

(a) Options and SARs. Each Option and SAR held by the Participant shall, to the extent rights to purchase shares under such Option and/or SAR have vested at the date of such Termination of Service but shall not have been fully exercised, be exercisable, in whole or in part, at any time and within a period of three (3) months following Termination of Service, subject to prior expiration of the term of such Option and/or SAR.

(b) Restricted Stock and Restricted Stock Units. Any shares of Restricted Stock or Restricted Stock Units held by the Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.

(c) Performance-Based Awards. Any Performance-Based Awards held by the Participant that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.

11.2 Termination of Service for Disability. Except as otherwise provided by the Committee and as set forth in the Award Agreement, upon Termination of Service by reason of Disability, Awards under this Plan shall be treated as follows:

(a) Options and SARs. Any Options or SARs held by a Participant as of the date of the Participant’s Disability shall become immediately vested as of such date. Each Option and SAR held by the Participant shall, to the extent rights to purchase shares under such Option and/or SAR have not been fully exercised, be exercisable in whole or in part, for a period of five (5) years following such Termination of Service, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after Disability, the Participant’s Options and/or SARs shall be exercisable in accordance with Section 11.4 below.

(b) Restricted Stock and Restricted Stock Units. Any shares of Restricted Stock or Restricted Stock Units held by a Participant as of the date of the Participant’s Disability shall become immediately vested as of such date.

(c) Performance Shares. The number of shares subject to a Participant’s Performance-Based Award shall be determined by multiplying the number of shares subject to that Award by a fraction, the numerator of which shall be the number of full calendar months that the Participant was employed by the Company or a Subsidiary, beginning on the Award Date and ending on the date of the Participant’s Termination of Service, and the denominator of which shall be the number of full calendar months during the Performance Period. The Participant’s actual number of shares subject to the Award (as prorated pursuant to the preceding sentence) shall vest, in full, at the end of the Performance Period.

11.3 Termination of Service for Retirement. Except as otherwise provided by the Committee and as set forth in the Award Agreement, upon Termination of Service by reason of Retirement, Awards under this Plan shall be treated as follows:

(a) Options and SARs. Each Option and SAR held by the Participant for a period of less than twelve (12) consecutive months after the Award Date shall be deemed vested by multiplying the number of shares subject to the Award by a fraction, the numerator of which is the number of full calendar
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months of employment or service subsequent to the date of the Award, and the denominator of which is twelve (12). Conditioned upon Participant’s compliance with the noncompete covenant set forth in the Award Agreement, each Option and SAR held by the Participant for a period of twelve (12) consecutive months or greater after the Award Date shall continue to vest in accordance with the stated vesting period, provided that such period shall not exceed five (5) years from the Participant’s Termination of Service. Conditioned upon Participant’s compliance with the noncompete covenant set forth in the Award Agreement, the Participant shall have the right to exercise such Option and/or SAR, to the extent vested, following the expiration of the noncompete covenant and prior to the fifth (5th) anniversary of the Participant’s Termination of Service, subject, however, to prior expiration according to its terms and other limitations imposed by the Plan. If the Participant dies after such Retirement, the Participant’s Options and/or SARs shall be exercisable in accordance with Section 11.4 below.

(b) Restricted Stock and Restricted Stock Units. Any shares of Restricted Stock or Restricted Stock Units held by the Participant for a period of less than twelve (12) consecutive months after the Award Date shall be deemed vested by multiplying the number of shares subject to the Award by a fraction, the numerator of which is the number of full calendar months of employment or service subsequent to the date of the Award, and the denominator of which is twelve (12). Any shares of Restricted Stock or Restricted Stock Units held by the Participant for a period of twelve (12) consecutive months or greater after the Award Date shall be deemed vested in full. Conditioned upon Participant’s compliance with the noncompete covenant set forth in the Award Agreement, the shares subject to the Restricted Stock or Restricted Stock Units shall be distributable to the Participant following the expiration of the noncompete covenant.

(c) Performance-Based Awards. The number of shares subject to a Participant’s Performance-Based Award that the Participant has held for a period of less than twelve (12) consecutive months after the Award Date shall be deemed vested by multiplying the number of shares subject to that Award by a fraction, the numerator of which shall be the number of full calendar months of employment or service that the Participant was employed by the Company or a Subsidiary, beginning on the Award Date and ending on the date of the Participant’s Termination of Service, and the denominator of which is twelve (12). Any Performance-Based Awards held by the Participant for a period of twelve (12) consecutive months or greater after the Award Date shall be deemed vested in full. If the Award is conditioned upon Participant’s compliance with a noncompete covenant set forth in the Award Agreement, the Participant’s actual number of shares subject to the Award shall vest, in full, at the end of the later of the Performance Period or the expiration of the noncompete covenant.

11.4 Termination of Service for Death. Except as otherwise provided by the Committee and as set forth in the Award Agreement, upon Termination of Service due to death, Awards under this Plan, shall be treated as follows:

(a) Options and SARs. Any Options or SARs held by a Participant at the date of death while employed by or in the service of the Company or any of its Subsidiaries shall become immediately vested as of such date. Each Option and SAR held by the Participant shall, to the extent rights to purchase shares under such Option and/or SAR have not been fully exercised, be exercisable, in whole or in part, by the personal representative or the estate of the Participant, or Permitted Transferee or by any person or persons who shall have acquired the Option directly from the Participant or Permitted Transferee by bequest or inheritance, only under the following circumstances and during the following periods: (i) if the Participant dies while employed by or in the service of the Company or any of its Subsidiaries, at any time within five (5) years after the date of death, or (ii) if the Participant dies during the extended exercise period following Termination of Service specified in Sections 11.2 and 11.3, at any time within the longer of such extended period or one (1) year after death, subject, however, in any case, to the prior expiration of the term of the Option and/or SAR and any other limitation on the exercise of such Option and/or SAR in effect at the date of exercise.

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(b) Restricted Stock and Restricted Stock Units. Any shares of Restricted Stock or Restricted Stock Units held by the Participant at the date of death while employed by or in the service of the Company or any of its Subsidiaries shall become immediately vested as of the date of death.

(c) Performance-Based Awards. The number of shares subject to a Participant’s Performance-Based Award shall be determined by multiplying the number of shares subject to that Award by a fraction, the numerator of which shall be the number of full calendar months of employment or service subsequent to the Award Date, and the denominator of which shall be the number of full calendar months during the Performance Period. The Participant’s actual number of shares subject to the Award (as prorated pursuant to the preceding sentence) shall vest, in full, at the end of the Performance Period.

ARTICLE 12
TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time amend, discontinue or terminate this Plan or any part thereof (including any amendment deemed necessary to ensure that the Company may comply with any applicable regulatory requirement); provided, however, that, unless otherwise required by law, the rights of a Participant with respect to Awards granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Participant and, provided further, without the approval of the Company’s shareholders, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan (except by operation of Article 14); (ii) change the definition of employees eligible to receive Awards under this Plan; or (iii) otherwise materially increase the benefits to Participants under the Plan. The Committee may amend the terms of any Award previously granted, prospectively or retroactively, but, subject to Article 14, no such amendment or other action by the Committee shall impair the rights of any Participant without the Participant’s consent. Awards may not be granted under the Plan after the date set forth in Section 1.3, but Awards granted prior to such date shall remain in effect or become exercisable pursuant to their respective terms and the terms of this Plan.

ARTICLE 13
UNFUNDED PLAN

This Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payment not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

ARTICLE 14
ADJUSTMENT PROVISIONS

14.1 Antidilution. If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of stock, exchange of stock, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of Common Stock effected without receipt of consideration by the Company, the number and kinds of shares of stock for which grants of Awards may be made under the Plan, including the share limits set forth in Article 4, shall be adjusted proportionately and accordingly by the Committee so that the proportionate interest of the Participant in such Award immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Price payable with respect to shares that are subject to the unexercised portion of such outstanding Options or SARs, as applicable, but shall include a corresponding proportionate adjustment in the per share Option Price or SAR Price, as the case may be. Notwithstanding
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the foregoing, in the event of any distribution to the Company’s shareholders of securities of any other entity or other asset (including an extraordinary dividend, but excluding a non-extraordinary dividend, declared and paid by the Company) without receipt of consideration by the Company, the Board or the Committee shall, in such manner as the Board or the Committee deems appropriate, adjust (a) the number and kind of shares of stock subject to outstanding Awards and/or (b) the aggregate and per share Option Price of outstanding Options and the aggregate and per share SAR Price of outstanding Stock Appreciation Rights as required to reflect such distribution.

14.2 Reorganization in Which the Company is the Surviving Entity Which Does Not Constitute a Change in Control. If the Company is the surviving entity in any reorganization, merger or consolidation of the Company with one or more entities which does not constitute a Change in Control, any Option, SAR, Restricted Stock or Restricted Stock Unit granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such Option, SAR, Restricted Stock or Restricted Stock Unit would have been entitled immediately following such transaction, with a corresponding, proportionate adjustment of the per share Option Price or SAR Price so that the aggregate Option Price or SAR Price thereafter shall be the same as the aggregate Option Price or SAR Price of the shares of Common Stock remaining subject to the Option or SAR as in effect immediately prior to such transaction. Subject to the contrary language in an Award Agreement, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Participant as a result of such transaction. In the event of any transaction referred to in this Section 14.2, Performance-Based Awards shall be adjusted (including any adjustment to the performance goals or Performance Measures applicable to such Awards deemed appropriate by the Committee) so as to apply to the securities that a holder of the number of shares of Common Stock subject to the Performance-Based Awards would have been entitled to receive immediately following such transaction.

In connection with a transaction under this Section 14.2 or transaction involving the acquisition by the Company of the equity interests of another enterprise, the Committee shall have the right to cause the Company to assume awards previously granted under a compensatory plan by another business entity that is a party to such transaction and to substitute Awards under the Plan for such awards. The number of shares of Common Stock available for issuance under the Plan pursuant to Section 4.1 shall be increased by the number of shares of Common Stock subject to any such assumed awards and substitute awards. Shares available for issuance under a shareholder-approved plan of a business entity that is a party to such transaction (as appropriately adjusted, if necessary, to reflect such transaction) may be used for Awards under the Plan and shall not reduce the number of Shares otherwise available for issuance under the Plan, subject to applicable rules of NASDAQ or of any stock exchange on which the Common Stock is listed.

14.3 Change in Control in Which Awards Are Not Assumed. Except as otherwise provided in the applicable Award Agreement, upon the occurrence of a Change in Control in which outstanding Awards are not being assumed or continued, the following provisions shall apply to such Awards:

(a) for Awards other than Performance-Based Awards,

(i) all outstanding Restricted Stock and Restricted Stock Units shall be deemed to have vested and the shares of Common Stock subject thereto shall be delivered immediately prior to the occurrence of such Change in Control, and fifteen (15) days prior to the scheduled consummation of such Change in Control, all outstanding Options and SARs shall become immediately exercisable and shall remain exercisable for a period of fifteen (15) days; or

(ii) the Committee may cancel any outstanding awards of Options, SARs, Restricted Stock and Restricted Stock Units and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee acting in good faith), in the case of Restricted Stock and Restricted Stock Units (for shares of Common Stock subject thereto) equal to the formula or fixed price per share paid or payable to holders of shares of Common Stock pursuant to such Change in Control and, in the case of Options or SARs, equal to the
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product of the number of shares of Common Stock subject to such Options or SARs (the “Award Stock”) multiplied by the amount, if any, by which (x) the formula or fixed price per share paid or payable to holders of shares of Common Stock pursuant to such transaction exceeds (y) the Option Price or SAR Price applicable to such Award Stock.

(b) For Performance-Based Awards, if less than half of the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved (or into unrestricted shares if no further restrictions apply). If at least half the Performance Period has lapsed, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares based on actual performance to date (or into unrestricted shares if no further restrictions apply). If actual performance is not determinable, such Performance-Based Awards shall be converted into Restricted Stock or Performance Shares assuming target performance has been achieved, based on the discretion of the Committee (or into unrestricted shares if no further restrictions apply).

(c) Other Stock-Based Awards shall be deemed to have vested in full and pay according to the terms of the applicable Award Agreement.

With respect to the Company’s establishment of an exercise window, (a) any exercise of an Option or SAR during the fifteen (15)-day period referenced above shall be conditioned upon the consummation of the applicable Change in Control and shall be effective only immediately before the consummation thereof, and (B) upon consummation of any Change in Control, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Committee shall send notice of an event that shall result in such termination to all Participants or Permitted Transferees who hold Options and SARs not later than the time at which the Company gives notice thereof to its shareholders.

14.4 Change in Control in which Awards are Assumed or the Company is the Surviving Entity. If a Change in Control occurs and the Company is the surviving entity and any adjustments necessary to preserve the intrinsic value of the Participant’s outstanding Awards have been made, or the Company’s successor at the time of the Change in Control irrevocably assumes the Company’s obligations under this Plan or replaces the Participants’ outstanding Awards with awards having substantially the same intrinsic value and having terms and conditions no less favorable to the Participant than those applicable to the Participants’ Awards immediately prior to the Change in Control, then such Awards or their replacement awards shall become immediately exercisable, in full, only if within two years after the Change in Control the Participant’s employment:

(a) is terminated without Cause;

(b) terminates with Good Reason; or

(c)    terminates under circumstances that entitle the Participant to accelerated exercisability under any individual employment agreement between the Participant and the Company, a Subsidiary, or any successor thereof.

14.5 Adjustments by Committee. Any adjustments pursuant to this Article 14 will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of any such adjustments. Only cash payments will be made in lieu of fractional shares.

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ARTICLE 15
GENERAL PROVISIONS

15.1 Legend. The Committee may require each person acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.2 No Right to Employment. Neither this Plan nor the grant of any Award hereunder shall give any Participant that is an Employee or other employee any right with respect to continuance of employment by the Company or any Subsidiary, nor shall there be a limitation in any way on the right of the Company or any Subsidiary of which an employee is employed to terminate the Participant’s employment at any time.

15.3 Withholding of Taxes. The Company shall have the right to take such action as it deems appropriate to ensure taxes are withheld and collected, including but not limited to, deducting from any payment to be made pursuant to this Plan, or otherwise requiring, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any federal, state or local taxes required by law to be withheld. Unless otherwise prohibited by the Committee, each Participant may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold from the shares otherwise issuable to the Participant a number of shares having a Fair Market Value as of the “Tax Date” up to the amount of the withholding tax obligation; or (c) delivering to the Company unencumbered shares owned by the Participant having a Fair Market Value, as of the Tax Date, up to the amount of the withholding tax obligation. The “Tax Date” shall be the date that the amount of tax to be withheld is determined.

15.4 No Assignment of Benefits. No Option, Award or other benefit payable under this Plan shall, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefits shall be void, and any such benefit shall not in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall it be subject to attachment or legal process for or against such person.

15.5 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws and in the courts of the state of Michigan.

15.6 Application of Funds. The proceeds received by the Company from the sale of shares of Common Stock pursuant to Awards granted under this Plan will be used for general corporate purposes.

15.7 Rights as a Shareholder. Except as otherwise provided in an Award Agreement, a
Participant shall have no rights as a shareholder of the Company until the Participant becomes the holder of record of Common Stock.

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15.8 Section 409A of the Code. The Company intends to administer this Plan in order to comply with Section 409A of the Code, or an exemption to Section 409A of the Code, with regard to Awards that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code. To the extent that the Company determines that a Participant would be subject to the additional twenty percent (20%) tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A of the Code as a result of any provision of any Award granted under the Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Committee.

88 MillerKnoll

© 2026 MillerKnoll, Inc. All rights reserved.
MillerKnoll, Herman Miller, , Knoll, colebrook bosson saunders, Design Within Reach, DWR, Edelman, fully, Geiger, HAY, Holly Hunt, KnollTextiles, maharam, muuto, naughtone, spinneybeck, and filzfelt are among the trademarks and registered U.S. trademarks of MillerKnoll, Inc. and its subsidiaries.
All other trademarks are the property of their respective owners.

HermanMiller Knoll colebrook bosson saunders DWR Edelman filzfelt
GEIGER HAY HOLLY HUNT KnollTextiles maharam MUUTO NaughtOne spinneybeck

MillerKnoll

MILLERKNOLL, INC.
ATTN: SHAREHOLDER SERVICES
855 EAST MAIN AVENUE
ZEELAND, MI 49464-0302

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on October 11, 2026, for shares held directly and by 11:59 P.M. Eastern Time on October 7, 2026, for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MLKN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on October 11, 2026, for shares held directly and by 11:59 P.M. Eastern Time on October 7, 2026, for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Must be received by October 7, 2026.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T02811-P53236

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MILLERKNOLL, INC.

Vote on Directors

	For All	Withhold All	For All Except
The Board of Directors recommends a vote "FOR" the listed nominees:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Director Vote

TO ELECT THREE DIRECTORS, EACH TO SERVE A THREE YEAR TERM EXPIRING IN 2029

01) Jeanne K. Gang
02) Michael R. Smith
03) Claire F. Spofford

Vote on Proposals

The Board of Directors recommends a vote "FOR" the proposals.	For	Against	Abstain
2. Proposal to approve, on an advisory basis, the Company's Named Executive Officer compensation.	☐	☐	☐
3. Proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2027.	☐	☐	☐
4. Proposal to approve the MillerKnoll, Inc. 2026 Long-Term Incentive Plan.	☐	☐	☐

The Proxies will vote the shares in accordance with the directions on this card. If a choice is not indicated, the Proxies will vote the shares "FOR" the nominees and "FOR" proposals 2, 3, and 4.

At their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T02812-P53236

**FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 12, 2026
AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF**

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MILLERKNOLL, INC.

By signing this card, voting by telephone or voting by Internet, the shareholder appoints John R. Hoke and Jacqueline H. Rice, and each of them, Proxies, with full power of substitution, to vote all of the shares of MillerKnoll, Inc. Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Monday, October 12, 2026, at 10:30 a.m. ET at www.virtualshareholdermeeting.com/MLKN2026, and any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters listed on the reverse side of this card and described in the company's proxy statement, subject to any directions indicated on the reverse side of this card.

Continued and to be signed on reverse side